Exhibit 10.1

EXECUTION VERSION

ASSET PURCHASE AGREEMENT

BY AND BETWEEN

ATP OIL & GAS CORPORATION

AS SELLER

AND

CREDIT SUISSE AG

AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

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EXHIBITS

Exhibit A	Part 1	Leases and Wells
Exhibit A	Part 2	Overriding Royalty Interests and Net Profits Interests
Exhibit A	Part 3	Permits, Servitudes, Rights-of-Use, Easements and Rights-of-Way
Exhibit A	Part 4(a)	Assigned Contracts
Exhibit A	Part 4(b)	Excluded Contracts
Exhibit A	Part 5	Intellectual Property
Exhibit B	—	Form of Sale Order

SCHEDULES

Schedule 1.01A	—	Seller’s Knowledge
Schedule 1.01B	—	Assumed Seller Taxes
Schedule 1.01C	—	Liens on Assets
Schedule 4.01	—	Schedules Relating to Seller’s Representations and Warranties
Schedule 4.02	—	Schedules Relating to Buyer’s Representations and Warranties
Schedule 5.01	—	Interim Operations

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ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is made and entered into this 20th day of June, 2013, by and between ATP Oil & Gas Corporation, a Texas corporation (“Seller”), and Credit Suisse AG, exclusively in its capacity as administrative agent and collateral agent for the Lenders under the DIP Credit Agreement (the “Administrative Agent”). For purposes hereof, “Buyer” will be a Person designated by the Administrative Agent, at the direction of the Required Lenders and on behalf of the Lenders to receive the Assets and assume the Assumed Obligations, as promptly as practicable after the date hereof and in accordance with Section 5.12. Seller, the Administrative Agent and, on and after the Joinder Date, Buyer, are sometimes referred to herein, collectively, as the “Parties” and, individually, as a “Party.” In respect of Buyer, all references to the “date hereof” or the “date of this Agreement” shall refer to the Joinder Date, unless the context otherwise requires or as specifically provided otherwise.

W I T N E S S E T H:

WHEREAS, Seller is the owner of certain oil and gas assets and other assets located in the Gulf of Mexico and elsewhere in the world;

WHEREAS, Seller holds all of the Purchased Equity;

WHEREAS, Seller is the subject of a case under the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. §§ 101 through 1532, as may have been or are amended from time to time (the “Bankruptcy Code”) before the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”) as Case No. 12-36187 (the “Bankruptcy Case”), and is subject to the jurisdiction thereof;

WHEREAS, the transactions contemplated hereunder are subject to the authorization and approval of the Bankruptcy Court;

WHEREAS, Buyer desires to purchase and Seller desires to sell all of the Assets (as hereinafter defined) in accordance with the terms and conditions of this Agreement and the orders of the Bankruptcy Court with respect thereto;

WHEREAS, Buyer desires to credit bid a portion of the obligations secured by the DIP Credit Agreement and to agree to pay a specified amount in cash to satisfy legitimate Liens on the Assets that are ranked senior to the DIP Claims; and

WHEREAS, pursuant to the Bidding Procedures Order and under the Bankruptcy Code, Buyer is entitled to exercise its credit bid right pursuant to Section 363(k) of the Bankruptcy Code on account of its DIP Claims (the “Credit Bid”).

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Party, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Accounting Arbitrator” shall have the meaning given that term in Section 7.02(f).

“Accounts Receivable” shall mean any and all accounts receivable of Seller, including all trade accounts, notes and other receivables and indebtedness for borrowed money or overdue accounts receivable, in each case owing to Seller and all Claims relating thereto or arising therefrom.

“Adjusted Purchase Price” shall have the meaning given that term in Section 3.01.

“Administrative Agent” shall have the meaning given that term in the preamble.

“AFEs” shall have the meaning given that term in Section 4.01(o).

“Affiliate” shall mean any Person that, directly or indirectly, through one or more entities, controls, is controlled by or is under common control with the Person specified. For the purpose of the immediately preceding sentence, the term “control” and its syntactical variants mean the power, direct or indirect, to direct or cause the direction of the management of such Person, whether through the ownership of voting securities, by Contract, agency or otherwise. For the purposes of construing this Agreement, the Administrative Agent and Buyer shall be deemed not to be Affiliates of each other.

“Agreement” shall have the meaning given that term in the preamble.

“Allocation” shall have the meaning given that term in Section 3.02.

“Assets” shall have the meaning given that term in Section 2.02.

“Assigned Contracts” shall have the meaning given that term in Section 2.02(f).

“Assignment” shall have the meaning given that term in Section 7.03(a).

“Assumed Encumbrances” shall mean any of the following:

(a) any easements, rights-of-way, servitudes, Permits and other similar rights under applicable Law, in each case, that exist of record and burden the Assets, for the purposes of pipelines, transmission lines or other similar fixtures that do not, individually or in the aggregate, materially impair the use of the Assets to which they relate as currently used;

(b) all lessors’ royalties reserved in the Leases and all overriding royalties, net profits interests, carried interests, production payments and reversionary interests in each case as set forth in Exhibit A—Part 2, to the extent the same are valid, properly recorded and burden the Leases; and

(c) liens and encumbrances arising under any Contract or Lease assumed and assigned to Buyer under this Agreement (other than any liens or encumbrances on Assets that are ranked junior to the DIP Claims).

“Assumed Obligations” shall have the meaning given that term in Section 10.01.

“Assumed Seller Taxes” shall mean unpaid Non-Income Taxes or Production Taxes attributable to Tax periods ending prior to the Closing Date that have given rise to a Lien reflected on Schedule 1.01B.

“ATP Israel” shall mean ATP East Mediterranean B.V., a Dutch private company with limited liability.

“ATP Israel Subs” shall mean ATP East Mediterranean Number 1 B.V., a Dutch private company with limited liability, ATP East Mediterranean Number 2 B.V., a Dutch private company with limited liability, and ATP East Mediterranean Number 3 B.V., a Dutch private company with limited liability.

“ATP Netherlands” shall mean ATP Oil & Gas (Netherlands) B.V., a Dutch private company with limited liability.

“ATP UK” shall mean ATP Oil & Gas (UK) Company, a UK limited company.

“Auction” shall have the meaning given that term in the Bidding Procedures Order.

“Bankruptcy Case” shall have the meaning given that term in the preamble.

“Bankruptcy Code” shall have the meaning given that term in the preamble.

“Bankruptcy Court” shall have the meaning given that term in the preamble.

“Bankruptcy Sale Motion” shall have the meaning given that term in Section 4.01(w).

“Bidding Procedures Order” shall have the meaning given that term in Section 4.01(x).

“BOEM Amount” shall mean an amount equal to the aggregate amount of financial assurance provided by Buyer to BOEM/BSEE with respect to certain Excluded Assets.

“BOEM Condition” shall mean the condition set forth in Section 6.02(d).

“BOEM/BSEE” shall mean United States Department of Interior Bureau of Ocean Energy Management and Bureau of Safety and Environmental Enforcement, and any successor Governmental Authority.

“BOEM/BSEE Trusts” shall mean those trusts established pursuant to the Decommissioning Trust Agreements, as amended, supplemented or restated from time to time, effective as of November 15, 2012, among Seller, JPMorgan Chase Bank, N.A. and The United States of America, acting by and through the BOEM/BSEE, entered by the Bankruptcy Court on November 29, 2012 and as amended on March 28, 2013.

“BOEM/BSEE Trust Proceeds” shall have the meaning given that term in Section 2.02(g).

“BP” shall mean, collectively, BP Exploration & Production Inc., BP America Production Company, BP p.l.c. and their respective Affiliates.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in New York, New York or Houston, Texas are authorized or obligated by Law to close.

“Buyer” shall mean the Person designated by the Administrative Agent pursuant to Section 5.12.

“Buyer Material Adverse Effect” shall mean any change, effect, state of facts, occurrence, event or circumstance that prevents or materially impedes the consummation by Buyer of the transactions contemplated by this Agreement.

“Buyer Representatives” shall mean Buyer and its members, partners or shareholders, as the case may be, and its Affiliates, and its and their respective successors and assigns, and the officers, board of directors and/or managers, employees, agents and representatives of all of the foregoing Persons.

“Claim” shall mean a right to (i) a payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

“Clipper Escrow” shall mean that certain escrow agreement dated December 1, 2011 by and among, Seller, Stephens Production Company, L.L.C. and JPMorgan Chase Bank, NA, as escrow agent, established pursuant to that certain Settlement Agreement, Mutual Release and Indemnification agreement dated as of October 31, 2011 by and between Seller and Stephens Production Company, L.L.C.

“Closing” shall have the meaning given that term in Section 7.01.

“Closing Cash Payment” shall have the meaning given that term in Section 3.01.

“Closing Date” shall have the meaning given that term in Section 7.01.

“Closing Escrow Amount” shall have the meaning given that term in Section 3.01.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Contract Cure Amount” shall mean, with respect to any Assigned Contract, the amounts required to be paid, if any, in connection with the assumption and assignment of such Assigned Contract pursuant to Section 365 of the Bankruptcy Code.

“Contracts” shall mean all written or oral contracts, leases, subleases, licenses, indentures, agreements, instruments, commitments and other legally binding arrangements.

“Credit Bid” shall have the meaning given that term in the preamble.

“Debt Facilities” shall mean the following, together with all amendments, forbearances and other modifications thereto:

(a) the DIP Credit Agreement, together with all collateral and security documents executed in connection therewith;

(b) the Prepetition Hedge Obligations; and

(c) the Senior Second Lien Notes.

“Deepwater Horizon Spill” shall mean the blowout of BP’s Macondo well and the resulting explosion of the Deepwater Horizon in the Gulf of Mexico.

“Defensible Title” shall mean such title of Seller that, subject to and except for the Permitted Encumbrances:

(a) with respect to any Well (but limited to any currently producing intervals):

(i) entitles Seller to receive not less than the percentage set forth in Exhibit A—Part 1, as the net revenue interest for such Well of all Hydrocarbons produced and saved from such Well, without reduction of such interest throughout the duration of the life of such Well, except (A) as set forth in Exhibit A—Part 1 and (B) decreases in connection with those operations in which Seller may from and after the date of this Agreement be a non-consenting co-owner;

(ii) obligates Seller to bear not greater than the working interest for such Well (shown in Exhibit A—Part 1), without increase throughout the duration of the life of such Well, except (A) as set forth in Exhibit A—Part 1, (B) increases resulting from contribution requirements with respect to defaulting or non-consenting co-owners under applicable operating agreements, and (C) increases to the extent that they are accompanied by a proportionate increase in Seller’s corresponding net revenue interest (set forth in Exhibit A—Part 1); and

(b) with respect to any Property, is free and clear of all Liens (other than Permitted Encumbrances).

“Delinquent ORRIs/NPIs” shall have the meaning given that term in Section 4.01(j).

“Delivery Date” shall have the meaning given that term in Section 5.14.

“DIP Claims” shall mean (i) the aggregate principal amount of obligations outstanding under the DIP Credit Agreement, together with accrued interest and any other Claim with respect to the DIP Credit Agreement, (ii) the aggregate principal amount of obligations outstanding under the Prepetition Hedge Obligations that rank pari passu with the DIP Credit Agreement and (iii) any Liens securing the foregoing.

“DIP Credit Agreement” shall mean that certain Senior Secured Superpriority Priming Debtor-in-Possession Credit Agreement dated as of August 29, 2012, by and among Seller, as borrower, the lenders from time to time party thereto, and the Administrative Agent, together with all collateral or security documents executed in connection therewith by Seller or its Affiliates, as amended, supplemented and modified from time to time.

“DIP Order” shall mean the Final Order of the Bankruptcy Court approving the DIP Credit Agreement entered by the Bankruptcy Court on September 20, 2012, as amended.

“Disgorged Payment” shall have the meaning given that term in Section 8.02(b).

“Dispute Notice” shall have the meaning given that term in Section 7.02(e).

“DOJ” shall mean the Department of Justice.

“Environmental Laws” shall mean applicable federal and state statutes and regulations and applicable local statutes, regulations and/or ordinances relating to the protection of human health and the environment, including the Clean Air Act, the Clean Water Act, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the

Occupational Safety and Health Act of 1970, the Resource Conservation and Recovery Act of 1976, the Safe Drinking Water Act, the Toxic Substances Control Act and the Oil Pollution Act of 1990. The term “Environmental Laws” shall also include all amendments to any of the foregoing that are adopted prior to the date of this Agreement, but shall not include any Law not in effect as of the date of this Agreement.

“Escrow Agreement” shall mean an escrow agreement to be entered into as of the Closing by Buyer and the Escrow Agent in a form to be mutually agreed upon by them.

“Escrow Agent” shall mean JPMorgan Chase Bank, NA.

“Excluded Assets” shall have the meaning given that term in Section 2.03.

“Excluded Contracts” shall have the meaning given that term in Section 2.03(c).

“Excluded Properties” shall mean Seller’s interests in any oil and gas leases (other than the Leases), any interests in any units or pooled or communitized properties arising on account of such leases having been unitized or pooled into such units or with such lands (other than the Unit Interests) and any oil and gas wells attributable to such leases or such other interests (other than the Wells).

“Exclusivity Termination Date” shall have the meaning given that term in Section 5.15(a).

“Facilities” shall have the meaning given that term in Section 2.02(c).

“Files” shall have the meaning given that term in Section 2.02(h).

“Final Adjustments” shall have the meaning given that term in Section 7.02(e).

“Final Order” shall mean an order of the Bankruptcy Court as to which the time to appeal has expired and as to which no appeal, petition for certiorari, or other proceedings for reconsideration shall then be pending.

“Final Purchase Price” shall mean the Adjusted Purchase Price as further adjusted in accordance with Section 7.02(g) and clause (y) of Section 3.01.

“Final Settlement Statement” shall have the meaning given that term in Section 7.02(e).

“FTC” shall mean the Federal Trade Commission.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

“Gomez” shall mean the Excluded Properties consisting of and related to the oil and gas leases covering Mississippi Canyon 711, Mississippi Canyon 754 and Mississippi Canyon 755.

“Governmental Authority” shall mean any federal, state, county or municipal government or any court of competent jurisdiction, regulatory or administrative agency, quasi-governmental body, board, bureau, department, commission or other governmental authority.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time, and the rules and regulations thereunder.

“HSR Condition” shall mean the condition set forth in Section 6.03(c).

“Hydrocarbons” shall mean oil, gas, casinghead gas, condensate, sulfur, and other liquid or gaseous hydrocarbons, or any of them or any combination thereof, and all products and substances extracted, separated, processed and produced therefrom.

“Imbalance” shall mean any (i) imbalance at the wellhead between the amount of Hydrocarbons produced from a Well and taken by Seller and allocated to the Assets and the amount of Hydrocarbons produced from a Well and allocable to Seller’s interest therein and (ii) imbalance between the amount of Hydrocarbons delivered by Seller to any pipeline and allocated to the Assets and the amount of Hydrocarbons scheduled to be delivered by Seller with respect to the Assets.

“Income Taxes” shall mean Taxes other than Non-Income Taxes, Production Taxes and Transfer Taxes.

“Indirect Subsidiaries” shall mean ATP Israel, the ATP Israel Subs and Titan Sub.

“Intellectual Property” shall mean: (a) all patents, patent applications and invention disclosures worldwide, together with all reissues, continuations, continuations-in-part, divisionals, supplementary protection certificates, extensions and re-examinations thereof; (b) all registered and unregistered trademarks, service marks, trade names, logos, trade dress and slogans, worldwide, and registrations and applications for registration thereof and any and all goodwill associated therewith; (c) all copyrights in copyrightable works, and all other rights of authorship recognized by statute or otherwise, and all applications, registrations and renewals in connection therewith; (d) all mask works and semiconductor chip rights, and all applications, registrations and renewals in connection therewith; (e) all trade secrets and confidential information, including ideas, research and development, know-how, and marketing plans and proposals, confidential inventions, technical information, processes, drawings, technology, research studies, computer programs, marketing studies, and customer lists; (f) domain names and uniform resource locators, and all contractual rights to the foregoing; (g) all seismic and geotechnical data and rights, to the extent the same is assignable without payments of fees or penalties or other liability; and (h) all other intellectual property rights relating to any or all of the foregoing.

“Interim Period” shall mean that period commencing on the date of the execution of this Agreement and terminating upon the earlier of the Closing or the termination of this Agreement.

“IRS” shall mean the Internal Revenue Service.

“Joinder Date” shall have the meaning given that term in Section 5.12.

“Knowledge” shall mean, with respect to Seller, the actual knowledge (after reasonable inquiry) of the Persons listed on Schedule 1.01A hereto and, with respect to Buyer, the actual knowledge (after reasonable inquiry) of the executive officers of Buyer.

“KPMG” shall have the meaning given that term in Section 7.02(f).

“Law” shall mean any applicable principle of common law, statute, law, rule, regulation, ordinance, order, code, notice to lessee, ruling, writ, injunction, decree or other official act of or by any Governmental Authority.

“Leases” shall mean Seller’s interests in (i) the oil and gas leases set forth on Exhibit A—Part 1 (including, for the avoidance of doubt, all of Seller’s Record Title Interest, Operating Rights, Working Interests and Net Revenue Interests together with any additional interests of Seller in such leases acquired after the date hereof, including as a result of the ORRI/NPI Claims) and (ii) those certain Petroleum Licenses located offshore the State of Israel set forth on Exhibit A—Part 1.

“Lenders” shall have the meaning given that term in the DIP Credit Agreement.

“Liabilities” shall mean any and all claims, causes of action, payments, charges, judgments, assessments, liabilities, losses, damages, penalties, fines, costs and expenses, debts and obligations (whether direct or indirect, known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due), including any attorneys’ fees, legal or other expenses incurred in connection therewith and including liabilities, costs, losses and damages for personal injury or death or property damage.

“Liens” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, lien (statutory or otherwise), security interest or other charge or encumbrance, any financing lease having substantially the same economic effect as any of the foregoing, any assignment of the right to receive income, any other type of preferential arrangement, or any right-of-way, easement, encroachment or encumbrance of any kind.

“Material Adverse Effect” shall mean (i) any change, effect, state of facts, occurrence, event or circumstance that results or is reasonably likely to result, individually or in the aggregate, in a material adverse effect on the value, use, ownership or operation of the Assets, taken as a whole, or (ii) any change, effect, state of facts, occurrence, event or circumstance that prevents or materially impedes the consummation by Seller of the transactions contemplated by this Agreement; provided, however, that no change, effect, state of facts, occurrence, event or circumstance, individually or in the aggregate, that arises or results from the following shall be deemed to constitute or be considered in determining whether a Material Adverse Effect has occurred pursuant to clause (i) above: (a) changes in general economic, capital market or political conditions that, in any case, do not materially disproportionately affect the Assets in the Gulf of Mexico as compared to similarly situated properties in the Gulf of Mexico; (b) changes that affect generally the oil and gas industry in the Gulf of Mexico that, in any case, do not materially disproportionately affect the Assets as compared to similarly situated properties in the Gulf of Mexico; (c) the declaration by the United States of a national emergency or acts of war or terrorism or acts of God that, in any case, do not materially disproportionately affect the Assets; (d) the entry into or announcement of the transactions contemplated by this Agreement; (e) changes in GAAP; (f) any changes in commodity prices, including any Hydrocarbons or other commodities relating to the Assets; or (g) changes relating to or arising from (x) the filing, pendency or conduct of the Bankruptcy Case or (y) the fact that Seller is operating as a debtor-in-possession under the Bankruptcy Code.

“Material Contract” shall mean the following (excluding any Contract executed as part of the Debt Facilities):

(a) any Assigned Contract that (i) can reasonably be expected to result in aggregate payments by Seller or any Purchased Entity with respect to the Assets of more than $300,000 during the current fiscal year and (ii) cannot be terminated without penalty on 60 days or less notice;

(b) any Assigned Contract that can reasonably be expected to result in aggregate revenues to Seller or any Purchased Entity with respect to the Assets of more than $300,000 during the current fiscal year;

(c) any Assigned Contract containing any provision that materially limits the ability of Seller, any Purchased Entity or any of their respective Affiliates to engage in any business activity or compete with any Person;

(d) any purchase and sale, transportation, processing, refining or similar Assigned Contract (in each case) relating to the Assets to which Seller or any Purchased Entity is a party that is not terminable without penalty on 60 days or less notice;

(e) any indenture, mortgage, loan, note, credit, sale-leaseback or similar Assigned Contract (in each case) to which any of the Assets are subject and all related security agreements or similar agreements associated therewith; and

(f) any Assigned Contract between Seller or an Affiliate of Seller, on the one hand, and Seller or any Purchased Entity, on the other hand, that will not be terminated on or prior to Closing and that binds the Assets.

“Net Revenue Interest” shall mean the share of Hydrocarbons after all lessor’s royalties and the burdens identified as “Permitted Encumbrances” have been deducted from the Working Interest.

“Netherlands Shares” shall have the meaning given that term in Section 5.15(a).

“Netherlands Shelf Assets” shall mean ATP Netherlands’ interests in (i) the Netherlands Continental Shelf Production License Block L6-D and any assets, bank accounts, licenses, data, contracts and liabilities exclusively related thereto, (ii) the current employees of ATP Netherlands and (iii) the office space and furniture, as well as ICT telecommunications equipment (including email server, software licences and mobile phones) located at Dokweg 31b, 1976 CA IJmuiden, Netherlands.

“Netherlands Transferred Assets” shall have the meaning given that term in Section 5.15(a).

“Non-Income Taxes” shall mean ad valorem, property, excise and similar Taxes, and shall exclude Production Taxes, Transfer Taxes and Taxes based upon, measured by, or calculated with respect to (i) net income, profits or similar measures or (ii) multiple bases (including corporate franchise, business and occupation, business license or similar Taxes) if one or more of the bases on which such Tax is based, measured or calculated is described in clause (i), in each case together with any interest, penalties, or additions to such Tax.

“Notice” shall have the meaning given that term in Section 5.15(c).

“ONE” shall have the meaning given that term in Section 5.15(a).

“ONE Purchase Agreements” shall have the meaning given that term in Section 5.15(c).

“ONE Transactions” shall have the meaning given that term in Section 5.15(a).

“Operating Rights” shall mean a Working Interest in a federal lease that (a) has a beginning and ending depth and (b) does not include the contractual right to unitize, relinquish or terminate the federal lease.

“Organizational Documents” shall mean the articles of incorporation, certificate of incorporation, certificate of formation, bylaws, operating agreement, certificate of limited partnership, partnership agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a Person, including any amendments, supplements or modifications thereto.

“ORRI/NPI Claims” shall mean all claims, counterclaims and rights to setoff, whether asserted or unasserted, contingent or fixed, known or unknown, relating to or challenging the validity of overriding royalty interests, net profits interests or similar burdens on the Assets, including those set forth on Exhibit A—Part 2.

“Other Parties” shall have the meaning given that term in Section 4.01(n).

“Outside Date” shall mean the date that is 75 days after the date of this Agreement; provided, however, that in the event that the HSR Condition or the BOEM Condition shall not have been satisfied or waived by Buyer by the date that is 75 days after the date of this Agreement but all of the other conditions set forth in Sections 6.01, 6.02 and 6.03 shall have been satisfied or waived (or were capable of being satisfied if the Closing were to occur on such date), the Outside Date shall be the date that is 135 days after the date of this Agreement.

“Parties” shall have the meaning given that term in the preamble.

“Permit” shall mean any permit, license, franchise, certificate, approval or authorization from any Governmental Authority.

“Permitted Encumbrances” shall mean any of the following:

(a) the terms, conditions, restrictions, exceptions, reservations, limitations and other matters expressly set forth in any Assigned Contract or any recorded agreements, instruments and documents that create or reserve to Seller its interests in any of the Assets, including the Leases and assignments thereof, to the extent that such agreements, instruments and documents do not operate to reduce any net revenue interest of Seller (as set forth in Exhibit A—Part 1), increase any working interest of Seller (as set forth in Exhibit A—Part 1) without a proportionate increase in the corresponding net revenue interest of Seller or otherwise, individually or in the aggregate, materially impair the use of the Assets to which they relate as currently used;

(b) any (i) undetermined or inchoate Liens constituting or securing the payment of expenses that were incurred incidental to maintenance, development, production or operation of the Assets or for the purpose of developing, producing or processing Hydrocarbons therefrom or therein, and (ii) materialman’s, mechanic’s, repairman’s, vendor’s, construction, employee’s, contractor’s, operator’s or other similar Liens for the payment of expenses, in the case of each of (i) or (ii), arising in the ordinary course of business that are not yet delinquent;

(c) any Liens for Taxes or assessments not yet delinquent or that are set forth on Schedule 1.01B;

(d) any Liens in the ordinary course of business, (i) created by Law or (ii) reserved in oil and gas leases for royalties, bonuses or rentals or created to secure compliance with the terms of the agreements, instruments and documents that create or reserve to Seller its interests in the Assets or govern the operation thereof and that are disclosed on Schedule 1.01C, that, in each case, (x) do not, individually or in the aggregate, materially impair the use of the Assets to which they relate as currently used, and (y) if they constitute security for any obligations, such obligations are not yet delinquent or Seller is not in default thereof;

(e) any obligations or duties affecting the Assets to any Governmental Authority with respect to any Permit and all applicable Laws;

(f) any obligations or duties solely to the extent related to the Assets and arising under the BOEM/BSEE Trusts or the underlying trust agreements as in effect on the date hereof or as amended, supplemented or modified with the prior written consent of Buyer;

(g) any easements, rights-of-way, servitudes, Permits and other similar rights under applicable Law for the purposes of pipelines, transmission lines or other similar fixtures that do not, individually or in the aggregate, materially impair the use of the Assets to which they relate as currently used;

(h) all lessors’ royalties, overriding royalties, net profits interests, carried interests, production payments and reversionary interests set forth in Exhibit A—Part 2 to the extent the same are valid, properly recorded and burden the Leases;

(i) preferential rights to purchase and Third Party consents to assignments or similar agreements set forth on Schedule 4.01(p);

(j) conventional rights of reassignment;

(k) Liens arising in the ordinary course of business and other restrictions under all Assigned Contracts, including: all production sales Contracts; division orders; Contracts for sale, purchase, exchange, refining or processing of Hydrocarbons; unitization and pooling designations, declarations, orders and agreements; operating agreements; farmout agreements; agreements of development; area of mutual interest agreements; gas balancing or deferred production agreements; processing agreements; plant agreements; pipeline, gathering and transportation agreements; injection, repressuring and recycling agreements; carbon dioxide purchase or sale agreements; salt water or other disposal agreements; seismic or geophysical permits or agreements; and any and all other agreements that, in each case, (i) do not operate to reduce any net revenue interest of Seller (as set forth in Exhibit A—Part 1), increase any working interest of Seller (as set forth in Exhibit A—Part 1) without a proportionate increase in the corresponding net revenue interest of Seller, (ii) do not, individually or in the aggregate, materially impair the use of the Assets to which they relate as currently used, and (iii) if they constitute security for any obligations, such obligations are not yet delinquent; and

(l) any Liens that will be released on or before the Closing.

“Person” shall mean an individual, corporation, partnership, association, trust, limited liability company or any other entity or organization, including government or political subdivisions or an agency, unit or instrumentality thereof.

“Prepetition Hedge Obligations” shall mean those hedging obligations under that certain ISDA Master Agreement, dated March 29, 2011, between Macquarie Bank Limited and Seller, plus interest thereon and unpaid fees, costs and expenses in respect thereof, which Prepetition Hedge Obligations are secured on a pro rata basis by the liens and other security securing the amount outstanding under the Amended and Restated Credit Agreement, dated as of June 18, 2010 and amended and restated as of March 9, 2012 (as amended, supplemented or otherwise modified from time to time).

“Production Taxes” shall mean severance, production and similar Taxes based upon or measured by the production of Hydrocarbons.

“Properties” shall have the meaning given that term in Section 2.02(b).

“Property Taxes” shall have the meaning given that term in Section 12.01(a).

“Purchase Price” shall have the meaning given that term in Section 3.01.

“Purchase Price Reductions” shall have the meaning given that term in Section 7.02(b).

“Purchased Entities” shall mean ATP Netherlands, Titan and the Indirect Subsidiaries.

“Purchased Equity” shall mean any shares of capital stock or other equity interests of each of ATP Netherlands and Titan.

“Record Title Interest” shall mean an ownership interest in a federal lease that (a) applies as to all depths, (b) includes the right to unitize, relinquish and terminate the federal lease and (c) is a Working Interest except as to any depths covered by Operating Rights.

“Rejected Assets” shall have the meaning given that term in Section 2.02.

“Required Lenders” shall have the meaning given that term in the DIP Credit Agreement.

“Sale Order” shall mean an order of the Bankruptcy Court granting the Bankruptcy Sale Motion, approving and authorizing Seller to consummate the transactions contemplated hereby, and authorizing the assumption and assignment of the Assigned Contracts, in the form annexed hereto as Exhibit B. Such order shall provide, among other things, that (i) the Assets sold to Buyer pursuant to this Agreement shall be transferred to Buyer free and clear of any Claims and Liens (other than the Assumed Encumbrances), (ii) Buyer is a “good faith” purchaser entitled to the protections afforded by Section 363(m) of the Bankruptcy Code and under other applicable Bankruptcy and non-Bankruptcy Law and (iii) the portion of the DIP Claims in excess of the amount expressly stated to be bid as part of the Credit Bid shall remain (a) outstanding against Seller and any of its assets not purchased and (b) protected by and entitled to the benefit of the terms and provisions of the DIP Order and DIP Credit Agreement.

“Seller” shall have the meaning given that term in the preamble.

“Seller Employees” shall have the meaning given that term in Section 5.11.

“Seller Representatives” shall mean Seller and its members, partners or shareholders, as the case may be, and its Affiliates and its and their respective successors and assigns, and the officers, board of directors and/or managers, employees, agents and representatives of all of the foregoing Persons.

“Senior Second Lien Notes” shall mean those certain 11.875% Senior Second Lien Notes due 2015 governed by that certain Indenture dated as of April 23, 2010 among Seller, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent, together with all collateral or security documents executed in connection therewith by Seller or its Affiliates.

“Straddle Period” shall mean any Tax period that includes, but does not end on, the Closing Date.

“Subsidiary” of any Person shall mean another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person or by another Subsidiary of such first Person.

“Tax Proceeding” shall have the meaning given that term in Section 12.01(b).

“Tax Returns” shall mean any report, return, information statement, schedule, attachment, payee statement or other information required to be provided to any Taxing Authority with respect to Taxes or any amendment thereof, including any return of an affiliated, combined or unitary group, and any and all work papers relating to any Tax Return.

“Taxes” shall mean (a) any taxes, assessments and other governmental charges imposed by any Taxing Authority, including net income, gross income, profits, gross receipts, license, employment, stamp, occupation, premium, alternative or add-on minimum, ad valorem, real property, personal property, transfer, real property transfer, value added, sales, use, environmental (including taxes under Section 59A of the Code), customs, duties, capital stock, franchise, excise, withholding, social security (or similar), unemployment, disability, payroll, fuel, excess profits, windfall profit, severance, estimated or other tax, including any interest, penalty or addition thereto, whether disputed or not, and any expenses incurred in connection with the determination, settlement or litigation of the Tax liability, (b) any obligations under any agreements or arrangements with respect to Taxes described in clause (a) above, and (c) any transferee liability in respect of Taxes described in clauses (a) and (b) above or payable by reason of assumption, transferee liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law) or otherwise.

“Taxing Authority” shall mean, with respect to any Tax, a Governmental Authority that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity, including any Governmental Authority that imposes, or is charged with collecting, Social Security or similar charges or premiums.

“Third Party” shall mean any Person other than a Party to this Agreement or an Affiliate of a Party to this Agreement.

“Titan” shall mean ATP Titan Holdco, LLC, a Delaware limited liability company.

“Titan Sub” shall mean ATP Titan, LLC, a Delaware limited liability company.

“Title Defect” shall mean any failure of Seller to have Defensible Title to any Property. Notwithstanding the foregoing, none of the following shall constitute a Title Defect: (a) the loss of or reduction of interest in any Well or other Property following the date hereof due to: (i) any election or decision made by Seller in accordance with applicable joint operating agreements in the ordinary course of business and not made in violation of this Agreement or (ii) the expiration of the term of any Lease; (b) defects based solely on (i) lack of information in Seller’s or its Affiliates’ files but that is otherwise available to Buyer with commercially reasonable efforts, or (ii) references to a document(s) if such document(s) is not in Seller’s or its Affiliates’ files but is otherwise available to Buyer with commercially reasonable efforts by Buyer or Seller; (c) defects arising out of a lack of record evidence of corporate or other entity authorization unless it is reasonably likely that the action was not authorized; (d) defects that have been cured by applicable Laws of limitations or prescription; and/or (e) defects based on failure to record Leases issued by any Governmental Authority, or any assignments of record title or operating rights in such Leases, in the real property, conveyance or other records of the county or parish in which such Property is located so long as such Leases and/or assignments are filed in the records of the Governmental Authority that is the lessor thereunder.

“Transfer Taxes” shall have the meaning given that term in Section 12.01(c).

“Unit Interests” shall have the meaning given that term in Section 2.02(a).

“Wells” shall have the meaning given that term in Section 2.02(b).

“Working Interest” shall mean the ownership interest in a Lease that is burdened with the obligation to bear and pay its proportionate share of costs and expenses of operations on or in respect of such Lease.

Section 1.02 Interpretation. As used in this Agreement, unless the context otherwise requires, the term “includes” and its syntactical variants means “includes but is not limited to.” The headings and captions contained in this Agreement have been inserted for convenience only and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions hereof. Preparation of this Agreement has been a joint effort of the Parties and the resulting document shall not be construed more severely against one of the Parties than against the other. All references herein to “Sections”, “Articles”, “Exhibits” and “Schedules” in this Agreement shall refer to the corresponding section, article, exhibit or schedule of this Agreement unless specific reference is made to such sections, articles, exhibits or schedule of another document or instrument. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject extends, and such phrase shall not mean simply “if”. The words “hereof,” “herein” and “hereunder” and words of similar import when used in any agreement or instrument shall refer to such agreement or instrument as a whole and not to any particular provision of such agreement or instrument. “$” means United States dollars.

ARTICLE II

ASSETS

Section 2.01 Agreement to Sell and Purchase. Pursuant to Section 363 and 365 of the Bankruptcy Code, for the consideration hereinafter set forth and subject to the terms and conditions of this Agreement, Buyer, directly and as assignee of the Administrative Agent, agrees to purchase from Seller and Seller agrees to sell, transfer and assign to Buyer, all of Seller’s right, title and interests in, to and under the Assets as of the Closing free and clear of all Claims and Liens other than Assumed Encumbrances (to the extent not otherwise discharged pursuant to the Sale Order).

Section 2.02 Assets. Subject to Section 2.03, the term “Assets” shall mean all of Seller’s right, title and interests in, to and under the properties and assets described in subsections (a) through (r) below (but, for the avoidance of doubt, excluding the Excluded Assets):

(a) (i) the Leases and (ii) the interests in any units or pooled or communitized properties arising on account of the Leases having been unitized or pooled into such units or with such lands (Seller’s interests therein, the “Unit Interests”);

(b) all oil and gas wells attributable to the Leases or Unit Interests as set forth on Exhibit A—Part 1 (the “Wells”; the Leases, the Unit Interests and the Wells being collectively referred to hereinafter as the “Properties”);

(c) all production facilities, structures, tubular goods, well equipment, lease equipment, production equipment, pipelines, machinery and all other personal property, fixtures and facilities to the extent appurtenant to or related to the Properties (collectively, the “Facilities”) or otherwise owned by the Seller, but not currently utilized by an Excluded Property, wherever located, including the subsea production tree and all related parts colloquially referred to as the “Gomez Christmas Tree”;

(d) all Permits, servitudes, rights-of-use, easements and rights-of-way and other similar rights under applicable Law (to the extent transferable) relating to the Properties or the Facilities, including those described in Exhibit A—Part 3;

(e) (i) all Hydrocarbons and Accounts Receivable produced from or attributable to the Properties during or attributable to any periods of time prior to, on or after the Closing Date, and all proceeds attributable thereto, and (ii) all Hydrocarbons and Accounts Receivable produced from or attributable to any Excluded Properties (other than Gomez) during or attributable to any periods of time prior to or on the Closing Date, and all proceeds attributable thereto;

(f) (i) all Contracts that include any provisions providing for indemnification, contribution or any other rights to payment or reimbursement from third parties with respect to any Liabilities relating to decommissioning or plugging and abandonment, other than any such right that has been assigned by Seller to BOEM/BSEE or to another purchaser of the property to which it relates prior to Closing with the prior written consent of Buyer (or, prior to the Joinder Date, the Administrative Agent acting at the direction of the Required Lenders) and (ii) all Contracts relating to the Properties or the Facilities, including those listed in Exhibit A—Part 4(a), as such Exhibit may be amended in accordance with this Agreement (collectively, the “Assigned Contracts”), but excluding the Excluded Contracts;

(g) all residual proceeds distributed from the BOEM/BSEE Trusts (the “BOEM/BSEE Trust Proceeds”);

(h) all records, files, maps, data, schedules, reports and logs relating to the Properties, the Facilities or any other Assets, including (i) all accounting, land and engineering (including geological and geophysical data contained therein) files, (ii) all title reports and similar documents and materials relating to the Leases, (iii) all Well records, Well logs, division order records, title records (including abstracts of title, title opinions and memoranda, and title curative documents related to the Leases) and historic production data relating to the Wells, (iv) corporate, financial, Tax and legal records and (v) all correspondence that relates to the foregoing (collectively, the “Files”), in each case, subject to Seller’s right to retain copies to the extent permitted by Section 8.03;

(i) all proceeds from the settlements of Contract disputes, including settlement of take-or-pay disputes, with purchasers of Hydrocarbons from or attributable to (i) the Properties, regardless of when such proceeds accrued, and (ii) the Excluded Properties (other than Gomez), insofar as such proceeds accrued prior to or on the Closing Date;

(j) all credits, prepayments, payments, advances, refunds and similar amounts (except with respect to Taxes) to the extent related to the Assets;

(k) all credits, prepayments, payments, advances and similar amounts attributable to Non-Income Taxes and Production Taxes to the extent related to the Assets paid by or on behalf of Seller and attributable to Tax periods (or portions thereof) beginning on or after the Closing Date and all Tax refunds or rights to receive Tax refunds, whether attributable to Tax periods beginning before, on or after the Closing Date;

(l) all Intellectual Property (other than Intellectual Property that relates exclusively to any Excluded Asset), including the Intellectual Property set forth on Exhibit A—Part 5;

(m) all of the Purchased Equity and the Netherlands Transferred Assets;

(n) all intercompany notes and receivables and interests therein held by Seller, including notes issued by ATP UK and ATP Israel;

(o) all Claims, ORRI/NPI Claims, counterclaims and rights to setoff, whether asserted or unasserted, contingent or fixed, known or unknown, including any warranty or damage Claims, but in each case excluding those attributable solely to Excluded Properties (except to the extent otherwise constituting Assets under the other subsections of this Section 2.02) or contemplated by Section 2.03(g);

(p) any rights to receive settlements of any Imbalances as of the Closing Date or any right to increase future production related thereto;

(q) the right to any funds distributed from the Clipper Escrow; and

(r) all rights to (i) contest any outstanding and future decisions or orders of BOEM/BSEE or any other Governmental Authority relating to the Assets, including with respect to supplemental bonding for Leases, pipelines, rights-of-way and rights-of-use and easements, (ii) manage all aspects of any pending, and assert and manage all aspects of any future, appeals of such decisions and orders, including those before the Interior Board of Land Appeals and (iii) participate in any other similar proceeding involving Seller that is not assigned to Buyer pursuant to clauses (i) and (ii) hereof.

Notwithstanding anything herein or in Exhibit A—Part 1 through Part 5 to the contrary, Buyer (or, prior to the Joinder Date, the Administrative Agent acting at the direction of the Required Lenders) shall have the right to reject any of the Assets (other than the Properties and the Facilities consisting of and related to the oil and gas leases covering Atwater Valley 63, Mississippi Canyon 941, Mississippi Canyon 942, Green Canyon 300 (West Half), Main Pass 123, Ship Shoal 351, Ship Shoal 358 and Breton Sound 45) by providing written notice to Seller of its election to reject any such assets (the “Rejected Assets”) at least two (2) Business Days prior to the Closing, in which event such Rejected Assets shall be deemed Excluded Assets for purposes of this Agreement. The Parties shall negotiate, in good faith, to agree to an appropriate reduction to the Credit Bid portion of the Purchase Price for each Rejected Asset (it being agreed and acknowledged that such assets may be deemed to be Rejected Assets at Buyer’s election even in the absence of agreement upon an appropriate reduction to the Credit Bid portion of the Purchase Price).

Section 2.03 Excluded Assets. The Assets shall not include, and there is excepted, reserved and excluded from the purchase and sale contemplated hereby, the Excluded Assets. The “Excluded Assets” shall mean all of Seller’s right, title and interests in, to and under all of its properties and assets, including those described in subsections (a) through (m) below, other than and excluding the Assets:

(a) all cash or cash equivalents (other than the BOEM/BSEE Trust Proceeds);

(b) all records, files, maps, data, schedules, reports and logs, in each case to the extent they relate exclusively to the other Excluded Assets;

(c) all Contracts that are not Assigned Contracts, including those set forth on Exhibit A—Part 4(b) (collectively, the “Excluded Contracts”);

(d) (i) all Hydrocarbons and Accounts Receivable produced from or attributable to Gomez during or attributable to any periods of time prior to, on or after the Closing Date, and all proceeds attributable thereto and (ii) all Hydrocarbons and Accounts Receivable produced from or attributable to any other Excluded Properties during or attributable to any periods of time after the Closing Date, and all proceeds attributable thereto;

(e) all proceeds from the settlements of contract disputes, including settlement of take-or-pay disputes, with purchasers of Hydrocarbons from or attributable to (i) Gomez, regardless of when such proceeds accrued and (ii) the Excluded Properties, insofar as such proceeds accrued after the Closing Date;

(f) all guarantees, letters of credit, comfort letters, surety bonds, support agreements and other credit support and any cash or cash equivalents or other security or collateral provided therefor by Seller or Seller’s Affiliates in support of the obligations of Seller with respect to the Assets;

(g) all preference or avoidance action proceeds pursuant to Section 550 of the Bankruptcy Code (other than those avoidance action proceeds derived from Section 549 of the Bankruptcy Code) and all claims and causes of action excluded as Rejected Assets in accordance with Section 2.02;

(h) all of Seller’s director and officer insurance policies, fiduciary policies or employment practices policies (in each case of the foregoing, including any tail policies or coverage thereon), and any of Seller’s rights, claims, demands, proceedings, causes of action or rights of set off thereunder;

(i) all privileged attorney-client (i) communications and (ii) other documents (other than title opinions);

(j) all amounts paid by any Person to Seller or its Affiliates as overhead for periods of time accruing prior to the Closing Date under any joint operating agreements burdening the Assets;

(k) other than any confidentiality agreements relating to the Assets, all materials, information and analyses developed or prepared in connection with marketing Seller, its Affiliates and/or the Assets, including presentations, valuations, bids and bidder lists and all communications with marketing advisors;

(l) (x) all Rejected Assets and (y) the Netherlands Shares, if such Netherlands Shares have been sold to ONE in accordance with the provisions of Section 5.15 and the ONE Purchase Agreements; and

(m) all Claims related to or arising out of the Deepwater Horizon Spill, the subsequent moratorium or other consequences of the Deepwater Horizon Spill, in each case against BP or other defendants, including the Claim submitted in January 2013 under the Oil Pollution Act of 1990 for loss of profits and earning capacity as a result of the Deepwater Horizon Spill and any similar Claims against the United States of America and any agencies thereof also arising out of the Deepwater Horizon Spill, the subsequent moratorium or other consequences of the Deepwater Horizon Spill.

ARTICLE III

CONSIDERATION

Section 3.01 Purchase Price. The consideration for the sale, transfer and assignment of the Assets by Seller to Buyer is Buyer’s payment to Seller of the sum of $690,800,000 (the “Purchase Price”), as adjusted at the Closing pursuant to Section 7.02(d) (the “Adjusted Purchase Price”), and Buyer’s assumption of the Assumed Obligations. The Adjusted Purchase Price shall be paid by Buyer to Seller or the Escrow Agent, as applicable, at the Closing by (i) paying $55,000,000 in cash to satisfy legitimate Liens on Assets that are ranked senior to the DIP Claims by means of a completed wire transfer in immediately available funds to the Escrow Agent (the “Closing Escrow Amount” and, together with the cash payment set forth in clause (ii) of this Section 3.01, the “Closing Cash Payment”), (ii) paying $1,826,000 (as adjusted at the Closing pursuant to Section 7.02(a)) in cash and (iii) paying the difference between the Adjusted Purchase Price and the Closing Cash Payment, if a positive number, by a Credit Bid of a portion of the value of the DIP Claims. The amount of the Closing Escrow Amount shall be held by the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement and distributed as promptly as practicable after Closing as follows: (x) to the holder of each Lien asserting priority to the DIP Claims upon agreement by Buyer or upon a final and non-appealable order determining that such Lien is ranked senior to the DIP Claims and (y) to Buyer as and to the extent that the Closing Escrow Amount exceeds the aggregate amount of then-remaining Liens asserting priority to the DIP Claims (excluding any Liens that have been determined by a final and non-appealable order to be ranked junior to the DIP Claims).

Section 3.02 Allocated Values. For the purposes of the transactions contemplated hereby, no later than 60 Business Days following the determination of the Final Purchase Price, Buyer shall provide to Seller a proposed allocation of the Final Purchase Price and the Assumed Obligations among the Assets in accordance with Section 1060 of the Code (the “Allocation”). The Allocation shall become final and binding 20 Business Days after Buyer provides the Allocation to Seller, unless Seller reasonably objects, in which case, Seller shall provide comments on the Allocation to Buyer within 20 Business Days after Buyer provides the Allocation to Seller. If Seller reasonably objects to the Allocation, Buyer shall consider any comments from Seller in good faith and Buyer shall provide an adjusted Allocation within 20 Business Days of receiving comments from the Seller but shall not be obligated to accept any comments provided by Seller. Buyer and Seller agree (a) that the Allocation, as adjusted, shall be used by Buyer and Seller as the basis for reporting Asset values and other items for purposes of all Tax Returns, including IRS Form 8594 and (b) that neither they nor their Affiliates will take positions inconsistent with such Allocation in notices to Governmental Authorities, in audit or other proceedings with respect to Taxes, in notices to preferential purchase right holders or in other documents or notices relating to the transactions contemplated by this Agreement unless otherwise required by applicable Law or with the consent of the other Party. Seller and Buyer shall confer and cooperate with one another in the preparation and filing of IRS Forms 8594 and the making of any revisions to the Allocation, including reporting any matters that require updating.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties of Seller. Seller represents and warrants to Buyer as of the date hereof and as of the Closing as follows:

(a) Organization. Seller and each of the Purchased Entities is duly formed, validly existing and (to the extent applicable) in good standing under the Laws of the jurisdiction of its formation and has the requisite organizational power and authority to carry on its business as presently being conducted and to own, lease and operate its properties (including the Assets) where such properties are now owned, leased or operated.

(b) Qualification. Seller and each of the Purchased Entities is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business as now conducted or the property owned, leased or operated by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(c) Authorization. Subject to such authorization as is required by the Bankruptcy Court, the execution and delivery by Seller of this Agreement, the performance of its obligations hereunder and the consummation of the transactions hereunder have been duly and validly authorized by all requisite action by Seller’s board of directors (or other comparable governing body), its stockholders and under its Organizational Documents. Subject to the entry of the Sale Order by the Bankruptcy Court, Seller has the requisite organizational power and authority to execute and deliver this Agreement, perform its obligations hereunder and consummate the transactions hereunder.

(d) Enforceability. Subject to the entry of the Sale Order by the Bankruptcy Court, this Agreement has been duly executed and delivered by Seller and constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions except insofar as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such principles are considered in a proceeding at Law or in equity.

(e) Noncontravention. Except as described on Schedule 4.01(e) or Schedule 4.01(p), neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, by Seller will (i) conflict with, result in a violation, default, acceleration or breach of the terms of (with or without notice or passage of time), or create in any party the right to accelerate, terminate, modify or cancel (A) the Organizational Documents of Seller or any Purchased Entity, or (B) any Assigned Contract, (ii) result in the creation or imposition of any Lien (other than Permitted Encumbrances) on any of the Assets, or (iii) assuming compliance with the HSR Act (if applicable) and the matters described on Schedule 4.01(e), conflict with or result in a violation or breach of any Law applicable to Seller, the Purchased Entities or the Assets, other than, in the case of clauses (i)(B), (ii) and (iii), any such items that, individually or in the aggregate, would not have a Material Adverse Effect.

(f) Governmental Approvals. Subject to entry of a Sale Order by the Bankruptcy Court, and except (i) as described on Schedule 4.01(f), and (ii) for compliance with the HSR Act (if applicable), no consent, approval, order or authorization of, or filing or registration with, or notification to any Governmental Authority is required to be obtained by Seller or any Purchased Entity in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions hereunder that failure to obtain, individually or in the aggregate, would have a Material Adverse Effect.

(g) Litigation. Except (i) as described on Schedule 4.01(g) and (ii) for the Bankruptcy Case, there are no (A) suits, actions, investigations, proceedings or litigation before or by any Governmental Authority that are pending or, to Seller’s Knowledge, threatened, or (B) judgments, orders or decrees outstanding, in each case of subparts (A) and (B) of this Section 4.01(g), against Seller or any Purchased Entity that are attributable to Seller’s or such Purchased Entity’s ownership or operation of any of the Assets and that, individually or in the aggregate, would have a Material Adverse Effect.

(h) Brokers’ and Other Fees. Except as disclosed on Schedule 4.01(h), neither Seller nor any Purchased Entity has any Liability to pay any fees or commissions to any broker, finder, agent, lawyer or any other Person with respect to the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement for which Buyer will be liable.

(i) Taxes. Except as disclosed on Schedule 4.01(i):

(i) Seller and each of the Purchased Entities has (A) duly and timely filed or caused to be duly and timely filed all Tax Returns required to be filed with respect to the Assets with the appropriate Taxing Authority, and each such Tax Return is true, complete and correct, in all material respects, (B) paid all material Taxes with respect to the Assets, and (C) made all material withholdings and deposits of Taxes required by it with respect to the Assets and such Taxes have been timely paid to the Taxing Authority responsible for the collection of such Taxes.

(ii) There are no currently proposed or pending adjustments by any Taxing Authority in connection with any Tax Returns of any Purchased Entity, or to the extent relating to the Assets, Seller, and no waiver or extension of any statute of limitations as to any Tax matter relating to the Assets has been given or requested with respect to any Tax year. No Tax audits or administrative or judicial proceedings are being conducted, pending or, to the Knowledge of Seller, threatened with respect to Seller or any of the Purchased Entities. No claim has ever been made by an authority in a jurisdiction where Seller does not file a Tax Return that it is or may be subject to taxation in that jurisdiction.

(j) Royalty Payments. Except as described on Schedule 4.01(j) (the “Delinquent ORRIs/NPIs”) and contractual obligations for interest thereon at the rate set forth therein, all shut-in royalties, overriding royalties and other royalties, net profits interests or similar burdens on production with respect to the Leases that have become due and payable have been duly paid as of the Closing Date (other than royalties, net profits interests or similar burdens held in escrow or in suspense as permitted by applicable Law or the terms of the applicable Lease).

(k) Hydrocarbon Sales. Except as described on Schedule 4.01(k), (i) neither Seller nor any of the Purchased Entities is obligated by virtue of: (A) a prepayment arrangement under any Assigned Contract for the sale of Hydrocarbons that contains a “take or pay” provision, (B) a production payment, or (C) any other arrangement, other than gas balancing arrangements, to deliver Hydrocarbons produced from the Assets at some future time without then or thereafter receiving payment for the production commensurate with Seller’s or such Purchased Entity’s ownership in and to the Assets, and (ii) neither Seller nor any of the Purchased Entities is subject to any penalties or other payments under any gas transportation or other agreement as a result of the delivery of quantities of gas from the Assets in excess of the Assigned Contract requirements.

(l) Environmental Matters. Except as described on Schedule 4.01(l) and except as would not, individually or in the aggregate, have a Material Adverse Effect, as of the date of this Agreement: neither Seller nor any Purchased Entity has received any written notice of any outstanding violation of, suit, action, investigation, proceeding or litigation under, or allegation of any liability under any Environmental Laws relating to the Assets, and the Assets are, to the Knowledge of Seller, in compliance with all applicable Environmental Laws. This Section 4.01(l) is the sole and exclusive representation by Seller or its Affiliates with respect to any Environmental Law or environmental matter.

(m) Compliance with Laws. Except as described on Schedule 4.01(m) and as would not, individually or in the aggregate, have a Material Adverse Effect, Seller’s and each Purchased Entity’s operation of the Assets is in compliance with all Laws of all Governmental Authorities having jurisdiction relating to the ownership and operation thereof, including the production of all Hydrocarbons attributable thereto. Except as described on Schedule 4.01(m) and as would not, individually or in the aggregate, have a Material Adverse Effect, (i) all necessary Permits or other authorizations with regard to Seller’s and each Purchased Entity’s ownership or operation of the Assets have been obtained and are held by Seller or a Purchased Entity, as applicable, (ii) no violations exist in respect of such Permits or other authorizations, and neither Seller nor any of the Purchased Entities has received any written notice of any such violation, and (iii) no investigation or review by any Governmental Authority with respect to a violation by Seller or any Purchased Entity of any such Permits or other authorizations or of applicable Law is pending or, to Seller’s Knowledge, threatened in writing.

(n) Material Contracts. Exhibit A—Part 4(a) lists all Material Contracts as of the date of this Agreement. Seller has made available to Buyer accurate and complete copies of all such Material Contracts as of the date of this Agreement. Seller and each Purchased Entity is not nor, to the Knowledge of Seller, are any of the other parties (the “Other Parties”) to any such Material Contract in breach, violation or default, and no event has occurred which with notice or lapse of time or both would constitute a breach, violation or default by Seller or any Purchased Entity or, to the Knowledge of Seller, permit termination, modification, or acceleration by the Other Parties, under such Material Contract, except (A) for breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, (B) that, in order to avoid a default, violation or breach under any such Material Contract, the consent of the Other Parties may be required in connection with the transactions contemplated hereby, or (C) for defaults that will be cured in accordance with the Sale Order (or that need not be cured under the Bankruptcy Code to permit the assumption and assignment of the Material Contracts).

(o) AFEs. Schedule 4.01(o) contains a true and correct list as of the date of this Agreement of all material authorizations for expenditures (collectively, “AFEs”) to drill or rework Wells or for capital expenditures with respect to the Assets that have been proposed by any Person having authority to do so other than internal AFEs of Seller not delivered to Third Parties. For the purposes of this Section 4.01(o), an AFE shall be material if, net to Seller’s interest, such AFE exceeds $100,000 and such AFE is valid and outstanding.

(p) Preferential Purchase Rights. Schedule 4.01(p) sets forth those preferential rights to purchase, consents to assignment and similar rights with respect to the Leases and Material Contracts that are applicable to the transactions contemplated hereby.

(q) Payout Balances. To Seller’s Knowledge, Schedule 4.01(q) contains a list of the estimated status of any “payout” balance (on a gross working interest basis for all working interest owners affected thereby), as of May 7, 2013, for each Property that is subject to a reversion or other adjustment at some level of cost recovery or payout.

(r) Reserve Report. Seller has made available to Buyer a true and correct copy of the oil and gas reserve report dated December 31, 2012, prepared by Collarini Associates. Except as set forth on Schedule 4.01(r), and to Seller’s Knowledge, the underlying factual information with respect to the Assets provided by Seller to Collarini Associates in connection with its oil and gas reserve report covering the Assets to the extent it was relied upon by such party in the preparation of its report on the proved reserves included in the Assets was, at the time of delivery, true and correct in all material respects.

(s) Absence of Certain Changes. Except as described on Schedule 4.01(s) or as ordered by the Bankruptcy Court or as otherwise relates to the filing or pendency of the Bankruptcy Case, since December 31, 2012, there has not been a Material Adverse Effect.

(t) Title Matters. Except as described on Schedule 4.01(t), Seller has Defensible Title to the Properties, free of any Title Defect. Except for the Liens described on Schedule 4.01(t), Seller has good and valid title to all material tangible personal property included in the Assets (other than the Wells and any material tangible personal property disposed of in the ordinary course of business), free and clear of any Liens other than Permitted Encumbrances.

(u) Confidentiality Restrictions. Schedule 4.01(u) sets forth a complete and accurate list of the material materials and/or documents to which Buyer may not have access on account of Third Party confidentiality restrictions.

(v) Insurance. Schedule 4.01(v) sets forth a list of all policies of insurance owned, held by or maintained by Seller or any of its Affiliates related to the Assets as of the date of this Agreement, including the type of policy, the limits of the coverage and the deductible with respect thereto. Except as would not, individually or in the aggregate, have a Material Adverse Effect, such policies of insurance are in full force and effect and satisfy all requirements of applicable

Law. Except as set forth in Schedule 4.01(v), (i) during the period commencing on January 1, 2012 up to the date of this Agreement, Seller has not, with respect to the Assets, received any written notice from the insurer under any insurance policy applicable to the Assets disclaiming coverage with respect to a particular claim or such policy in general (other than a reservation of rights notice) or canceling or amending any such policy and (ii) Seller has not made any material claim under such policies relating to the Assets during period commencing on January 1, 2012 up to the date of this Agreement.

(w) Bankruptcy Sale Motion. Seller filed with the Bankruptcy Court, on January 22, 2013, a motion seeking approval of the Bidding Procedures Order and Sale Order (the “Bankruptcy Sale Motion”).

(x) Bidding Procedures. The bidding procedures employed with respect to the Auction process were in all material respects those reflected in the bidding procedures order, which order was entered on February 14, 2013 (the “Bidding Procedures Order”).

(y) Ownership of Purchased Equity and Indirect Subsidiaries.

(i) The authorized capital stock of Titan consists of 100 units, of which 51 units are issued and outstanding. The authorized capital stock of ATP Netherlands consists of 200 shares, of which 200 shares are issued and outstanding.

(ii) Seller holds beneficially and of record all of the Purchased Equity. Schedule 4.01(y) identifies each beneficial or record owner of any capital stock or other equity interests in the Indirect Subsidiaries and specifies the amount of such capital stock or other equity interests held by such owner. All of the Purchased Equity and capital stock and other equity interests in the Indirect Subsidiaries has been duly authorized, validly issued and is fully paid and non-assessable. Neither ATP Netherlands nor Titan holds any shares of capital stock or other equity interests of any Person other than the Indirect Subsidiaries. Other than as described above in this Section 4.01(y), no options, warrants, subscriptions, calls, exchange rights or other rights to purchase equity of any Purchased Entity, and no equity or obligations convertible into or exchangeable for equity of any Purchased Entity have been authorized or agreed to be issued or are outstanding.

(z) Intellectual Property. To the Knowledge of Seller, none of the registrations, issuances or applications pertaining to the Intellectual Property set forth on Exhibit A—Part 5 have expired or been cancelled, abandoned or otherwise terminated, and payment of all material renewal and maintenance fees, costs and expenses in respect thereof, and all material filings related thereto, have been duly made as of the date of this Agreement. Neither Seller nor any Purchased Entity or the operation of the Assets is infringing or otherwise violating the Intellectual Property rights of any other Person, and to the Knowledge of Seller, no Person is infringing or otherwise violating any of the Intellectual Property set forth on set forth on Exhibit A—Part 5.

(aa) No Yard Facility. Except as set forth on Schedule 4.01(aa), neither Seller nor any of its Subsidiaries owns, leases or operates any real property as a yard facility for the purpose of storing parts and equipment.

Section 4.02 Representations and Warranties of Buyer. Buyer represents and warrants to Seller as of the date hereof and as of the Closing as follows:

(a) Organization. Buyer is duly formed, validly existing and (to the extent applicable) in good standing under the Laws of the jurisdiction of its formation and has the requisite organizational power and authority to carry on its business as presently being conducted and to own, lease and operate its properties where such properties are now owned, leased or operated.

(b) Qualification. Buyer is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business as now conducted or the property owned, leased or operated by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Buyer Material Adverse Effect.

(c) Authorization. The execution and delivery by Buyer of this Agreement, the performance of its obligations hereunder and the consummation of the transactions hereunder have been duly and validly authorized by all requisite action by Buyer’s board of directors (or other comparable governing body) and under its Organizational Documents. Buyer has the requisite organizational power and authority to execute and deliver this Agreement, perform its obligations hereunder and consummate the transactions hereunder.

(d) Enforceability. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms and conditions except insofar as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such principles are considered in a proceeding at law or in equity.

(e) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, by Buyer will (i) conflict with, result in a violation, default, acceleration or breach of the terms of (with or without notice or passage of time), or create in any party the right to accelerate, terminate, modify or cancel (A) the Organizational Documents of Buyer, or (B) any Contract of Buyer, or (ii) assuming compliance with the HSR

Act (if applicable), conflict with or result in a violation or breach of any Law applicable to Buyer, other than, in the case of clauses (i)(B) and (ii), any such items that would not, individually or in the aggregate, have a Buyer Material Adverse Effect.

(f) Governmental Approvals. Subject to entry of a Sale Order by the Bankruptcy Court, and except (i) as described on Schedule 4.02(f), (ii) the approval of the BOEM/BSEE for the transfer of the Assets contemplated by this Agreement and (iii) for compliance with the HSR Act (if applicable), no consent, approval, order or authorization of, or filing or registration with, or notification to any Governmental Authority is required to be obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions hereunder.

(g) Litigation. As of the date of this Agreement, there are no (i) suits, actions, investigations, proceedings or litigation before or by any Governmental Authority that are pending or, to Buyer’s Knowledge, threatened, or (ii) judgments, orders or decrees outstanding, in each case of subparts (i) and (ii) of this paragraph, against Buyer or any Affiliate of Buyer that, individually or in the aggregate, would have a Buyer Material Adverse Effect.

(h) Brokers’ and Other Fees. Except as disclosed on Schedule 4.02(h), Buyer has no Liability to pay any fees or commissions to any broker, finder, agent, lawyer or any other Person with respect to the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement for which Seller will be liable or obligated.

(i) Financing. At the Closing, Buyer will have sufficient cash, available lines of credit or other sources of immediately available funds (in United States dollars) to enable Buyer to pay the Closing Cash Payment to Seller at the Closing and to otherwise consummate the transactions contemplated by this Agreement. As of the date hereof, Buyer does not have any reason to believe that the financing required to consummate the transactions contemplated by this Agreement will not be available to Buyer on a timely basis to consummate the transactions contemplated by this Agreement.

(j) Adequate Assurances Regarding Contracts. Buyer will be capable of satisfying the conditions contained in Sections 365(b)(1)(C) and 365(f)(2)(B) of the Bankruptcy Code with respect to the Assigned Contracts.

ARTICLE V

CERTAIN COVENANTS

Section 5.01 Interim Operations. Except for matters (w) set forth in Schedule 5.01, (x) expressly agreed to in writing by Buyer (or, prior to the Joinder Date, the Administrative Agent acting at the direction of the Required Lenders) (such consent not to be unreasonably withheld, conditioned or delayed), (y) ordered by the Bankruptcy

Court or (z) otherwise contemplated by the terms of this Agreement, during the Interim Period, Seller shall operate the Assets in all material respects in the ordinary course in a manner substantially consistent with past practice and shall use its best efforts to preserve the value, use, ownership and operation of the Assets, taken as a whole. In addition, except as (a) set forth in Schedule 5.01, (b) ordered by the Bankruptcy Court or (c) otherwise contemplated by the terms of this Agreement, Seller shall not do (or permit any Purchased Entity to do) any of the following in connection with the Assets without the prior written consent of Buyer (or, prior to the Joinder Date, the Administrative Agent acting at the direction of the Required Lenders):

(a) subject any of the Assets (or any asset of any Purchased Entity) to any Lien (other than Assumed Encumbrances);

(b) sell, lease, license, pledge, cancel, abandon, permit to lapse or otherwise dispose of any Asset (or any asset of any Purchased Entity), except sales of Hydrocarbons in the ordinary course of business and as contemplated by Section 5.15;

(c) (i) terminate or extend, waive, modify, rescind or make any material amendments to any Assigned Contract or waive, release or assign any material rights or claims thereunder, in each case outside of the ordinary course of business, (ii) make any assignment to BOEM/BSEE or any other Governmental Authority or Person of any indemnification, contribution or other similar right to payment or reimbursement from third parties with respect to any Liabilities relating to decommissioning or plugging and abandonment or (iii) take any action that would reasonably be expected to have a material adverse effect on the expected benefits to Buyer from any Assigned Contract;

(d) initiate, settle or compromise any material action, suit, litigation or other proceeding involving the Assets (or any asset of any Purchased Entity), other than with respect to trade claims;

(e) alter, whether through a complete or partial liquidation, dissolution, merger, consolidation, restructuring, reorganization or in any other manner, the legal structure or ownership of itself, any Purchased Entity or any joint venture or similar arrangement to which Seller or any Purchased Entity is a party which is an Asset (or an asset of any Purchased Entity) hereunder;

(f) voluntarily incur any Assumed Obligations, except in the ordinary course of business, or make or agree to make any capital expenditures with respect to the Assets (or any asset of any Purchased Entity), other than capital expenditures as may be required pursuant to any Contract obligations as of the date hereof;

(g) issue any capital stock, equity interest, option, warrant, subscription, call, exchange right or other right to purchase equity of any Purchased Entity, or issue any obligations convertible into or exchangeable for equity in any Purchased Entity; or

(h) agree, whether in writing or otherwise, to do any of the foregoing.

Section 5.02 Bankruptcy Actions. Buyer agrees that it shall cooperate with Seller in connection with furnishing information or documents to Seller to satisfy the requirements of adequate assurance of future performance under Section 365(f)(2)(B) of the Bankruptcy Code.

Section 5.03 Access to Information. Seller shall afford to Buyer and the Buyer Representatives (or, prior to the Joinder Date, representatives of the Lenders (as designated by the Administrative Agent acting at the direction of the Required Lenders)) reasonable access, upon reasonable prior notice during normal business hours during the Interim Period, to the Assets (and the assets of any Purchased Entity) and the Files; provided, however, that such access does not unreasonably disrupt the normal operations of Seller. Notwithstanding the foregoing, Seller shall not be required to provide such access where such access would (A) in the reasonable judgment of Seller, result in the disclosure of trade secrets or competitively sensitive information of Third Parties in violation of any obligation of Seller to such Third Party, (B) violate any material obligations to Third Parties with respect to confidentiality or (C) be reasonably likely to result in the loss of any attorney-client privilege of Seller (provided that, in any such case, Seller uses reasonable best efforts to provide the information or substance thereof in another format).

Section 5.04 Confidentiality. Buyer acknowledges that, by virtue of its right of access to the Files and the Assets (and the assets of any Purchased Entity) hereunder, Buyer will become privy to confidential and other information of Seller and its Affiliates and that such confidential information shall be held confidential by Buyer and its Affiliates and their respective officers, employees, agents, advisors or representatives in a manner that is consistent with the confidentiality obligations of the Lenders pursuant to the DIP Credit Agreement. The foregoing confidentiality restriction on Buyer shall terminate upon the one (1) year anniversary of the date hereof; provided, however, that if the Closing occurs prior to the one (1) year anniversary of the date hereof, the confidentiality restriction on Buyer as to the Assets (and the assets of any Purchased Entity) shall terminate upon the Closing.

Section 5.05 Reasonable Best Efforts; HSR Act.

(a) Subject to any applicable order of the Bankruptcy Court, and otherwise on the terms and subject to the conditions of this Agreement, each of Seller and Buyer shall use its reasonable best efforts to cause the Closing to occur as promptly as practicable, and neither Seller nor Buyer shall take any action to prevent or delay, or fail to take any action in order to prevent or delay, the Closing from occurring as promptly as practicable. Without limiting the generality of the foregoing, each of Seller and Buyer shall (and shall cause their respective directors, officers and Subsidiaries, and use their reasonable best efforts to cause their respective Affiliates, employees, agents, attorneys, accountants and representatives, to) consult and cooperate with and provide reasonable assistance to each other and otherwise use reasonable best efforts in connection with (i) obtaining all necessary consents, licenses, qualifications or other permission or action by, and giving all necessary notices to and making all necessary filings with and applications and submissions to, any Governmental Authority or other Person with respect to the consummation of the transactions contemplated by this Agreement, and (ii) in general, consummating and making effective the transactions contemplated hereby. Notwithstanding the foregoing, (x) no Party shall be required by this Section 5.05 to pay any consideration, to divest itself of any of, or otherwise rearrange the composition of, its assets or to agree to any conditions or requirements that would, individually or in the aggregate, have a Material Adverse Effect, or a material adverse effect on Buyer or the expected benefits to Buyer of the transactions contemplated by this Agreement, as applicable and (y) neither Buyer nor the Administrative Agent shall be required in order to obtain the approval of the BOEM/BSEE for the transfer of the Assets contemplated by this Agreement to pay any consideration, agree to any conditions or requirements or take any other action that Buyer (or, prior to the Joinder Date, the Administrative Agent acting at the direction of the Required Lenders) determines in its sole discretion to be unacceptable.

(b) If applicable, as promptly as practicable following the date of this Agreement, Buyer and Seller will each prepare and file with the DOJ and the FTC (a) the notification and report form required by the HSR Act for the transactions contemplated by this Agreement and (b) a request for early termination of the waiting period thereunder. Buyer and Seller agree to respond promptly to any inquiries from the DOJ or the FTC concerning such filings and to comply in all material respects with the filing requirements of the HSR Act. Seller shall bear all costs and expenses of the Parties incurred with respect to such filings. Buyer and Seller shall cooperate with each other and shall promptly furnish all information to the other Party that is necessary in connection with Buyer’s and Seller’s compliance with the HSR Act. Buyer and Seller shall keep each other fully advised with respect to any requests from or communications with the DOJ or FTC concerning such filings and shall consult with each other with respect to all responses thereto. Each of Seller and Buyer shall (subject to the last sentence of Section 5.05(a)) use its reasonable best efforts to obtain the expiration of the waiting period under the HSR Act for the consummation of the transactions contemplated by this Agreement.

Section 5.06 Notification of Certain Matters. During the Interim Period, each of Buyer and Seller will give prompt written notice to the other Party of any of the following: (a) upon obtaining Knowledge that any of its representations or warranties contained herein are not true and correct such that the condition to Closing set forth in Section 6.01(a) or Section 6.02(a), as applicable, is not reasonably likely to be satisfied on or prior to the Closing Date; (b) receipt of any notice or other communication from any Third Party alleging that the consent of such Third Party is required in connection with the transactions contemplated by this Agreement or that such transactions otherwise violate the rights of or confer remedies upon such Third Party; or (c) upon obtaining Knowledge of the breach by the other Party of a representation or warranty of such other Party under this Agreement such that the condition to Closing set forth in Section 6.01(a) or Section 6.02(a), as applicable, is not reasonably likely to be satisfied on or prior to the Closing Date.

Section 5.07 Notice of Litigation. During the Interim Period, (a) Buyer, upon obtaining Knowledge of the same, will promptly notify Seller of any suit, action, investigation, proceeding or litigation that is commenced or threatened in writing against Buyer that concerns this Agreement or the transactions contemplated hereunder and (b) Seller, upon obtaining Knowledge of the same, will promptly notify Buyer of any suit, action, investigation, proceeding or litigation that is commenced or threatened in writing against Seller or any Affiliate thereof, that (i) concerns this Agreement or the transactions contemplated hereunder or (ii) would have been listed in Schedule 4.01(g) as an exception to the representation contained in Section 4.01(g) if such action, suit, investigation, proceeding or litigation had arisen prior to the date hereof.

Section 5.08 Certain Contract Matters.

(a) Seller shall assign to Buyer, and Buyer shall assume, the Assigned Contracts under Section 365 of the Bankruptcy Code pursuant to the Sale Order. Seller shall provide timely and proper written notice of the Bankruptcy Sale Motion to all parties to such Assigned Contracts, and Buyer shall comply with all requirements of Section 365 of the Bankruptcy Code necessary to permit such assumption and assignment. Buyer shall pay all Contract Cure Amounts in connection with the assumption and assignment of such Assigned Contracts. To the extent any such Assigned Contract does not constitute an executory contract subject to assumption and assignment under Section 365 of the Bankruptcy Code, then the rights and obligations under such Assigned Contracts shall be transferred to Buyer as part of the sale of the Assets with such rights and obligations (including all Contract Cure Amounts) being expressly assumed by Buyer.

(b) Notwithstanding anything herein to the contrary, to the extent the assignment of any Assigned Contract is, after giving effect to Sections 363 and 365 of the Bankruptcy Code, not permitted by Law or not permitted without the consent of another Person, and such restriction cannot be effectively overridden or canceled by the Sale Order or other related order of the Bankruptcy Court, then (i) this Agreement shall not be deemed to constitute an assignment or attempt to assign such Assigned Contract or any right, interest or obligation thereunder if such consent is not given and (ii) no breach of this Agreement shall have occurred by virtue of the nonassignment; provided, however, that Buyer and Seller shall use their commercially reasonable efforts before Closing to obtain any such consents and Seller shall provide or cause to be provided commercially reasonable assistance to Buyer (not including the payment of any consideration) reasonably requested by Buyer to secure such consent after the Closing or cooperate with Buyer (at Buyer’s expense) after the Closing in any lawful and commercially reasonable arrangement reasonably proposed by Buyer under which

(i) Buyer shall obtain the economic Claims, rights and benefits (net of the amount of any related Tax costs imposed on Seller) under the Assigned Contract with respect to which the consent has not been obtained in accordance with this Agreement and (ii) Buyer shall assume any related economic burden (including the amount of any related Tax costs imposed on Seller) with respect to such Assigned Contract.

(c) Seller shall not reject any Assigned Contracts pursuant to the Bankruptcy Case without the prior written consent of Buyer.

Section 5.09 Lease Matters. The Leases listed on Exhibit A—Part 1 are to be transferred to Buyer as part of the sale of the Assets. To the extent any Lease constitutes an executory contract or unexpired lease of real property under Section 365 of the Bankruptcy Code, such Lease shall be assumed by Seller and assigned by Seller to Buyer pursuant to Section 365 of the Bankruptcy Code.

Section 5.10 Sale Order and Appeal. Seller shall use its reasonable best efforts to obtain entry of the Sale Order approving the transactions contemplated by this Agreement within three (3) Business Days of the date of this Agreement. In the event the Bidding Procedures Order or the Sale Order shall be appealed, Seller and Buyer shall use reasonable best efforts to defend such appeal and to obtain a Final Order with respect thereto.

Section 5.11 Employee Matters.

(a) No later than fifteen (15) days following the date of this Agreement (regardless of whether the Joinder Date has occurred), Seller shall deliver to Buyer or the Administrative Agent, as applicable, a complete and correct list of all employees of Seller and each of its Subsidiaries and shall update such list as soon as practicable following the hiring, resignation or termination of any employees (the employees of Seller and its Subsidiaries from time to time, the “Seller Employees”).

(b) Buyer and Seller acknowledge and agree that Buyer intends to make, but shall not be required to make, offers of employment to certain of the Seller Employees and that such offers of employment shall be on such terms as Buyer may determine in its sole and absolute discretion. Seller shall provide Buyer (or, prior to the Joinder Date, representatives of the Lenders (as designated by the Administrative Agent acting at the direction of the Required Lenders)) with reasonable access to the Seller Employees and records regarding each Seller Employee’s history and terms of employment with Seller or its Subsidiaries, as applicable, for purposes thereof and shall not take any action to interfere with any offers of employment that Buyer makes to the Seller Employees or impede or in any way hinder Buyer’s hiring of any Seller Employees; provided, however, that in the event that Buyer’s recruitment or hiring of any Seller Employee would materially impact Seller’s ability to safely operate any Excluded Assets or perform any of its decommissioning or plugging and abandonment obligations with respect thereto, Buyer will consider in good faith any proposal made by Seller with respect to reasonable accommodations to meet such obligations.

(c) During the period beginning on the Closing Date and ending on the two (2) year anniversary of the Closing Date, Seller agrees to not, directly or indirectly, solicit for employment any Seller Employee that accepts employment with Buyer for so long as he or she is employed by Buyer or any of its Affiliates and for a period of three (3) months thereafter; provided, that general advertisements (and any discussions based upon responses thereto) shall not be deemed to be a breach of the non-solicitation restriction in this provision.

(d) Seller acknowledges that the restrictions contained in this Section 5.11 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement.

Section 5.12 Formation and Joinder of Buyer. As promptly as practicable after the date hereof, the Administrative Agent, at the direction of the Required Lenders and on behalf of the Lenders, will designate the Person specified by the Required Lenders as “Buyer” under this Agreement to directly receive the Assets and assume the Assumed Obligations from Seller, and Buyer will as promptly as practicable thereafter execute and deliver a joinder to this Agreement (such date of designation and joinder, the “Joinder Date”), at which time Buyer will be deemed to have made all of the representations and warranties of “Buyer” set forth in Section 4.02 and become subject to and have assumed all of the rights, agreements and obligations of “Buyer” set forth in this Agreement. For the avoidance of doubt, the entity designated as Buyer shall be an entity able to make the representations and warranties of Buyer set forth in Section 4.02 without scheduled exceptions other than those contemplated by Section 4.02(f) and (h) and those, the substance of which, individually or in the aggregate, would not have a Buyer Material Adverse Effect.

Section 5.13 Financing Cooperation. Seller shall use its reasonable best efforts to provide, and to cause its Subsidiaries and the Seller Representatives to provide, such cooperation as is reasonably requested by Buyer (or, prior to the Joinder Date, the Administrative Agent acting at the direction of the Required Lenders) in connection with the arrangement of the financing of Buyer and its Affiliates in connection with the transactions contemplated hereby, including using its reasonable best efforts to furnish Buyer and its financing sources with such financial and other pertinent information regarding the Assets as may be reasonably requested to consummate such financing.

Section 5.14 Schedule of Certain Personal Property. Seller shall promptly, and in any event within ten (10) days of the date hereof (the “Delivery Date”), prepare and deliver to Buyer (or, if the Delivery Date is prior to the Joinder Date, the Administrative Agent), a current schedule, in form and substance reasonably satisfactory to Buyer or the Administrative Agent (acting at the direction of the Required Lenders), as applicable, listing each Asset described in Section 2.02(c) (other than the Facilities), along with a description of the location of each such Asset.

Section 5.15 Negotiations with Oranje-Nassau Energie.

(a) Buyer acknowledges that Seller is currently engaged in discussions with Oranje-Nassau Energie B.V. (“ONE”) with respect to the potential purchase by ONE of the shares of capital stock (the “Netherlands Shares”) of ATP Netherlands after ATP Netherlands has transferred to Seller all assets of ATP Netherlands other than the Netherlands Shelf Assets (the “Netherlands Transferred Assets”, and the sale of the Netherlands Shares to ONE and the transfer of the Netherlands Transferred Assets to Seller collectively, the “ONE Transactions”) and that Seller has granted to ONE the exclusive right to negotiate the ONE Transactions until July 1, 2013 (the “Exclusivity Termination Date”).

(b) Seller shall promptly (and in any event within one (1) Business Day after receipt thereof by Seller or any of the Seller Representatives) notify Buyer (or, prior to the Joinder Date, the Administrative Agent) orally and in writing of the terms of any proposal received by Seller or any of the Seller Representatives from ONE or its representatives with respect to the ONE Transactions and shall not enter into any binding commitment with ONE (or any other Person) with respect to the ONE Transactions or any sale of the Netherlands Shares or any other transaction with respect to ATP Netherlands without the prior written consent of Buyer (or, prior to the Joinder Date, the Administrative Agent acting at the direction of the Required Lenders). Seller shall keep Buyer (or, prior to the Joinder Date, the Administrative Agent) informed of all material discussions with respect to the ONE Transactions and shall provide Buyer (or, prior to the Joinder Date, the Administrative Agent) with copies of all draft agreements reflecting the ONE Transactions.

(c) If, prior to the Exclusivity Termination Date, Seller and ONE are able to reach agreement as to the terms and conditions of the ONE Transactions, Seller shall notify Buyer (or, prior to the Joinder Date, the Administrative Agent) in writing (the “Notice”) of all of the material terms and conditions of the ONE Transactions and shall provide Buyer the forms of definitive agreements reflecting the ONE Transactions in their entirety. If Buyer (or, prior to the Joinder Date, the Administrative Agent acting at the direction of the Required Lenders) consents to the terms and conditions of the ONE Transactions and approves the definitive agreements as described in and provided with the Notice (such consent and approval to be in the sole discretion of Buyer (or, prior to the Joinder Date, the Administrative Agent acting at the direction of the Required Lenders)), Seller shall have the right, on or prior to the Exclusivity Termination Date, to enter into definitive agreements reflecting the ONE Transactions, provided that such definitive agreements are substantially in the form provided with the Notice and reflect in all material respects the terms and conditions described in the Notice and that such definitive agreements require the ONE Transactions be consummated, and all elements of purchase price or other consideration payable by ONE be paid, on or prior to the Exclusivity Termination Date (such definitive agreements, the “ONE Purchase Agreements”). If the

Seller and ONE have not executed the ONE Purchase Agreements in compliance with this Section 5.15 on or prior to the Exclusivity Termination Date or if the ONE Transactions have not been consummated in their entirety on or prior to the Exclusivity Termination Date, (i) Seller and the Seller Representatives shall immediately cease and cause to be terminated all discussions or negotiations, and shall have no further discussions or negotiations, with ONE concerning the ONE Transactions, any other sale of the Netherlands Shares or any other transaction with respect to ATP Netherlands, (ii) if the ONE Purchase Agreements have been executed they shall be terminated immediately and (iii) Seller shall request of ONE the return or destruction of any confidential information provided to ONE in connection with such discussions or negotiations.

(d) If Seller and ONE have executed the ONE Purchase Agreements in compliance with this Section 5.15 on or prior to the Exclusivity Termination Date then, on or prior to the Exclusivity Termination Date, (i) Seller shall cause ATP Netherlands to transfer all of the Netherlands Transferred Assets to Seller in accordance with the ONE Purchase Agreements and such Netherlands Transferred Assets shall be deemed “Assets” within the meaning of this Agreement, (ii) Seller shall be permitted to transfer the Netherlands Shares to ONE in accordance with the ONE Purchase Agreements and such Netherlands Shares shall be deemed to be “Excluded Assets” within the meaning of this Agreement, (iii) the Closing Cash Payment portion of the Purchase Price shall be reduced by the amount of cash received by Seller as consideration in connection with the ONE Transactions as provided in the ONE Purchase Agreements, (iv) the Credit Bid portion of the Purchase Price shall be reduced by the fair market value of any non-cash consideration received by Seller in connection with the ONE Transactions as provided in the ONE Purchase Agreements, (v) Seller shall consummate and complete all other aspects of the ONE Transactions as set forth in the ONE Purchase Agreements and (vi) Seller shall not waive, modify, amend, terminate or fail to enforce any provision of the ONE Purchase Agreements without the prior written consent of Buyer (or, prior to the Joinder Date, the Administrative Agent acting at the direction of the Required Lenders). Seller shall, and shall procure ONE’s cooperation with Buyer to, take all actions necessary and appropriate to obtain an order of the Bankruptcy Court reasonably satisfactory to Buyer (or, prior to the Joinder Date, the Administrative Agent acting at the direction of the Required Lenders) with respect to the ONE Transactions and the ONE Purchase Agreements.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.01 Conditions to Seller’s Obligations. The obligations of Seller to consummate the transactions provided for herein are subject to the satisfaction of, or waiver by Seller, on or prior to the Closing Date of each of the following conditions:

(a) Representations. The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all respects on the date hereof and on and as of the Closing Date (other than representations and warranties that are made as of another date, which shall be so true and correct as of such date only); provided, however, that this condition shall be deemed to have been satisfied even if such representations and warranties are not true and correct unless the individual or aggregate impact of all inaccuracies of such representations and warranties has resulted or would reasonably be expected to result in a Buyer Material Adverse Effect.

(b) Performance. Buyer shall have performed or complied with, in all material respects, all obligations, agreements and covenants contained in this Agreement as to which performance or compliance by Buyer is required prior to or at the Closing.

(c) Execution and Delivery of Closing Documents. Buyer shall have executed and delivered to Seller all of the documents described in Section 7.04 and Buyer shall be ready, willing and able to deliver to Seller the Adjusted Purchase Price in accordance with Section 3.01.

Section 6.02 Conditions to Buyer’s Obligations. The obligations of Buyer to consummate the transactions provided for herein are subject to the satisfaction of, or waiver by Buyer, on or prior to the Closing Date of each of the following conditions:

(a) Representations. The representations and warranties of Seller (i) set forth in Sections 4.01(a), 4.01(c), 4.01(d), 4.01(h), 4.01(j), 4.01(p), 4.01(t), 4.01(w), 4.01(x) and 4.01(y) shall be true and correct in all material respects and (ii) set forth in Section 4.01 (other than the subsections listed in clause (i) above) shall be true and correct in all respects except where the individual or aggregate impact of all inaccuracies of such representations and warranties has resulted or would reasonably be expected to result in a Material Adverse Effect, in each of clauses (i) and (ii) on the date hereof and on and as of the Closing Date with the same force and effect as if made on and as of such date (other than representations and warranties that are made as of another date, which shall be so true and correct as of such date only); provided, however, that for purposes of determining the satisfaction of this condition, no effect shall be given to any materiality or Material Adverse Effect exception or qualification set forth in such representations and warranties.

(b) Performance. Seller shall have performed or complied with, in all material respects, all covenants or agreements contained in this Agreement as to which performance or compliance by Seller is required prior to or at the Closing.

(c) Execution and Delivery of Closing Documents. Seller shall have executed and delivered to Buyer all of the documents described in Section 7.03.

(d) BOEM/BSEE Approval. Buyer shall have received assurances acceptable to Buyer that approval of the BOEM/BSEE for the transfer of the Assets contemplated by this Agreement will be obtained.

(e) Final Orders. The Sale Order shall have been entered and shall have become a Final Order. For the avoidance of doubt, Buyer is relying on the terms of the Sale Order, including the protections of Bankruptcy Code Sections 363(b), 363(f), 363(m), 365(a), 365(b) and 365(f), and does not intend to consummate the transactions contemplated by this Agreement unless the Sale Order has been entered and has become a Final Order.

(f) No Litigation. No suit, action, investigation, proceeding or litigation shall be pending seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement.

(g) Consents. All consents and approvals (other than with respect to the BOEM/BSEE) required to be obtained for the sale and purchase of the Assets, after giving effect to the Sale Order, shall have been obtained and all filings and notifications required to be made and given, if any, after giving effect to the Sale Order, shall have been made or given.

Section 6.03 Conditions to Buyer and Seller’s Obligations. The obligations of each of Buyer and Seller to consummate the transactions provided for herein are subject to the fulfillment or waiver by Buyer and Seller (other than the condition contained in Section 6.03(a) below, the fulfillment of which cannot be waived by any Party) on or prior to the Closing Date of each of the following conditions:

(a) Bankruptcy Court Approval. The Bankruptcy Court shall have entered an order approving the transactions contemplated hereby and the terms and conditions of this Agreement.

(b) No Injunctions or Restraints. No applicable Law enacted, entered, promulgated, enforced or issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

(c) HSR Act. If applicable, the waiting period under the HSR Act applicable to the consummation of the transactions contemplated hereby shall have expired, notice of early termination shall have been received or a consent order issued (in form and substance satisfactory to each Party) by or from applicable Governmental Authorities.

Section 6.04 Frustration of Closing Conditions. Neither Buyer nor Seller may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party’s failure to use its reasonable best efforts to cause the Closing to occur, as required by Section 5.05.

Section 6.05 Waiver of Closing Conditions. Notwithstanding anything to the contrary set forth in this Agreement, Buyer shall not waive any condition to Closing that would be material and adverse to the interests of the Lenders under the DIP Credit Agreement without the prior written consent of the Administrative Agent, acting on behalf of the Lenders and at the direction of the Required Lenders.

ARTICLE VII

CLOSING

Section 7.01 Time and Place of Closing. The closing of the sale by Seller and the purchase by Buyer of the Assets pursuant to this Agreement (the “Closing”) shall take place at the offices of Mayer Brown LLP located at 700 Louisiana Street, Houston, Texas 77002, at 10:00 a.m., Houston time on the second Business Day following the satisfaction (or, to the extent permitted, the waiver) of the conditions set forth in Article VI, or at such other place, time and date as may be agreed by Seller and Buyer. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

Section 7.02 Adjustments to Purchase Price.

(a) At the Closing, the Closing Cash Payment portion of the Purchase Price shall be decreased, pursuant to Section 7.02(d), by Seller’s good faith estimate (as set forth in a statement delivered to Buyer not later than two (2) Business Days prior to Closing) of the amount of cash and cash equivalents that constitute Excluded Assets as of the Closing Date, including the amount of any cash received by Seller as consideration in connection with the ONE Transactions as provided in the ONE Purchase Agreements.

(b) At the Closing, the Credit Bid portion of the Purchase Price shall be decreased, pursuant to Section 7.02(c), by Seller’s good faith estimate (as set forth in a statement delivered to Buyer not later than two (2) Business Days prior to Closing) of the following amounts (without duplication) (together with any reduction to the Closing Cash Payment as set forth in Section 7.02(a) and any reduction to the Credit Bid portion of the Purchase Price as set forth in Section 7.02(c), the “Purchase Price Reductions”):

(i) any amounts agreed upon pursuant to Section 2.02 with respect to the Rejected Assets, if any;

(ii) amounts received by Seller from other working interest owners as joint interest billings under the Assigned Contracts that have not been paid to the vendors who performed work giving rise to the joint interest billing as of the Closing Date;

(iii) any Contract Cure Amounts;

(iv) the Assumed Seller Taxes and any interest and penalties attributable to the failure to make timely payments of such amounts prior to Closing and any Production Taxes or Non-Income Taxes, each as allocated pursuant to Section 12.01;

(v) the net amount of any Imbalances as of the Closing Date, if such net amount is negative; and

(vi) the fair market value of any non-cash consideration received by Seller in connection with the ONE Transactions as provided in the ONE Purchase Agreements.

(c) At the Closing, the Credit Bid portion of the Purchase Price shall be decreased, pursuant to Section 7.02(d), by Buyer’s good faith determination (as set forth in a statement delivered to Seller not later than two (2) Business Days prior to Closing) of the BOEM Amount. As of the date hereof, the BOEM Amount is expected to be approximately $44,255,000.

(d) At Closing, the Adjusted Purchase Price shall be equal to the Purchase Price minus the total amount of the Purchase Price Reductions as determined pursuant to Sections 7.02(a), (b) and (c).

(e) On or before sixty (60) days after the Closing, a final settlement statement (the “Final Settlement Statement”) will be prepared by Seller, setting forth the actual Purchase Price Reductions (other than the BOEM Amount) (“Final Adjustments”). As soon as practicable, and in any event within thirty (30) days, after receipt of the Final Settlement Statement, Buyer shall return a written report containing any proposed changes to the Final Settlement Statement and an explanation of any such changes and the reasons therefor (the “Dispute Notice”). Any Dispute Notice shall include only objections based on (A) mathematical errors in the computation of the Final Adjustments or (B) the Final Adjustments not having been calculated in accordance with this Section 7.02. If Buyer fails to deliver a Dispute Notice within such thirty (30) day period, the Final Settlement Statement and the Final Adjustments shall become final and binding at the end of such period. If the Final Adjustments set forth in the Final Settlement Statement are mutually agreed upon by Seller and Buyer, the Final Settlement Statement and the Final Adjustments shall be final and binding on the Parties.

(f) If Buyer and Seller are unable to agree upon the Final Adjustments within thirty (30) days after Seller’s receipt of the Dispute Notice, then either Buyer or Seller may elect to refer their remaining differences to KPMG, LLP (“KPMG”) or, if KPMG shall decline to accept such engagement, a nationally recognized firm of independent public accountants selected jointly by Buyer and Seller. If Buyer and Seller are unable to select independent public accountants within two (2) Business Days of KPMG declining to accept such engagement, either Buyer or Seller may thereafter request that the American Arbitration Association make such selection (as applicable, KPMG, the firm selected by Buyer and Seller or the firm selected by the American Arbitration Association is referred to as the “Accounting Arbitrator”). The Accounting Arbitrator shall use its office located in Houston, Texas to resolve any dispute and shall be required to adopt the proposed amounts for the Final Adjustments submitted to the Accounting Arbitrator by either Buyer, on the one hand, or Seller, on the other hand. The Accounting Arbitrator shall have no power whatsoever to reach any other result and shall adopt the amount for the Final Adjustments that in its judgment is the closest to being in conformity with the provisions of this Agreement. The Accounting Arbitrator, Buyer and Seller shall use their commercially reasonable efforts to resolve the dispute within thirty (30) days of the engagement of the Accounting Arbitrator. If at any time prior to judgment by the Accounting Arbitrator, Buyer and Seller resolve their dispute, then notwithstanding the preceding provisions of this Section 7.01(f), the Accounting Arbitrator’s involvement promptly shall be discontinued and the Final Adjustments shall be revised, if necessary, to reflect such resolution and thereupon shall be final and binding on Buyer and Seller. All of the costs and expenses of the Accounting Arbitrator shall be borne by one-half by Buyer and one-half by Seller. The determination and decision of the Accounting Arbitrator shall be final and nonappealable and shall be valid and binding upon Buyer and Seller and their successors and assigns and may be enforced in any court of competent jurisdiction. Buyer and Seller shall make readily available to the Accounting Arbitrator all relevant books and records relating to the Final Adjustments and all other items reasonably requested by the Accounting Arbitrator in connection therewith. The determination of the Accounting Arbitrator shall be binding and final for purposes of this Agreement.

(g) Within five (5) calendar days following either (x) an agreement by Buyer and Seller on the Final Adjustments or (y) a determination by the Accounting Arbitrator as to such Final Adjustments, then:

(i) if the Purchase Price minus the total amount of the Purchase Price Reductions included in the Final Adjustments is greater than the Adjusted Purchase Price, then Buyer shall increase the Credit Bid portion of the Adjusted Purchase Price by the amount of such excess; and

(ii) if the Purchase Price minus the total amount of the Purchase Price Reductions included in the Final Adjustments is less than the Adjusted Purchase Price, then Buyer shall decrease the Credit Bid portion of the Adjusted Purchase Price by the amount of such excess and such excess amount shall be deemed to remain (A) outstanding against Seller and any of its assets not purchased hereby and (B) protected by and entitled to the benefit of the terms and provisions of the DIP Order and DIP Credit Agreement.

Section 7.03 Actions of Seller at Closing. At the Closing, Seller shall:

(a) execute and deliver to Buyer an assignment without any warranty whatsoever, express, implied, or statutory, but including rights of subrogation (other than to any Seller or any Affiliate of any Seller) in form and substance as is customary for similar transactions (the “Assignment”) covering the Assets, and such other instruments, in form and substance mutually agreed upon by Buyer and Seller, as may be reasonably necessary to convey ownership, title and possession of the Assets to Buyer as contemplated by this Agreement, and shall otherwise deliver to Buyer possession of the Assets;

(b) deliver executed statements described in Treasury Regulation §1.1445-2(b)(2) certifying that Seller is not (A) an entity disregarded as separate from its owner for U.S. federal income tax purposes, and (B) is not a “foreign person” as defined in Section 1445 of the Code;

(c) deliver to Buyer a certificate duly executed by an authorized officer of Seller, dated as of Closing Date, certifying on behalf of Seller that the conditions set forth in Sections 6.02(a) and 6.02(b) have been fulfilled;

(d) deliver a certificate from the secretary or a senior officer of Seller certifying and attaching a copy of the resolutions or written consent of the governing body of Seller approving this Agreement and the transactions contemplated hereby;

(e) deliver to Buyer and the Escrow Agent the Escrow Agreement duly executed by Seller;

(f) deliver to Buyer the transition services agreement contemplated by Section 8.01 duly executed by Seller; and

(g) execute, acknowledge and deliver any transfer orders, division orders, letters of resignation of Seller as operator, and any other agreements and take any other actions provided for herein or which are reasonably necessary to effectuate the transactions contemplated hereby.

Section 7.04 Actions of Buyer at Closing. At the Closing, Buyer shall:

(a) deliver to Seller the Closing Cash Payment by wire transfer as set forth in Section 3.01;

(b) deliver to Seller a certificate duly executed by an authorized officer of Buyer, dated as of Closing Date, certifying on behalf of Buyer that the conditions set forth in Sections 6.01(a) and 6.01(b) have been fulfilled;

(c) deliver a certificate from the secretary or a senior officer of Buyer certifying and attaching a copy of the resolutions or written consent of the governing body of Buyer approving this Agreement and the transactions contemplated hereby; and

(d) deliver to Seller and the Escrow Agent the Escrow Agreement duly executed by Buyer;

(e) deliver to Seller the transition services agreement contemplated by Section 8.01 duly executed by Buyer; and

(f) execute, acknowledge and deliver any transfer orders, division orders and any other agreements and take any other actions provided for herein or which are reasonably necessary to effectuate the transactions contemplated hereby.

ARTICLE VIII

CERTAIN ADDITIONAL OBLIGATIONS

Section 8.01 Transition Services. It is expressly understood and agreed that Buyer and Seller shall negotiate in good faith and enter into an agreement effective as of the Closing pursuant to which Seller and its Subsidiaries (other than the Purchased Entities), as applicable, will provide to Buyer certain transition support services requested by Buyer, if any, that are similar to transition support services provided in comparable transactions (taking into account the nature of the Assets) on customary terms.

Section 8.02 ORRI/NPI Matters.

(a) Settlement of Claims. Seller shall not, without the prior written consent of Buyer, settle, compromise, agree to settle or compromise or otherwise release or discharge any Person in connection with the ORRI/NPI Claims.

(b) Disgorged Payments. Seller acknowledges that Buyer shall be entitled to the proceeds of any disgorgement, recovery or other return of distributions to Seller or Buyer or any of their respective Affiliates, successors or assigns that results from or in connection with any ORRI/NPI Claim (a “Disgorged Payment”), and Seller shall promptly (and in any event within three (3) Business Days) transfer any such Disgorged Payment received by Seller or any of its Affiliates to Buyer by wire transfer in immediately available funds.

Section 8.03 Files. To the extent any Files are not located with the Assets, Seller shall make copies of such Files, to the extent related to the Assets, available for pickup by Buyer within ten (10) days after the Closing and Buyer shall pick up such Files on such date or within five (5) days thereafter. Buyer recognizes that certain of the Files may contain information relating to assets or businesses of Seller and its Affiliates other than the Assets and that Seller and its Affiliates may retain copies thereof.

Section 8.04 Further Cooperation. After the Closing, and subject to the terms and conditions of this Agreement, each of Buyer and Seller, at the request of the other and without additional consideration, shall execute and deliver, or shall cause to be executed and delivered from time to time, such further instruments of conveyance and transfer and shall take such other action as the other Party may reasonably request to carry out the purposes and intents of this Agreement.

ARTICLE IX

TERMINATION

Section 9.01 Right of Termination. This Agreement and the transactions contemplated hereby may be completely terminated at any time prior to the Closing:

(a) by mutual written consent of Buyer and Seller;

(b) by either Buyer or Seller, by written notice to the other Party, if any of the conditions set forth in Section 6.03 are not satisfied, have not been waived by such Party and are incapable of being satisfied by the Outside Date;

(c) by Seller, by written notice to Buyer, if any of the conditions set forth in Section 6.01 are not satisfied, have not been waived by Seller and are incapable of being satisfied by the Outside Date;

(d) by Buyer, by written notice to Seller if any of the conditions set forth in Section 6.02 are not satisfied, have not been waived by Buyer and are incapable of being satisfied by the Outside Date;

(e) by either Buyer or Seller, by written notice to the other Party, if the Closing does not occur on or prior to the Outside Date; provided, however, that the right to terminate this Agreement under Section 9.01(e) shall not be available to any Party whose breach of a representation or warranty in this Agreement or whose action or failure to act in breach of this Agreement has been a principal cause or resulted in the failure of the Closing to occur on or before such date;

(f) by either Buyer or Seller, by written notice to the other Party, if the Bankruptcy Court approves any agreement for a transaction or series of related transactions, other than the transactions to be consummated under this Agreement, pursuant to which all or substantially all of the Assets will be acquired (whether pursuant to an asset sale, merger, stock purchase, a Chapter 11 plan or otherwise);

(g) by Buyer, by written notice to Seller, if the Bankruptcy Case is dismissed or converted to a case under Chapter 7 of the Bankruptcy Code; or

(h) by the Administrative Agent, by written notice to Seller, if (i) the Required Lenders fail to designate (in a form and substance satisfactory to the Administrative Agent) Buyer under this Agreement prior to the Outside Date, (ii) Buyer fails to execute and deliver the joinder to this Agreement as contemplated by Section 5.12 prior to the Outside Date or (iii) the Administrative Agent determines that any additional approval of the Required Lenders is necessary in order to consummate the transactions contemplated hereby and such approval is not obtained, has not been waived by the Administrative Agent acting at the direction of the Required Lenders and is incapable of being obtained by the Outside Date.

For purposes of this Section 9.01, prior to the Joinder Date, the Administrative Agent acting at the direction of the Required Lenders may exercise any right of Buyer to terminate this Agreement on behalf of Buyer.

Section 9.02 Effect of Termination. In the event that Closing does not occur as a result of either Buyer or Seller exercising its right to terminate this Agreement pursuant to Section 9.01, then upon such termination, this Agreement shall thereafter be null and void, without any Liability or obligation on the part of any Party under this Agreement, except that the provisions of Section 1.01, Section 1.02, Section 4.01(h), Section 4.02(h),

Section 5.04, this Section 9.02, Section 10.02, Section 10.04, Section 10.05, Section 10.06, Section 11.01 and ARTICLE XII (other than Section 12.01) shall survive any termination of this Agreement. Nothing in this Section 9.02 shall be deemed to impair the right of any Party to compel specific performance by any other party of its obligations under this Agreement.

ARTICLE X

ASSUMPTION

Section 10.01 Assumption. Subject to the terms and conditions of this Agreement, as of the Closing, Buyer assumes and agrees to pay, perform and discharge, or cause to be paid, performed, and discharged, only the following obligations and Liabilities:

(a) all Production Taxes and Non-Income Taxes allocable to Tax periods (or portion thereof) beginning on or after the Closing Date, pursuant to Section 12.01(a);

(b) all Liabilities attributable to the Assets arising from, attributable to, or alleged to be arising from or attributable to, a violation of or the failure to perform any obligation imposed by any Environmental Law (to the extent attributable to the period from and after the Closing Date);

(c) all obligations to settle any Imbalances, regardless of whether such Imbalances arose prior to, on or after the Closing Date;

(d) all obligations applicable to the lessee under the terms of any of the transferred Leases from and after the Closing Date;

(e) all Contract Cure Amounts with respect to the Assigned Contracts;

(f) the Assumed Seller Taxes;

(g) all obligations to any working interest owners with respect to joint interest billings under the Assigned Contracts; and

(h) all other Liabilities directly related to the Assets (other than (i) Taxes attributable to Tax periods (or portions thereof) beginning prior to the Closing Date, (ii) Liabilities related to the Debt Facilities and other Liens and (iii) Liabilities to any advisors, including financial, engineering, technical, legal and accounting advisors, in connection with the transactions contemplated in this Agreement or in connection with the Bankruptcy Case) in each case, to the extent first arising and relating to facts and circumstances first occurring after the Closing Date.

All such assumed obligations and Liabilities described above in this Section 10.01 are collectively referred to herein as the “Assumed Obligations.”

Section 10.02 Negligence and Fault. THE DEFENSE, RELEASE, HOLD HARMLESS, WAIVER AND LIMITATION OF LIABILITY OBLIGATIONS AND/OR PROVISIONS SET FORTH IN THIS AGREEMENT SHALL ENTITLE THE BENEFICIARY THEREOF TO SUCH DEFENSE, RELEASE, HOLD HARMLESS, WAIVER OR LIMITATION OF LIABILITY HEREUNDER IN ACCORDANCE WITH THE TERMS HEREOF, REGARDLESS OF WHETHER THE CLAIM GIVING RISE TO SUCH RIGHT OR OBLIGATION IS THE RESULT OF: (A) STRICT LIABILITY, (B) THE VIOLATION OF ANY LAW BY SUCH BENEFICIARY OR BY A PRE-EXISTING CONDITION, OR (C) THE SOLE, CONCURRENT OR COMPARATIVE NEGLIGENCE OF SUCH BENEFICIARY THEREOF.

Section 10.03 Release.

(a) Except for the rights and obligations of the Parties specifically set forth in this Agreement, effective as of Closing, Buyer, on its own behalf and on behalf of its Affiliates, to the extent permitted by Law, hereby irrevocably and unconditionally releases, remises and forever discharges Seller and its Affiliates and all such parties’ past, present and future shareholders, partners, members, board of directors and/or supervisors, managers, officers, employees, agents, representatives and advisors from any and all suits, legal or administrative proceedings, claims, demands, damages, losses, costs, Liabilities, interest or causes of action whatsoever, at Law or in equity, known or unknown, which Buyer or its Affiliates might now or subsequently may have, based on, relating to or arising out of this Agreement, the transactions contemplated hereby, the ownership, use or operation of the Assets or the condition, quality, status or nature of the Assets, including rights to contribution under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, breaches of statutory or implied warranties, nuisance or other tort actions, rights to punitive damages, common law rights of contribution and rights under insurance maintained by Seller or any of its Affiliates.

(b) Except for the rights and obligations of the Parties specifically set forth in this Agreement, effective as of Closing, Seller, on its own behalf and on behalf of its Affiliates, to the extent permitted by Law, hereby irrevocably and unconditionally releases, remises and forever discharges Buyer and its Affiliates and all such parties’ past, present and future shareholders, partners, members, board of directors and/or supervisors, managers, officers, employees, agents, representatives and advisors from any and all suits, legal or administrative proceedings, claims, demands, damages, losses, costs, Liabilities, interest or causes of action whatsoever, at Law or in equity, known or unknown, which Seller or its Affiliates might now or subsequently may have, based on, relating to or arising out of this Agreement, the transactions contemplated hereby, the ownership, use or operation of the Assets or the condition, quality, status or nature of the Assets, including rights to contribution under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, breaches of statutory or implied warranties, nuisance or other tort actions, rights to punitive damages, common law rights of contribution and rights under insurance maintained by Buyer or any of its Affiliates.

Section 10.04 Survival. The representations and warranties of Buyer and Seller contained herein and in the certificates delivered at Closing (other than those contained in Sections 4.01(h) and 4.02(h)) shall terminate upon Closing and be of no further force or effect for any purpose. The covenants and other agreements of the Parties contained herein and the representations contained in Sections 4.01(h) and 4.02(h) shall survive the Closing (except to the extent otherwise specifically set forth in the applicable covenant or other agreement contained herein).

Section 10.05 Non-Compensatory Damages. Neither Buyer nor Seller shall be entitled to recover from the other, or their respective Affiliates, any indirect, special, consequential, punitive or exemplary damages, or damages for lost profits of any kind or loss of business opportunity, arising under or in connection with this Agreement or the transactions contemplated hereby, except to the extent any such Party suffers such damages (including costs of defense and reasonable attorneys’ fees incurred in connection with defending of such damages) to a Third Party, which damages (including costs of defense and reasonable attorneys’ fees incurred in connection with defending against such damages) shall not be excluded by this provision as to recovery hereunder. Subject to the preceding sentence, Buyer, on behalf of itself and each of its Affiliates, and Seller, on behalf of itself and each of its Affiliates, waive any right to recover any indirect, special, consequential, punitive or exemplary damages, or damages for lost profits of any kind or loss of business opportunity, arising in connection with or with respect to this Agreement or the transactions contemplated hereby.

Section 10.06 Specific Performance. Each of the Parties agrees that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which it is entitled at law or in equity.

ARTICLE XI

LIMITATIONS ON REPRESENTATIONS AND WARRANTIES

Section 11.01 Disclaimers of Representations and Warranties.

(a) EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN SECTION 4.01 OF THIS AGREEMENT, (I) SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED AND (II) SELLER EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO BUYER OR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING ANY

OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO BUYER BY SELLER OR ANY OFFICER, DIRECTOR, SUPERVISOR, EMPLOYEE, AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF SELLER OR ANY OF ITS AFFILIATES).

(b) EXCEPT AS EXPRESSLY SET FORTH IN SECTION 4.01 OF THIS AGREEMENT, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (I) TITLE TO THE ASSETS, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY ENGINEERING, GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE ASSETS, (III) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE ASSETS, (IV) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY THE ASSETS, (V) THE PRODUCTION OF HYDROCARBONS FROM THE ASSETS, (VI) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS, (VII) THE CONTENT, CHARACTER OR NATURE OF ANY INFORMATION MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY SELLER OR THIRD PARTIES WITH RESPECT TO THE ASSETS, (VIII) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE TO BUYER, ITS AFFILIATES OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND (IX) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT.

(c) SELLER EXPRESSLY DISCLAIMS AND NEGATES, AND BUYER HEREBY WAIVES (I) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (II) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (III) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (IV) ANY RIGHTS OF PURCHASERS UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (V) ANY CLAIMS BY BUYER FOR DAMAGES BECAUSE OF REDHIBITORY VICES OR DEFECTS, WHETHER KNOWN OR UNKNOWN AS OF THE DATE OF THIS AGREEMENT OR THE CLOSING DATE, AND (VI) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW; IT BEING THE EXPRESS INTENTION OF BOTH BUYER AND SELLER THAT, EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN SECTION 4.01 OF THIS AGREEMENT, THE ASSETS SHALL BE CONVEYED TO BUYER IN THEIR PRESENT CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS,” WITH ALL FAULTS, AND THAT BUYER HAS MADE OR SHALL MAKE PRIOR TO CLOSING SUCH INSPECTIONS AS BUYER DEEMS APPROPRIATE.

(d) OTHER THAN EXPRESSLY SET FORTH IN SECTION 4.01 OF THIS AGREEMENT, SELLER HAS NOT AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT, THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT OR ANY OTHER ENVIRONMENTAL CONDITION OF THE ASSETS, AND NOTHING IN THIS AGREEMENT OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY. SUBJECT TO BUYER’S RIGHTS UNDER THIS AGREEMENT, BUYER SHALL BE ACQUIRING THE ASSETS WITH THE RECOGNITION THAT SUCH ACQUISITION IS “AS IS” AND “WHERE IS,” WITH ALL FAULTS FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION, AND BUYER ACKNOWLEDGES IT HAS MADE OR CAUSED TO BE MADE SUCH ENVIRONMENTAL INSPECTIONS AS BUYER DEEMS APPROPRIATE.

(e) SELLER AND BUYER AGREE THAT THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS SECTION 11.01 ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER.

ARTICLE XII

MISCELLANEOUS

Section 12.01 Tax Matters.

(a) Tax Allocation. The Non-Income Taxes imposed on a periodic basis (including real, personal and intangible property Taxes or ad valorem property Taxes) (“Property Taxes”) for which Seller shall be and remain liable is the amount of Property Taxes (other than the Assumed Seller Taxes) assessed with respect to the ownership or operation of the Assets for (i) any Tax period ending prior to the Closing Date and (ii) any Straddle Period multiplied by a fraction, the numerator of which is the number of days in the Straddle Period ending immediately prior to the Closing Date and the denominator of which is the number of days in the entire Straddle Period. The Production Taxes and Non-Income Taxes (except for Property Taxes) for which Seller shall be and remain liable is the amount of such Taxes (other than the Assumed Seller Taxes) assessed with respect to the ownership or operation of the Assets for (i) any Tax period ending prior to the Closing Date and (ii) any Straddle Period, the Production Taxes or Non-Income Taxes that would be payable with respect to the ownership or operation of the Assets as of the end of the day immediately prior to the Closing Date as if such period were treated as ending as of the end of the day prior to the Closing Date. All Non-Income Taxes and Production Taxes with respect to the ownership or operation of the Assets arising on or after the Closing Date (including all Straddle Period Taxes not apportioned to Seller) shall be allocated to and borne by Buyer. The portion of Non-Income Taxes and Production Taxes to be borne by Seller and not paid by Seller on or prior to Closing shall be satisfied by a downward adjustment to the Purchase Price pursuant to Section 7.02(b)(iv). To the extent the actual amount of any such Non-Income Taxes and Production Taxes is not determinable at Closing, the most recent information available will be used to estimate the Purchase Price adjustment pursuant to Section 7.02. Upon determination of the actual amount of estimated Production Taxes and Non-Income Taxes, and once no further payments are required under Section 7.02(g), (x) Seller shall pay to Buyer any additional amount necessary to satisfy its allocated share of Production Taxes and Non-Income Taxes no later than five (5) Business Days prior to the due date for such Taxes or (y) Buyer shall increase the Credit Bid portion of the Purchase Price by any amount necessary to satisfy its allocated share of Production Taxes and Non-Income Taxes, as applicable.

(b) Tax Returns and Cooperation in Tax Proceedings. Notwithstanding anything in the Agreement to the contrary, for 120 days after the Closing Date, Seller shall cooperate with Buyer in connection with the filing of Tax Returns and any audit, litigation or other proceeding (each, a “Tax Proceeding”) with respect to Taxes imposed on or with respect to the Assets. Such cooperation shall include the retention and (upon Buyer’s request) the provision of records and information which are reasonably relevant to any such Tax Return or Tax Proceeding and making employees available (at Buyer’s sole expense) on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Seller shall prepare and file (i) all Tax Returns for Income Taxes for any Tax period of Seller that includes or ends with, respectively, the Closing Date, and (ii) all Tax Returns for Non-Income Taxes and Production Taxes of or in respect of the Assets for any Tax period ending on or prior to the Closing Date, provided, however, that any Tax Returns for Non-Income Taxes and Production Taxes for periods on or after the date hereof (other than any such Tax Returns prepared in the ordinary course and consistent with Seller’s normal practice, which shall be made available to Buyer promptly after filing) shall be submitted to Buyer for its review and comments no later than ten (10) Business Days prior to the due date for such Tax Return. Buyer shall prepare and file all Tax Returns for Non-Income Taxes and Production Taxes of or in respect of the Assets for any Tax period that includes, but does not end on, the Closing Date, provided that, any such Tax Return that includes a Straddle Period shall be furnished to Seller for review and comment not later than ten (10) Business Days prior to the due date of such Tax Return. Buyer shall consider any comments from Seller in good faith but shall not be obligated to accept such comments.

(c) Transfer Taxes. Seller shall be responsible for the filing of all Tax Returns and the payment of all state and local transfer, documentary, recording, sales, use, stamp, registration or other similar Taxes (the “Transfer Taxes”) resulting from the transactions contemplated by this Agreement or any other transaction document and not eliminated through the application of Section 1146(a) of the Bankruptcy Code. Buyer and Seller shall cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Transfer Taxes.

(d) Tax Contests. If any claim or demand for Non-Income Taxes or Production Taxes in respect of which Seller may be responsible pursuant to Section 12.01(a) is asserted in writing against Buyer or any of Buyer’s Affiliates, Buyer shall notify Seller of such claim or demand within 20 days of receipt thereof, and shall give Seller such information with respect thereto as Seller may reasonably request, provided, however, that later notice shall not relieve the responsibility of Seller under this Article XII unless Seller’s defense to such claim is materially compromised as a result thereof. Seller may discharge, at any time, any payment obligations under Section 12.01(a) by paying to Buyer the amount payable pursuant to Section 12.01(a), calculated on the date of such payment. Seller may, at its own expense, participate in, and upon notice to Buyer, assume the defense of any such claim, suit, action, litigation, or proceeding (including any Tax audit). If Seller assumes such defense, Seller shall have the sole discretion as to the conduct of such defense and Buyer shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Seller. No claim may be settled, however, without the written consent of Buyer, not to be unreasonably withheld, conditioned, or delayed, if such claim would adversely affect the Tax liability of Buyer after the Closing Date in any material way. Whether or not Seller chooses to defend or prosecute any claim, Buyer and Seller shall cooperate in the defense or prosecution thereof. Seller shall not be responsible under Section 12.01(a) for (a) any Non-Income Taxes or Production Taxes, the payment of which was made by Buyer after the Closing without Seller’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, or (b) any settlements (i) effected by Buyer after the Closing without the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed, or (ii) resulting from any claim, suit, action, litigation or proceeding with respect to which Seller was not notified pursuant to this Section 12.01(d).

(e) Tax Treatment of Payments. Adjustments made pursuant to this Section 12.01 shall be treated for all Tax purposes as adjustments to the Final Purchase Price, unless otherwise required by applicable Law.

Section 12.02 [Reserved].

Section 12.03 Entire Agreement. This Agreement, the documents to be executed pursuant hereto and the exhibits and schedules attached hereto constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.

Section 12.04 Publicity. Each Party shall consult with the other Parties prior to making any public release concerning this Agreement or the transactions contemplated hereby and, except as required by applicable Law or by any Governmental Authority or stock exchange (in which case the Party required to make such release shall allow the other Parties reasonable time to comment on such release in advance of such issuance), no Party shall issue any such release without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed.

Section 12.05 No Third Party Beneficiaries. Except with respect to (a) the Persons included within the definition of Seller Representatives or Buyer Representatives (and in such cases, only to the extent expressly provided herein), (b) the Administrative Agent and the Lenders and their respective Affiliates with respect to Section 12.16 and (c) any permitted successor to Seller or Buyer, or assignee of Seller or Buyer, this Agreement is for the sole benefit of the Parties and nothing in this Agreement shall provide any benefit to any Third Party or entitle any Third Party to any claim, cause of action, remedy or right of any kind.

Section 12.06 Assignment. No Party may assign or delegate any of its rights or duties hereunder without the prior written consent of the other Parties and any assignment made without such consent shall be void; provided, however, Buyer may assign this Agreement or any rights hereunder to one or more wholly owned Subsidiaries of Buyer, or any other entity formed at the direction of the Required Lenders for purposes of effecting the Credit Bid, without the consent of Seller; provided further, however, that Seller may assign any of its rights hereunder to any successor (including a liquidating trustee) without the consent of Buyer or the Administrative Agent; provided further, however, in connection with the assignment of the Assets pursuant to the Credit Bid, the Administrative Agent may assign any of its rights or duties hereunder to Buyer. Any assignment made by Buyer or Seller as permitted hereby shall not relieve Buyer or Seller, as applicable, from any Liability or obligation hereunder. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns.

Section 12.07 Governing Law. THIS AGREEMENT AND THE LEGAL RELATIONS AMONG THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION, AND THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE.

Section 12.08 Exclusive Jurisdiction. ALL ACTIONS AND PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE EXCLUSIVELY LITIGATED, HEARD AND DETERMINED IN THE BANKRUPTCY COURT, AND THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION AND AUTHORITY OF THE BANKRUPTCY

COURT TO HEAR AND DETERMINE ANY SUCH ACTION OR PROCEEDING; PROVIDED, HOWEVER, THAT IF THE BANKRUPTCY CASE IS CLOSED, THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 12.09 Notices. Any notice, communication, request, instruction or other document required or permitted hereunder shall be given in writing and delivered in person or sent by United States mail (postage prepaid, return receipt requested), telex, facsimile, telecopy or reliable overnight courier service to the addresses of the Parties set forth below. Any such notice shall be effective (i) when delivered if delivered by hand or transmitted by facsimile (with acknowledgment received) during normal business hours or, if not delivered during normal business hours, on the next Business Day, (ii) two (2) Business Days after the same are sent if sent by certified or registered mail, postage prepaid, return receipt requested or (iii) one (1) Business Day after the same are sent if sent by a reliable overnight courier service, with acknowledgment of receipt.

Seller:

ATP Oil & Gas Corporation

Attention: President

4600 Post Oak Place

Suite 100

Houston, Texas 77027

Phone (713) 622-3311

with a copy (which shall not constitute notice) to:

Mayer Brown LLP

700 Louisiana Street

Suite 3400

Houston, Texas 77002

Attention: Robert F. Gray, Jr.

Charles S. Kelley

Fax (713) 238-4600

Buyer:	Prior to the Joinder Date, notices to Buyer shall be delivered to the Administrative Agent. On or after the Joinder Date, notices to Buyer shall be delivered to such address and to such Persons as will be identified in the joinder delivered pursuant to Section 5.12.

Administrative Agent:

Credit Suisse AG

Eleven Madison Avenue

New York, New York 10010

Attention: Tad Bender

Phone (212) 325-5163

Fax (212) 325-6665

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

Attention: Paul H. Zumbro

Damien R. Zoubek

Fax (212) 474-3700

Each Party may, by written notice so delivered, change its address for notice purposes hereunder.

Section 12.10 Approval of the Bankruptcy Court. Notwithstanding anything herein to the contrary, any and all obligations under this Agreement are subject to approval of the Bankruptcy Court.

Section 12.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 12.12 Counterparts. This Agreement may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one instrument. Any signature hereto delivered by a Party by facsimile or electronic transmission shall be deemed an original signature hereto.

Section 12.13 Amendment and Waiver. This Agreement may be amended, supplemented, modified, superseded or canceled and any of the terms, covenants, representations, warranties or conditions hereof may be waived only by an instrument in writing signed by an authorized officer of each of the Parties or, in the case of a waiver, by or on behalf of the Party waiving compliance. No waiver of any of the provisions of this Agreement or rights hereunder shall be deemed or shall constitute a waiver of any other provisions hereof or right hereunder (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 12.14 Expenses. Except as set forth in the Bidding Procedures Order, whether or not the transactions contemplated by this Agreement are consummated, except as otherwise expressly provided herein, each of the Parties shall be responsible for the payment of its own respective costs and expenses incurred in connection with the negotiations leading up to and the performance of its respective obligations pursuant to this Agreement, including the fees of any attorneys, accountants, brokers or advisors employed or retained by or on behalf of such party.

Section 12.15 Schedules and Exhibits. The inclusion of any matter upon any Schedule or any Exhibit attached hereto does not constitute an admission or agreement that such matter is material with respect to the representations and warranties contained herein.

Section 12.16 Matters Relating to the Administrative Agent. The Administrative Agent has executed this Agreement at the direction of the Required Lenders in order to facilitate the transactions contemplated hereby. Each of the Parties acknowledges and agrees that, upon execution and delivery by Buyer of the joinder to this Agreement as contemplated by Section 5.12, the Administrative Agent will assign all of its rights to receive the Assets to Buyer, and Buyer hereby agrees to accept such assignment in the manner contemplated by this Agreement, and that none of Seller’s title to, control of or possession of any of the Assets, or any of Seller’s obligations in respect of any of the Assumed Obligations, shall be transferred to or assumed by the Administrative Agent. Seller, on behalf of itself and its Affiliates, acknowledges and agrees that (a) neither the Administrative Agent nor any of its Affiliates, nor any Lender or its Affiliates, shall have any Liability or other obligation in the event of any failure of the Required Lenders to designate (in a form and substance satisfactory to the Administrative Agent, including with respect to indemnification of the Administrative Agent) Buyer under this Agreement, nor shall the Administrative Agent or any of its Affiliates or any Lender or any of its Affiliates (other than Buyer) have any Liability or other obligation for the failure of Buyer (after it has been designated as contemplated in this sentence) to execute and deliver the joinder to this Agreement as contemplated by Section 5.12 or in the event of any breach by Buyer of any of its obligations under this Agreement, including Buyer’s obligations to accept such assignment from the Administrative Agent or to consummate the transactions in accordance with the terms of this Agreement and (b) neither the Administrative Agent nor any of its Affiliates or any Lender or any of its Affiliates (other than Buyer) shall in any way be deemed to be attributed or otherwise responsible for any of the representations, warranties, covenants, obligations or other agreements of Buyer under this Agreement. Each of Seller and Buyer, on behalf of itself and its respective Affiliates, acknowledges and agrees that neither the Administrative Agent nor any of its Affiliates shall have any Liability or other obligation in respect of any action taken or not taken by the Administrative Agent in connection with this Agreement at the direction of the Required Lenders.

Section 12.17 Additional Acknowledgements. For the avoidance of doubt, each of Buyer and Seller acknowledge that (a) as of the Closing, Buyer shall be responsible in accordance with applicable Law for Liabilities relating to decommissioning and plugging and abandonment with respect to the Properties, Facilities and Permits arising by virtue of the ownership interest in such Properties, Facilities and Permits being acquired by Buyer from Seller, (b) the interests in the Properties, Facilities and Permits being acquired and transferred to Buyer do not include any interests in the Properties, Facilities and Permits owned by third parties and (c) as of the Closing, Buyer shall have purchased the Properties, Facilities and Permits subject to any Assumed Encumbrances (to the extent not otherwise discharged pursuant to the Sale Order).

[The remainder of this page is left intentionally blank.]

IN WITNESS WHEREOF, Seller and the Administrative Agent have executed this Agreement as of the date first written above.

SELLER:

ATP OIL & GAS CORPORATION

By: /s/ Albert L. Reese Jr.
Albert L. Reese Jr., CFO

SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

THE ADMINISTRATIVE AGENT:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, exclusively in its capacity as Administrative Agent for the Lenders

By:	/s/ Megan Kane
Megan Kane, Authorized Signatory

By:	/s/ Didier Siffer
Didier Siffer, Authorized Signatory

SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

EXHIBIT A

Definitions

Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Asset Purchase Agreement to which this Exhibit is attached.

As used in this Exhibit A, the following terms shall have the following meanings:

“Clipper” means the deepwater offshore project in the Green Canyon Block 300.

“GC 300 Original Operating Rights Interest” means the 55.31250% Operating Rights interest in GC 300 acquired by ATP Oil & Gas Corporation from Davis Offshore, L.P., and Stephens Production Company, LLC, pursuant to that certain Purchase and Sale Agreement dated effective as of May 30, 2008, by and between Davis Offshore, L.P. and Stephens Production Company, LLC, as Sellers, and ATP Oil & Gas Corporation, as Buyer.

“GC 300 Stephens Operating Rights Interest” means the 18.00000% Operating Rights interest in GC 300 acquired by ATP Oil & Gas Corporation from Stephens Production Company, LLC, pursuant to Operating Rights Assignment dated as of December 6, 2011, and Assignment and Bill of Sale dated as of December 6, 2011, effective as of June 1, 2011, from Stephens Production Company, LLC, to ATP Oil & Gas Corporation, recorded in Book 1874, Page 109, Instrument No. 1125344, Records of Lafourche Parish, Louisiana. Approval of such Operating Rights Interest Assignment by the BOEM is pending.

“Included Blocks” means each of the following: Atwater Valley Block 19, Atwater Valley Block 62, Breton Sound Area Block 45, Desoto Canyon Block 355, East Breaks Block 563, Eugene Island Block 281, Galveston Block 389, Garden Banks Block 388, Garden Banks Block 782, Green Canyon Block 344, Main Pass Area Block 123, Mississippi Canyon Block 304, Mississippi Canyon Block 667, Mississippi Canyon Block 668, Ship Shoal Area Block 105, Ship Shoal Area, South Addition, Block 351,Ship Shoal Area, South Addition, Block 358, Ship Shoal Area, South Addition, Block 361, South Timbalier Area, South Addition, Block 314, South Timbalier Area, South Addition, Block 317 and Block 314, South Timbalier Block 30, Viosca Knoll Block 863, West Delta Block 58 and Mississippi Canyon Block 348.

“Net Profits Interest” or “NPI” means a term overriding royalty interest measured by a percentage of the net profits received by the grantee thereof from Hydrocarbon production from the burdened Lease.

“OCS” means and refers to Outer Continental Shelf.

“ONRR” means and refers to the Office of Natural Resources Revenue, which is an agency in the Department of the Interior that is responsible for management of all revenues associated with both federal offshore and onshore mineral leases.

“Permanent ORRI” means an overriding royalty interest that remains in effect for the life of the burdened Lease.

Exhibit A – Page 1

“Telemark” means the deepwater offshore project in the Atwater Valley Block 63, Mississippi Canyon Block 941 and Mississippi Canyon Block 942.

“Term ORRI” means an overriding royalty interest or production payment that does not remain in effect for the life of the burdened Lease.

Exhibit A – Page 2

EXHIBIT A - Part 1

Leases and Wells

All of Seller’s interests in the Leases and Wells listed herein and all other Leases and Wells, if any, that comprise Clipper, Telemark or are otherwise located in any of the Included Blocks. Notwithstanding the percentage Working Interest set forth below with respect to each Lease or Well, it is the intent that all of Seller’s interest in such Lease or Well is to be conveyed to Buyer; provided, however, that notwithstanding anything herein or the Asset Purchase Agreement to the contrary, Buyer is solely acquiring Seller’s overriding royalty interest in the Lease covering MC 348 and is not acquiring any record title or operating interest in such Lease. Those Leases described below and marked with an asterisk (*) are subject to rejection and exclusion under Section 2.02 of Asset Purchase Agreement to which this Exhibit is attached.

ATWATER VALLEY BLOCK 63

Lease:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective May 1, 1991, bearing Serial No. OCS-G 13198, between the United States of America, as Lessor, and Texaco Exploration and Production Inc., as Lessee, covering all of Block 63, Atwater Valley (“AT 63”), OCS Official Protraction Diagram, NG 16-1, containing approximately 5,760.00 acres, recorded under Entry No. 2010-00001443, COB 1223, Page 273, Parish Records, Plaquemines Parish, Louisiana (“OCS-G 13198”).

Wells:

Well 1	API Well Number:	608184001300

Well 3	API Well Number:	608184002900

Well 1BP1	API Well Number:	608184001301

Well 1ST1	API Well Number:	608184001302

Well 1ST2	API Well Number:	608184001303

Well 1ST2BP1	API Well Number:	608184001304

Well 3BP1	API Well Number:	608184002901

Well 3BP2	API Well Number:	608184002902

Well 3BP3	API Well Number:	608184002903

Well SS004	API Well Number:	608184004100

Record Title Interest:

An undivided one hundred percent (100%) of the Record Title Interest in and to OCS-G 13198.

Exhibit A Part 1 – Page 1

Working Interest in AT 63 and above described Wells: 100.00000%

Net Revenue Interest AT 63 and the above described Wells: 52.50000%

MISSISSIPPI CANYON BLOCK 941

Lease:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective September 1, 1996, bearing Serial No. OCS-G 16661, between the United States of America, as Lessor, and Vastar Resources, Inc., as Lessee, covering all of Block 941, Mississippi Canyon, as shown on OCS Official Protraction Diagram, NH 16-10, containing approximately 5,760.00 acres, recorded under Entry No. 2010-00001442, COB 1223, Page 265, Parish Records, Plaquemines Parish, Louisiana (“OCS-G 16661”), INSOFAR AND ONLY INSOFAR AS OCS-G 16661 covers depths from the surface of the water down to 18,000’ subsea (“MC 941”).

Wells:

Well 1	API Well Number	608174082000

Well 2	API Well Number	608174115300

Well 2	API Well Number	608174105300

Well 4	API Well Number	608174115200

Well 1BP1	API Well Number	608174082070

Well 1BP2	API Well Number	608174082001

Well 1ST1	API Well Number	608174082002

Well 1ST2	API Well Number	608174082003

Well 2BP1	API Well Number	608174115301

Well 2BP2	API Well Number	608174115302

Well 4BP1	API Well Number	608174115201

Well A-1	API Well Number	608174115100

Well A-2BP2	API Well Number	608174115202

Operating Rights:

An undivided one hundred percent (100%) of the Operating Rights in and to OCS-G 16661, INSOFAR AND ONLY INSOFAR AS OCS-G 16661 covers depths from the

Exhibit A Part 1 – Page 2

surface of the water down to 18,000’ subsea. The subsurface interval is the full subsurface interval underlying OCS-G 16661 in which ATP Oil & Gas Corporation owns Operating Rights.

Working Interest in MC 941 and the above described Wells: 100%

Net Revenue Interest in MC 941 and the above described Wells: 62.50000%

MISSISSIPPI CANYON BLOCK 942

Lease:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective June 1, 2002, bearing Serial No. OCS-G 24130, between the United States of America, as Lessor, and BP Exploration & Production Inc., as Lessee, covering all of Block 942, Mississippi Canyon, as shown on OCS Official Protraction Diagram, NH 16-10, containing approximately 5,760.00 acres, recorded under Entry No. 2010-00001444, COB 1223, Page 282, Parish Records, Plaquemines Parish, Louisiana (“OCS-G 24130”), INSOFAR AND ONLY INSOFAR AS OCS-G 24130 covers depths from the surface of the water down to eighteen thousand feet (18,000’) subsea (“MC 942”).

Wells:

Well 2BP3	API Well Number	608174115303

Well A-3ST1	API Well Number	608174115304

Operating Rights:

An undivided one hundred percent (100%) of the Operating Rights in and to OCS-G 24130, INSOFAR AND ONLY INSOFAR AS OCS-G 24130 covers depths from the surface of the water down to eighteen thousand feet (18,000’) subsea. The subsurface interval covered is the full subsurface interval underlying OCS-G 24130 in which ATP Oil & Gas Corporation owns Operating Rights.

Working Interest in MC 942 and the above described Wells: 100%

Net Revenue Interest MC 942 and the above described Wells: 62.50000%

GREEN CANYON BLOCK 300 (WEST HALF)

Lease:

Oil and Gas Lease bearing Serial No. OCS-G 22939, dated effective as of July 1, 2001, granted by the United States of America, as Lessor, in favor of Murphy Exploration & Production Company, as Lessee, which lease covers all of Block 300, Green Canyon, OCS Official Protraction Diagram, NG 15-3, recorded in COB 1874, Page 415, Entry No. 1125577, Parish Records, LaFourche Parish, Louisiana (“OCS-G 22939”), INSOFAR AND ONLY INSOFAR AS OCS-G 22939 covers the West Half (W  1⁄2) of Block 300, Green Canyon, as to all depths from the surface to down to and including the stratigraphic equivalent of 17,440’ Total Vertical Depth Subsea (TVDSS) as seen in the Schlumberger Gamma Ray Log for the Pioneer Natural Resources USA, Inc. OCS-G 15571 Well No. 1 (API No. 608114045000) (“GC 300”).

Exhibit A Part 1 – Page 3

Wells:

Well SS002	API Well Number	608114048300

Well SS002ST1	API Well Number	608114048301

Well SS004ST3	API Well Number	608114048305

Well SS004ST4	API Well Number	608114048306

Well SS004ST5	API Well Number	608114048307

Operating Rights:

An undivided one hundred percent (100%) of the Operating Rights in and to OCS-G 22939, INSOFAR AND ONLY INSOFAR AS OCS-G 22939 covers the West Half (W1/2) of Block 300, Green Canyon, as to all depths from the surface to down to and including the stratigraphic equivalent of 17,440’ Total Vertical Depth Subsea (TVDSS) as seen in the Schlumberger Gamma Ray Log for the Pioneer Natural Resources USA, Inc. OCS-G 15571 Well No. 1 (API No. 608114045000). The subsurface interval covered is the full subsurface interval underlying OCS-G 22939 in which ATP Oil & Gas Corporation owns Operating Rights.

Working Interest in GC 300 and the above described Wells: 100%

Under the May 30, 2008 Purchase and Sale Agreement by and between Davis Offshore, L.P. and Stephens Production Company, LLC, as Sellers, and ATP Oil & Gas Corporation, as Buyer, Davis Offshore, LP, is entitled to receive from ATP Oil & Gas Corporation an assignment of an undivided 5% of 8/8 reversionary Operating Rights interest in the West Half (W  1⁄2) of Block 300, Green Canyon, to be carved out of the GC 300 Original Operating Rights Interest, when total Hydrocarbon production from the West Half (W  1⁄2) of Block 300, Green Canyon, and an adjacent block exceeds 10,000,000 barrels of oil equivalent.

BOEM approval of the assignments to Grantor of the GC 300 Davis Operating Rights Interest and the GC 300 Stephens Operating Rights Interest is pending

Net Revenue Interest GC 300 and the above described Wells: 29.50000%

MAIN PASS AREA BLOCK 123

Lease:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective May 1, 1990, bearing Serial No. OCS-G 12088, between the United States of America, as Lessor, and Petrobras America Inc. and Pogo Gulf Coast, Ltd., as Lessee, covering all of Block 123, Main Pass Area (“MP 123”), as shown on OCS Leasing Map, Louisiana Map No. 10, containing approximately 4,994.55 acres (“OCS-G 12088”).

Exhibit A Part 1 – Page 4

Wells:

Well A-1	API Well Number	177254057400

Well A-2	API Well Number	177254057600

Well A-3	API Well Number	177254059400

Well A-4A	API Well Number	177254059500

Well A-5	API Well Number	177254068900

Well A-6	API Well Number	177254069000

Operating Rights:

An undivided twenty-five percent (25%) of the Operating Rights in and to OCS-G 12088, INSOFAR AND ONLY INSOFAR as the Lease covers from the surface to 100’ below the stratigraphic equivalent of the deepest depth drilled and logged (7,233 feet TVD) in the Humble Oil and Refining No. 1 OCS-G 1630 (“MP 123 Operating Rights”)

Working Interest in MP 123 and the above described Wells: 100% of 25%

Net Revenue Interest MP 123 Operating Rights and the above described Wells: 78.33333% of 25%

BRETON SOUND AREA BLOCK 45—TRACT 29848

Lease:

Lease for Oil, Gas and Other Liquid or Gaseous Minerals, being identified as Louisiana State Lease No. 15683, dated effective April 14, 1997, by and between the State of Louisiana, as Lessor, and Stephen M. Jenkins & Associates, Inc., as Lessee, covering the entire Tract 29848, a portion of Block 45, Breton Sound Area (“BS 45 - 29848”), containing approximately 391.70 acres and recorded in the Conveyance Records of Plaquemines Parish, Louisiana, in Conveyance Book 893, Page 225 (“SL 15683”) .

Working Interest in BS 45 - 29848: None

Overriding Royalty Interest in BS 45 - 29848: 2.00000%

Exhibit A Part 1 – Page 5

SHIP SHOAL AREA, SOUTH ADDITION, BLOCK 351

Lease:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective May 1, 2004, bearing Serial No. OCS-G 26078, between the United States of America, as Lessor, and Magnum Hunter Production, Inc., as Lessee, covering all of Block 351, Ship Shoal Area, South Addition (“SS 351”), as shown on OCS Leasing Map, Louisiana Map No. 5A, containing approximately 5,000 acres (“OCS-G 26078”).

Wells:

Well A-1	API Well Number	177124066400

Well A-2	API Well Number	177124066500

Well A-3	API Well Number	177124066600

Well A-3 ST1	API Well Number	177124066601

Well A-4	API Well Number	177124066700

Record Title Interest:

An undivided one hundred percent (100%) of the Record Title Interest in and to OCS- G 26078.

Working Interest in SS 351 and the above described Wells: 100%

Net Revenue Interest SS 351 and the above described Wells: 81.33333%

SHIP SHOAL AREA, SOUTH ADDITION, BLOCK 358

Lease:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective June 1, 1998, bearing Serial No. OCS-G 19822, between the United States of America, as Lessor, and Tana Oil & Gas Corporation, as Lessee, covering all of Block 358, Ship Shoal Area, South Addition (“SS 358”), as shown on OCS Leasing Map, Louisiana Map No. 5A, containing approximately 5,000 acres (“OCS-G 19822”).

Wells:

Well A-1	API Well Number	177124063400

Well A-1D	API Well Number	177124063400

Well A-2	API Well Number	177124063500

Well A-3	API Well Number	177124064100

Well A-4	API Well Number	177124064300

Exhibit A Part 1 – Page 6

Record Title Interest:

An undivided one hundred percent (100%) of the Record Title Interest in and to OCS-G 19822.

Working Interest in SS 358: 100% (except as to depths covered by the Operating Rights described below)

Net Revenue Interest in SS 358: (except as to depths covered by the Operating Rights described below)

First 8 Bcfe of production from Lease: 76.58333%

All subsequent production from Lease: 75.33333%

Operating Rights #1:

An undivided one hundred percent (100%) of the Operating Rights in and to OCS-G 19822, INSOFAR AND ONLY INSOFAR as said lease covers the depths from the surface of the earth to 100 feet below the total depth drilled in the OCS-G 12009 Well No. 1 in Ship Shoal Block 358 (11,129’ TVD) (“SS 358 Operating Rights #1”)

Working Interest in SS 358 Operating Rights #1: 100%

Net Revenue Interest in SS 358 Operating Rights #1:

First 8 Bcfe of production from Lease: 76.58333%

All subsequent production from Lease: 75.33333%

Operating Rights #2:

An undivided one hundred percent (100%) of the Operating Rights in and to OCS-G 19822, INSOFAR AND ONLY INSOFAR as said lease OCS-G 19822 COVERS AND EFFECTS the depth interval from 100 feet below the total depth drilled in the OCS-G 12009 Well No. 1 in Ship Shoal Block 358 (11,129’ TVD) down to 50,000 feet subsea

(“SS 358 Operating Rights #2”).

Working Interest in SS 358 Operating Rights #2: 62.50%

Net Revenue Interest in SS 358 Operating Rights #2:

First 8 Bcfe of production from Lease: 48.33333%

All subsequent production from Lease: 47.70708%

Exhibit A Part 1 – Page 7

*SOUTH TIMBALIER AREA, SOUTH ADDITION, BLOCK 314 AND 317

Leases:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective September 1, 1995, bearing Serial No. OCS-G 15347, between the United States of America, as Lessor, and Ashland Exploration Inc. and Taurus Exploration U.S.A., Inc., as Lessee, covering all of Block 314, South Timbalier Area, South Addition (“ST 314”), as shown on OCS Leasing Map, Louisiana Map No. 6A, containing approximately 5000 acres (“OCS-G 15347”).

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective September 1, 1995, bearing Serial No. OCS-G 15349, between the United States of America, as Lessor, and Pogo Producing Company and Petrobras America Inc., as Lessee, covering all of Block 317, South Timbalier Area, South Addition (“ST 317”), as shown on OCS Leasing Map, Louisiana Map No. 6A, containing approximately 5000 acres (“OCS-G 15349”).

Working Interest (ST 314 and ST 317): None

Production Payment (ST 314 and ST 317):

A Five Million Dollar (US $5,000,000) production payment in and to an undivided 26.66% Record Title Interest in OCS-G 15347 and OCS-G 15349 (“Subject Record Title Interest”), which applies only after Payout (as defined below), and is calculated as follows:

26.66% (Subject Record Title Interest) - 4.44334% (26.66% of ONRR Royalty) = 22.21666% (Net Revenue Interest) x 25% = 5.55416% (portion of total production from OCS-G 15347 and OCS-G 15349 subject to production payment).

*ATWATER VALLEY BLOCK 19

Lease:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective August 1, 2008, bearing Serial No. OCS-G 32556, between the United States of America, as Lessor, and ATP Oil & Gas Corporation, as Lessee, covering all of Block 19, Atwater Valley (“OCS-G 32556”), as shown on OCS Official Protraction Diagram, NG 16-01, containing approximately 5,760.00 acres, INSOFAR AND ONLY INSOFAR as lease OCS-G 32556 covers depths from the surface down to and including 23,499’ TVDSS (“AT 19”).

A. Operating Rights:

An undivided one hundred percent (100%) of the Operating Rights in and to OCS-G 32556, INSOFAR AND ONLY INSOFAR as OCS-G 32556 covers depths from the surface down to and including 23,499’ TVDSS.

Working Interest (AT 19): 100%

Net Revenue Interest (AT 19): 81.25000%

B. Overriding Royalty Interest (Deep Rights): 1.00000%

An overriding royalty interest equal to one percent (1%), not proportionately reduced, in and to OCS-G 32556, INSOFAR AND ONLY INSOFAR as OCS-G 32556 covers depths below 23,499’ TVDSS (“Deep Rights”).

Exhibit A Part 1 – Page 8

* ATWATER VALLEY BLOCK 62

Lease:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective August 1, 2008, bearing Serial No. OCS-G 32560, between the United States of America, as Lessor, and ATP Oil & Gas Corporation, as Lessee, covering all of Block 62, Atwater Valley (“AT 62”), as shown on OCS Official Protraction Diagram, NG 16-01, containing approximately 5,760.00 acres (“OCS-G 32560”).

Record Title Interest:

An undivided one hundred percent (100%) of the Record Title Interest in and to OCS-G 32560.

Working Interest (AT 62): 100%

Net Revenue Interest (AT 62): 81.25000%

* DESOTO CANYON BLOCK 355

Lease:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective March 1, 2008, bearing Serial No. OCS-G 31544, between the United States of America, as Lessor, and ATP Oil & Gas Corporation, as Lessee, covering all of Block 355, De Soto Canyon (“DC 355”), as shown on OCS Official Protraction Diagram, NH 16-11, containing approximately 5,760.00 acres (“OCS-G 31544”).

Record Title Interest:

An undivided one hundred percent (100%) of the Record Title Interest in and to OCS-G 31544.

Working Interest (DC 355): 100%

Net Revenue Interest (DC 355): 83.33333%

Exhibit A Part 1 – Page 9

* EAST BREAKS BLOCK 563

Lease:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective October 1, 2007, bearing Serial No. OCS-G 31102, between the United States of America, as Lessor, and ATP Oil & Gas Corporation, as Lessee, covering all of Block 563, East Breaks (“EB 563”), as shown on OCS Official Protraction Diagram, NG 15-01, containing approximately 5,760.00 acres (“OCS-G 31102”).

Record Title Interest:

An undivided one hundred percent (100%) Record Title Interest in and to OCS-G 31102.

Working Interest (EB 563): 100%

Net Revenue Interest (EB 563): 79.33333%

*EUGENE ISLAND AREA, SOUTH ADDITION, BLOCK 281

Lease:

Oil and Gas Lease of Submerged Lands, bearing Serial No. OCS-G 09591 effective as of May 1, 1988, by the United States of America, as Lessor, in favor of Hall-Houston Oil Company, as Lessee, covering all of Block 281, Eugene Island Area, South Addition (“EI 281”), as shown on OCS Official Leasing Map, Louisiana Map No. 4A, containing approximately 5,000 acres (“OCS-G 09591”).

Operating Rights:

An undivided 45.24999% of the Operating Rights in and to OCS-G 09591, INSOFAR AND ONLY INSOFAR as such OCS-G 09591 covers the West Half of the Northwest Quarter of the Northwest Quarter (W/2NW/4NW/4) from the surface down to a depth 100 feet below 7,850 feet measured depth (“EI 281 Operating Rights”).

Working Interest (EI 281 Operating Rights): 45.24999%

Net Revenue Interest (EI 281 Operating Rights): 33.37186%

* GARDEN BANKS BLOCK 388

Lease:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective December 1, 2006, bearing Serial No. OCS-G 30792, between the United States of America, as Lessor, and ATP Oil & Gas Corporation, as Lessee, covering all of Block 388, Garden Banks (“GB 388”), as shown on OCS Official Protraction Diagram, NG 15-02, containing approximately 5,760 acres (“OCS-G 30792”).

Exhibit A Part 1 – Page 10

Record Title Interest:

An undivided one hundred percent (100%) of the Record Title Interest in and to OCS-G 30792.

Working Interest (GB 388): 100%

Net Revenue Interest (GB 388): 84.50000%*

* GARDEN BANKS BLOCK 782

Lease:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective May 1, 2010, bearing Serial No. OCS-G 33810, from the United States of America, as Lessor, to ATP Oil & Gas Corporation, as Lessee, covering all of Block 782, Garden Banks (“GB 782”), as shown on OCS Official Protraction Diagram, NG 15-2, containing approximately 5,760 acres (“OCS-G 33810”).

Record Title Interest:

An undivided one hundred percent (100%) of the Record Title Interest in and to OCS-G 33810.

Working Interest (GB 782): 100%

Net Revenue Interest (GB 782): 81.25000%

* GREEN CANYON BLOCK 344

Lease:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective July 1, 2009, bearing Serial No. OCS-G 33246, between the United States of America, as Lessor, and ATP Oil & Gas Corporation, as Lessee, covering all of Block 344, Green Canyon (“GB 344”), as shown on OCS Official Protraction Diagram, NG 15-03, containing approximately 5,760.00 acres (“OCS-G 33246”).

Record Title Interest:

An undivided 55.31250% of the Record Title Interest in and to OCS-G 33246.

Working Interest (GB 344): 55.31250%

Net Revenue Interest (GB 344): 43.28203%

Exhibit A Part 1 – Page 11

* MISSISSIPPI CANYON BLOCK 304

Lease:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective June 1, 2008, bearing Serial No. OCS-G 32310, between the United States of America, as Lessor, and ATP Oil & Gas Corporation, as Lessee, covering all of Block 304, Mississippi Canyon (“MC 304”), as shown on OCS Official Protraction Diagram, NH 16-10, containing approximately 5,760.00 acres (“OCS-G 32310”).

Record Title Interest:

An undivided one hundred percent (100%) of the Record Title Interest in and to OCS-G 32310.

Working Interest: 100%

Net Revenue Interest: 81.25000%

* MISSISSIPPI CANYON BLOCK 667

Lease:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective June 1, 2005, bearing Serial No. OCS-G 27294, between the United States of America, as Lessor, and ATP Oil & Gas Corporation, as Lessee, covering all of Block 667, Mississippi Canyon (“MC 667”), as shown on OCS Official Protraction Diagram, NH 16-10, containing approximately 5,760.00 acres (“OCS-G 27294”).

Record Title Interest:

An undivided one hundred percent (100%) of the Record Title Interest in and to OCS-G 27294.

Working Interest (MC 667): 100%

Net Revenue Interest (MC 667): 87.50000%

* MISSISSIPPI CANYON BLOCK 668

Lease:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective June 1, 2005, bearing Serial No. OCS-G 27295, between the United States of America, as Lessor, and ATP Oil & Gas Corporation, as Lessee, covering all of Block 668, Mississippi Canyon (“MC 668”), as shown on OCS Official Protraction Diagram, NH 16-10, containing approximately 5,760.00 acres (“OCS-G 27295”).

Exhibit A Part 1 – Page 12

Record Title Interest:

An undivided one hundred percent (100%) of the Record Title Interest in and to OCS-G 27295.

Working Interest (MC 668): 100%

Net Revenue Interest (MC 668): 87.50000%

*SHIP SHOAL AREA BLOCK 105

Lease:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective August 1, 1988, bearing Serial No. OCS-G 9614, between the United States of America, as Lessor, and Union Pacific Resources Company, as Lessee, covering all of Block 105, Ship Shoal Area (“SS 105”), as shown on OCS Official Leasing Map, Louisiana Map No. 5, containing approximately 5,000 acres (“OCS-G 9614”).

A.	Operating Rights:

An undivided one hundred percent (100%) of the Operating Rights in and to OCS-G 9614, INSOFAR AND ONLY INSOFAR as the Lease covers the northwest quarter (NW/4), and north half of northwest quarter of southwest quarter (N/2NW/4SW/4) as to depths and formations from the surface of the earth to one hundred feet (100’) below the stratigraphic equivalent depth of 12,906 feet true vertical depth as found in the OCS-G 9614 No. 2 Well (“SS 105 Operating Rights”)

Working Interest (SS 105 Operating Rights): 100%

Net Revenue Interest (SS 105 Operating Rights): 80.53190%

B.	Overriding Royalty Interest (SS 105 Operating Rights): 2.00000%

* SHIP SHOAL AREA, SOUTH ADDITION, BLOCK 361

Lease:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective July 1, 2010, bearing Serial No. OCS-G 33651, between the United States of America, as Lessor, and ATP Oil & Gas Corporation, as Lessee, covering all of Block 361, Ship Shoal Area, South Addition (“SS 361”), as shown on OCS Leasing Map, Louisiana Map No. 5A, containing approximately 5,000 acres (“OCS-G 33651”).

Record Title Interest:

An undivided one hundred percent (100%) of the Record Title Interest in and to OCS-G 33651.

Exhibit A Part 1 – Page 13

Working Interest (SS 361): 100%

Net Revenue Interest (SS 361): 81.25000%

*SOUTH TIMBALIER BLOCK 30

Lease:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective May 1, 1993, bearing Serial No. OCS-G 13928, between the United States of America, as Lessor, and Falcon South Power, Inc., as Lessee, covering all of Block 30, South Timbalier Area (“ST 30”), as shown on OCS Leasing Map, Louisiana Map No. 6, containing approximately 5000 acres (“OCS-G 13928”).

A.	Record Title Interest:

An undivided one hundred percent (100%) of the Record Title Interest in and to OCS-G 13928.

Working Interest (ST 30): 100% (excluding the Deep Operating Rights†)

Net Revenue Interest (ST 30): 67.33333% (excluding the Deep Operating Rights†)

B.	Overriding Royalty Interest (ST 30): 2.00000% (excluding the Deep Operating Rights†)

ATP Oil & Gas Corporation holds an overriding royalty interest equal to 2.00000%, not proportionately reduced, in and to the depths above 4,000 feet (true vertical depth) and below 50,000 feet (true vertical depth).

†“Deep Operating Rights” means Operating Rights covering depths between 4,000 feet (true vertical depth) and 50,000 feet (true vertical depth).

*VIOSCA KNOLL BLOCK 863

Lease:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective February 1, 2008, bearing Serial No. OCS-G 31462, between the United States of America, as Lessor, and ATP Oil & Gas Corporation, as Lessee, covering all of Block 863 (“VK 863”), Viosca Knoll, as shown on OCS Official Protraction Diagram, NH 16-07, containing approximately 5,760 acres (“OCS-G 31462”).

Record Title Interest:

An undivided one hundred percent (100%) of the Record Title Interest in and to OCS-G 31462.

Exhibit A Part 1 – Page 14

Working Interest (VK 863): 100%

Net Revenue Interest (VK 863): 79.33333%

*GALVESTON BLOCK 389

Lease:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective November 1, 1996, bearing Serial No. OCS-G 17133, between the United States of America, as Lessor, and Ashland Exploration, Inc., as Lessee, covering all of Block 389, Galveston Area (“GA 389”), as shown on OCS Official Leasing Map, Texas Map. No. 6, containing approximately 5,760 acres (“OCS-G 17133”).

Record Title Interest: None

Working Interest (GA 389): None

Overriding Royalty Interest (GA 389): 1.00000%

An undivided one percent (1%) of six-sixths (6/6ths) overriding royalty interest in and to OCS-G 17133.

*WEST DELTA BLOCK 58

Lease:

Oil and Gas Lease of Submerged Lands, bearing Serial No. OCS 0146, formerly State Lease 983, dated effective April 23, 1947, by and between the State of Louisiana, as Lessor, in favor Continental Oil Company, Cities Service Oil Company, The Atlantic Refining Company and Tide Water Associated Oil Company, as Lessees, covering Block 58, West Delta Area (“WD 58”), Official Leasing Map, Louisiana Map No. 8, containing approximately 5,000 acres and certified as a federal lease under Section 6(b) of the Outer Continental Shelf Lands Act of August 7, 1953, pursuant to Decision of the Department of Interior dated September 24, 1954 (“OCS 0146”).

Operating Rights:

An undivided seventy-five percent (75%) of the Operating Rights in and to OCS 0146, INSOFAR AND ONLY INSOFAR as such Lease covers the Northwest Quarter of the Northwest Quarter of the Northeast Quarter (NW/4NW/4NE/4) and the Northeast Quarter of the Northeast Quarter of the Northwest Quarter of the Northwest Quarter (NE/4NE/4NW/4) of Block 58, West Delta Area, containing approximately 160 acres, more or less, and further limited to depths from the surface of the earth down to one-hundred feet (100’) below the stratigraphic equivalent of 12,570 feet Measured Depth, being the deepest depth completed as found on the electric log for the Tana Oil and Gas Corporation OCS 0146 Well No. 4 located on Block 58, West Delta Area (“WD 58 Operating Rights”).

Working Interest (WD 58): 75%

Exhibit A Part 1 – Page 15

Net Revenue Interest (WD 58): 62.20312%

*HIGH ISLAND AREA, SOUTH ADDITION, BLOCK A-589

Lease:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective January 1, 2006, bearing Serial No. OCS-G 27532, between the United States of America, as Lessor, and ATP Oil & Gas Corporation, as Lessee, covering all of Block A-589, High Island Area, South Addition (“HI A-589”), as shown on OCS Official Leasing Map, Texas Map No. 7B, containing approximately 5,760 acres (“OCS-G 27532”).

Record Title Interest:

An undivided one hundred percent (100%) of the Record Title Interest in and to OCS-G 27532.

Working Interest (HI A-589): 100%

Net Revenue Interest (HI A-589): 83.33333%

*MISSISSIPPI CANYON BLOCK 348

Lease:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective May 1, 1998, bearing Serial No. OCS-G 19939, between the United States of America, as Lessor, and Marathon Oil Company, as Lessee, covering all of Block 348, Mississippi Canyon (“MC 348”), as shown on OCS Official Protraction Diagram, NH 16-10, containing approximately 5,760.00 acres (“OCS-G 19939”), INSOFAR AND ONLY INSOFAR as said Lease covers the depths below 16,500’ SSTVD down to 50,000’ SSTVD.

A.	Overriding Royalty Interest (Deep Operating Rights): 1.66750% (escalating to 10.00500% when federal royalty relief applies).

Said overriding royalty interest being the retained overriding royalty interest reserved by ATP Oil & Gas Corporation in Section 6.1 of that certain Assignment and Bill of Sale between ATP Oil & Gas Corporation, as Assignee, and Shell Gulf of Mexico Inc., as Assignee, recorded in Book 1228, Page 795 COB, File Number 2010-00002880 of the records of Plaquemines Parish, Louisiana. Notwithstanding any provisions to the contrary contained in in this exhibit or the description of the Lease or interest to be purchased, such interest does not include any record title, operating rights or working interest in the Lease owned by ATP Oil & Gas Corporation which are excepted from the interest described herein and reserved and retained by ATP Oil & Gas it being the intent that only the retained overriding royalty in the Lease is included as an asset being acquired by Buyer.

Exhibit A Part 1 – Page 16

Israeli Petroleum License and Well

All of Seller’s interests in the licenses and Well listed below. The licenses described below and marked with an asterisk (*) is subject to rejection and exclusion under Section 2.02 of Asset Purchase Agreement to which this Exhibit is attached.

*SHIMSHON 1 BPO1

License Description:

Petroleum License 332 /“SHIMSHON”, located offshore Israel, granted June 15, 2006, under the Israeli Petroleum Law 5712-1952 (as amended, supplemented or re-enacted from time to time) and any extension, renewal, amendment or supplement to such Petroleum License.

Wells:

Shimshon 1 BP01

*DANIEL LICENSES

License Descriptions:

Petroleum License 391/“DANIEL MIZRAH (East)”, located offshore Israel, granted April 13, 2011 under the Israeli Petroleum Law 5712-1952 (as amended, supplemented or re-enacted from time to time)

Petroleum License 392 /“DANIEL MAARAV (West)”, located offshore Israel, granted April 13, 2011, under the Israeli Petroleum Law 5712-1952 (as amended, supplemented or re-enacted from time to time)

*ADDITIONAL ISRAELI PETROLEUM LICENSES

All of Seller’s direct ownership interest of whatever nature and kind in and to Petroleum Licenses issued under the Israeli Petroleum Law 5712-1952 (as amended, supplemented or re-enacted from time to time) are included herein and are subject to purchase by Buyer pursuant to the terms of the Asset Purchase Agreement.

Exhibit A Part 1 – Page 17

EXHIBIT A

Part 2

Overriding Royalty Interests and Net Profits Interests

ATWATER VALLEY BLOCK 63

Lease:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective May 1, 1991, bearing Serial No. OCS-G 13198, between the United States of America, as Lessor, and Texaco Exploration and Production Inc., as Lessee, covering all of Block 63, Atwater Valley (“AT 63”), OCS Official Protraction Diagram, NG 16-1, containing approximately 5,760.00 acres, recorded under Entry No. 2010-00001443, COB 1223, Page 273, Parish Records, Plaquemines Parish, Louisiana (“OCS-G 13198”).

Permanent ORRIs: The permanent overriding royalty interests created pursuant to the following documents).

1.	1.00% overriding royalty interest reserved by Eni Petroleum Exploration Co. Inc. in that certain Purchase and Sale Agreement dated December 28, 2004, between Eni Petroleum Exploration Co. Inc. and Norsk Hydro USA Oil & Gas, Inc.

2.	4.00% overriding royalty interest created in favor of Energy Resources Technology, Inc., in that certain Purchase and Sale Agreement dated effective as of July 24, 2006, between ATP Oil & Gas Corporation and Energy Resources Technology, Inc.

3.	1.50% overriding royalty interest, escalating to a 3.0% overriding royalty interest, in favor of Union Oil Company of California (now Chevron U.S.A. Inc.) reserved in the following two assignment instruments: (a) that certain Assignment of Record Title Interest dated effective as of March 1, 2005, from Union Oil Company of California, as Assignor, to Energy Resources Technology, Inc., as Assignee, covering a 29% Record Title Interest; and (b) that certain Assignment of Record Title Interest dated effective as of March 1, 2005, from Union Oil Company of California, as Assignor, to Energy Resources Technology, Inc., as Assignee, covering a 1% Record Title Interest. Each Assignment of Record Title Interest provides for the escalation of the overriding royalty interest at “ERT Project Payout” as defined therein.

4.	2% net profit interest in favor of Four Star Oil & Gas Company reserved in that certain Letter Agreement dated effective as of December 1, 1999, between Four Star Oil & Gas Company and Texaco Exploration and Production Inc., which net profits interest commences after “payout” (including recovery of a 10% cost of capital), as defined therein. For purposes hereof, this net profits interest constitutes a Permanent ORRI and does not constitute a Net Profits Interest.

Exhibit A Part 2 – Page 1

Term Overriding Royalty Interests and Net Profits Interests: (the Term Overriding Royalty

Interests and Net Profits Interests created pursuant to the following documents):

1.	20.00000% Term ORRI created pursuant to Conveyance of Term Overriding Royalty Interest dated effective as of March 1, 2012, from ATP Oil & Gas Corporation, as Grantor, to ABV Clipper I LLC (now CLP Energy LLC), as Grantee, which provides for a contractual reallocation of revenues as provided therein, and is further subject to adjustment as provided therein.

2.	5.0% term overriding royalty interest created pursuant to Conveyance of Term Overriding Royalty Interest dated as of June 20, 2011, effective as of 12:01 a.m., Central Time, on June 1, 2011, as amended and supplemented by First Supplement and Amendment to Conveyance of Term Overriding Royalty Interest dated as of December 29, 2011, from ATP Oil & Gas Corporation to NGP Capital Resources Company, as further amended and supplemented by Second Supplement and Amendment to Conveyance of Term Overriding Royalty Interest dated as of July 2, 2012.

3.	Amended and Restated Farmout Agreement dated effective as of May 22, 2009, as amended by Amendment No. 1 to Amended and Restated Farmout Agreement dated as of March 25, 2011, and Amendment No. 2 to Amended and Restated Farmout Agreement dated as of May 25, 2011, between ATP Oil & Gas Corporation, as Farmor, and Diamond Offshore Company, as Farmee.

4.	Conveyance of Overriding Royalty Interest dated effective as of May 22, 2009, as amended by First Amendment to Conveyance of Overriding Royalty Interest dated effective as of March 30, 2010, Second Amendment to Conveyance of Overriding Royalty Interest dated effective as of March 25, 2011, Third Amendment to Conveyance of Overriding Royalty Interest dated effective as of May 25, 2011, Fourth Amendment to Conveyance of Overriding Royalty Interest dated effective as of March 1, 2012, and Fifth Amendment to Conveyance of Overriding Royalty Interest dated effective as of June 1, 2012, from ATP Oil & Gas Corporation to Diamond Offshore Company, which provides for a limited overriding royalty interest payable out of 27% of net profits.

5.	Amended and Restated Farmout Agreement dated effective as of March 24, 2011, by and between ATP Oil & Gas Corporation and SEACOR Marine LLC.

6.	Conveyance of Overriding Royalty Interest dated effective as of May 28, 2009, as amended by First Amendment to Conveyance of Overriding Royalty Interest dated effective as of March 24, 2011, from ATP Oil & Gas Corporation to SEACOR Marine LLC, which provides for a limited overriding royalty interest that is payable out of 5.5% of net profits.

7.	Farmout Agreement dated effective as of June 1, 2009, by and between ATP Oil & Gas Corporation and Bluewater Industries, L.P.

8.

Conveyance of Overriding Royalty Interest dated effective as of June 1, 2009, from ATP Oil & Gas Corporation to Bluewater Industries, L.P., as amended and restated pursuant to Amended and Restated Conveyance of Overriding Royalty Interest dated November 24, 2010, effective as of November 1, 2010, from ATP Oil & Gas Corporation to SOF Investments, L.P. – Private XVIII, as successor in interest to Gulf Island L.L.C., as successor in interest to Bluewater Industries L.P., which provides for a limited overriding

Exhibit A Part 2 – Page 2

royalty interest that is payable out of 17.5% of net profits, subject to a contractual reallocation of revenues as provided therein, and is further subject to adjustment as provided therein.

9.	Farmout Agreement dated effective as of September 1, 2009, by and between ATP Oil & Gas Corporation and Bluewater Industries, L.P.

10.	Conveyance of Overriding Royalty Interest effective as of September 1, 2009, as amended effective as of November 5, 2009, from ATP Oil & Gas Corporation to Bluewater Industries, L.P., which provides for a limited overriding royalty interest that is payable out of 6.25% of net profits, and which was subsequently assigned by Bluewater Industries, L.P. to Macquarie Investments LLC pursuant to Assignment of Farmout Interests and Overriding Royalty Interest dated November 4, 2009.

11.	Farmout Agreement dated effective as of May 25, 2009, by and between ATP Oil & Gas Corporation and Air Logistics, L.L.C. (now Bristow U.S. LLC).

12.	Conveyance of Overriding Royalty Interest dated effective as of May 25, 2009, from ATP Oil & Gas Corporation to Air Logistics, L.L.C. (now Bristow U.S. LLC), which provides for a limited overriding royalty interest that is payable out of 1.5% of net profits.

13.	Farmout Agreement dated effective as of October 1, 2009, by and between ATP Oil & Gas Corporation and Harvey Gulf International Marine, LLC.

14.	Conveyance of Overriding Royalty Interest dated effective as of October 1, 2009, from ATP Oil & Gas Corporation to Harvey Gulf International Marine, LLC, as amended and restated pursuant to Amended and Restated Conveyance of Overriding Royalty Interest dated effective as of March 1, 2011, from ATP Oil & Gas Corporation to SOF Investments, L.P. – Private XIX, as successor in interest to Harvey Gulf International Marine, LLC, which provides for a limited overriding royalty interest that is payable out of 6.3% of net profits, a contractual reallocation of revenues as provided therein, and is further subject to adjustment as provided therein.

15.	Farmout Agreement dated March 12, 2010, effective as of January 1, 2010, between ATP Oil & Gas Corporation and Macquarie Investments LLC.

16.	Conveyance of Overriding Royalty Interest dated March 12, 2010, effective as of January 1, 2010, from ATP Oil & Gas Corporation to Macquarie Investments LLC, which provides for a limited overriding royalty interest that is payable out of 2.875% of net profits, subject to increase or an optional reduction as provided therein.

17.	Farmout Agreement dated March 30, 2010, effective as of January 1, 2010, between ATP Oil & Gas Corporation and PWP ABV Energy II LLC (now TM Energy Holdings LLC).

18.	Conveyance of Overriding Royalty Interest dated March 30, 2010, effective as of January 1, 2010, from ATP Oil & Gas Corporation to PWP ABV Energy II LLC (now TM Energy Holdings LLC), which provides for a limited overriding royalty interest that is payable out of 2.875% of net profits, subject to increase or an optional reduction as provided therein.

Exhibit A Part 2 – Page 3

19.	Farmout Agreement dated effective as of November 1, 2010, between ATP Oil & Gas Corporation and SOF Investments, L.P. – Private XVIII.

20.	Farmout Agreement dated as of April 28, 2011, between ATP Oil & Gas Corporation and SOF Investments, L.P. – Private XIX.

MISSISSIPPI CANYON BLOCK 941

Lease:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective September 1, 1996, bearing Serial No. OCS-G 16661, between the United States of America, as Lessor, and Vastar Resources, Inc., as Lessee, covering all of Block 941, Mississippi Canyon, as shown on OCS Official Protraction Diagram, NH 16-10, containing approximately 5,760.00 acres, recorded under Entry No. 2010-00001442, COB 1223, Page 265, Parish Records, Plaquemines Parish, Louisiana (“OCS-G 16661”), INSOFAR AND ONLY INSOFAR AS OCS-G 16661 covers depths from the surface of the water down to 18,000’ subsea (“MC 941”).

Term Overriding Royalty Interests and Net Profits Interests: (the Term Overriding Royalty

Interests and Net Profits Interests created pursuant to the following documents):

1.	20.00000% Term ORRI created pursuant to Conveyance of Term Overriding Royalty Interest dated effective as of March 1, 2012, from ATP Oil & Gas Corporation, as Grantor, to ABV Clipper I LLC (now CLP Energy LLC), as Grantee, which provides for a contractual reallocation between the Grantor and the Grantee of the production revenues attributable to such Term ORRI under the circumstances described therein, and which Term ORRI is further subject to adjustment as provided therein.

2.	5.0% term overriding royalty interest created pursuant to Conveyance of Term Overriding Royalty Interest dated as of June 20, 2011, effective as of 12:01 a.m., Central Time, on June 1, 2011, as amended and supplemented by First Supplement and Amendment to Conveyance of Term Overriding Royalty Interest dated as of December 29, 2011, from ATP Oil & Gas Corporation to NGP Capital Resources Company, as further amended and supplemented by Second Supplement and Amendment to Conveyance of Term Overriding Royalty Interest dated as of July 2, 2012.

3.	Amended and Restated Farmout Agreement dated effective as of May 22, 2009, as amended by Amendment No. 1 to Amended and Restated Farmout Agreement dated as of March 25, 2011, and Amendment No. 2 to Amended and Restated Farmout Agreement dated as of May 25, 2011, between ATP Oil & Gas Corporation, as Farmor, and Diamond Offshore Company, as Farmee.

4.	Conveyance of Overriding Royalty Interest dated effective as of May 22, 2009, as amended by First Amendment to Conveyance of Overriding Royalty Interest dated effective as of March 30, 2010, Second Amendment to Conveyance of Overriding Royalty Interest dated effective as of March 25, 2011, Third Amendment to Conveyance of Overriding Royalty Interest dated effective as of May 25, 2011, Fourth Amendment to Conveyance of Overriding Royalty Interest dated effective as of March 1, 2012, and Fifth Amendment to Conveyance of Overriding Royalty Interest dated effective as of June 1, 2012, from ATP Oil & Gas Corporation to Diamond Offshore Company, which provides for a limited overriding royalty interest payable out of 27% of net profits.

Exhibit A Part 2 – Page 4

5.	Amended and Restated Farmout Agreement dated effective as of March 24, 2011, by and between ATP Oil & Gas Corporation and SEACOR Marine LLC.

6.	Conveyance of Overriding Royalty Interest dated effective as of May 28, 2009, as amended by First Amendment to Conveyance of Overriding Royalty Interest dated effective as of March 24, 2011, from ATP Oil & Gas Corporation to SEACOR Marine LLC, which provides for a limited overriding royalty interest that is payable out of 5.5% of net profits.

7.	Farmout Agreement dated effective as of June 1, 2009, by and between ATP Oil & Gas Corporation and Bluewater Industries, L.P.

8.	Conveyance of Overriding Royalty Interest dated effective as of June 1, 2009, from ATP Oil & Gas Corporation to Bluewater Industries, L.P., as amended and restated pursuant to Amended and Restated Conveyance of Overriding Royalty Interest dated November 24, 2010, effective as of November 1, 2010, from ATP Oil & Gas Corporation to SOF Investments, L.P. – Private XVIII, as successor in interest to Gulf Island L.L.C., as successor in interest to Bluewater Industries L.P., which, as so amended and restated, provides for a limited overriding royalty interest that is payable out of 17.5% of net profits, subject to a contractual reallocation of revenues as provided therein, and is further subject to adjustment as provided therein.

9.	Farmout Agreement dated effective as of September 1, 2009, by and between ATP Oil & Gas Corporation and Bluewater Industries, L.P.

10.	Conveyance of Overriding Royalty Interest dated effective as of September 1, 2009, as amended effective as of November 5, 2009, from ATP Oil & Gas Corporation to Bluewater Industries, L.P., which provides for a limited overriding royalty interest that is payable out of 6.25% of net profits, and which was subsequently assigned by Bluewater Industries, L.P. to Macquarie Investments LLC pursuant to Assignment of Farmout Interests and Overriding Royalty Interest dated November 4, 2009.

11.	Farmout Agreement dated effective as of May 25, 2009, by and between ATP Oil & Gas Corporation and Air Logistics, L.L.C. (now Bristow U.S. LLC).

12.	Conveyance of Overriding Royalty Interest dated effective as of May 25, 2009, from ATP Oil & Gas Corporation to Air Logistics, L.L.C. (now Bristow U.S. LLC), which provides for a limited overriding royalty interest that is payable out of 1.5% of net profits.

13.	Farmout Agreement dated effective as of October 1, 2009, by and between ATP Oil & Gas Corporation and Harvey Gulf International Marine, LLC.

14.	Conveyance of Overriding Royalty Interest dated effective as of October 1, 2009, from ATP Oil & Gas Corporation to Harvey Gulf International Marine, LLC, as amended and restated pursuant to Amended and Restated Conveyance of Overriding Royalty Interest dated effective as of March 1, 2011, from ATP Oil & Gas Corporation to SOF Investments, L.P. – Private XIX, as successor in interest to Harvey Gulf International Marine, LLC, which provides for a limited overriding royalty interest that is payable out of 6.3% of net profits, a contractual reallocation of revenues as provided therein, and is further subject to adjustment as provided therein.

Exhibit A Part 2 – Page 5

15.	Farmout Agreement dated March 12, 2010, effective as of January 1, 2010, between ATP Oil & Gas Corporation and Macquarie Investments LLC.

16.	Conveyance of Overriding Royalty Interest dated March 12, 2010, effective as of January 1, 2010, from ATP Oil & Gas Corporation to Macquarie Investments LLC, which provides for a limited overriding royalty interest that is payable out of 2.875% of net profits, subject to increase or an optional reduction as provided therein.

17.	Farmout Agreement dated March 30, 2010, effective as of January 1, 2010, between ATP Oil & Gas Corporation and PWP ABV Energy II LLC (now TM Energy Holdings LLC).

18.	Conveyance of Overriding Royalty Interest dated March 30, 2010, effective as of January 1, 2010, from ATP Oil & Gas Corporation to PWP ABV Energy II LLC (now TM Energy Holdings LLC), which provides for a limited overriding royalty interest that is payable out of 2.875% of net profits, subject to increase or an optional reduction as provided therein.

19.	Farmout Agreement dated effective as of November 1, 2010, between ATP Oil & Gas Corporation and SOF Investments, L.P. – Private XVIII.

20.	Farmout Agreement dated as of April 28, 2011, between ATP Oil & Gas Corporation and SOF Investments, L.P. – Private XIX.

MISSISSIPPI CANYON BLOCK 942

Lease:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective June 1, 2002, bearing Serial No. OCS-G 24130, between the United States of America, as Lessor, and BP Exploration & Production Inc., as Lessee, covering all of Block 942, Mississippi Canyon, as shown on OCS Official Protraction Diagram, NH 16-10, containing approximately 5,760.00 acres, recorded under Entry No. 2010-00001444, COB 1223, Page 282, Parish Records, Plaquemines Parish, Louisiana (“OCS-G 24130”), INSOFAR AND ONLY INSOFAR AS OCS-G 24130 covers depths from the surface of the water down to eighteen thousand feet (18,000’) subsea (“MC 942”).

Term Overriding Royalty Interests and Net Profits Interests: (the Term Overriding Royalty Interests and Net Profits Interests created pursuant to the following documents):

1.	20.00000% Term ORRI created pursuant to Conveyance of Term Overriding Royalty Interest dated effective as of March 1, 2012, from ATP Oil & Gas Corporation, as Grantor, to ABV Clipper I LLC (now CLP Energy LLC), as Grantee, which provides for a contractual reallocation between the Grantor and the Grantee of the production revenues attributable to such Term ORRI under the circumstances described therein, and which Term ORRI is further subject to adjustment as provided therein.

2.	5.0% term overriding royalty interest created pursuant to Conveyance of Term Overriding Royalty Interest dated as of June 20, 2011, effective as of 12:01 a.m., Central Time, on June 1, 2011, as amended and supplemented by First Supplement and Amendment to Conveyance of Term Overriding Royalty Interest dated as of December 29, 2011, from ATP Oil & Gas Corporation to NGP Capital Resources Company, as further amended and supplemented by Second Supplement and Amendment to Conveyance of Term Overriding Royalty Interest dated as of July 2, 2012.

Exhibit A Part 2 – Page 6

3.	Amended and Restated Farmout Agreement dated effective as of May 22, 2009, as amended by Amendment No. 1 to Amended and Restated Farmout Agreement dated as of March 25, 2011, and Amendment No. 2 to Amended and Restated Farmout Agreement dated as of May 25, 2011, between ATP Oil & Gas Corporation, as Farmor, and Diamond Offshore Company, as Farmee.

4.	Conveyance of Overriding Royalty Interest dated effective as of May 22, 2009, as amended by First Amendment to Conveyance of Overriding Royalty Interest dated effective as of March 30, 2010, Second Amendment to Conveyance of Overriding Royalty Interest dated effective as of March 25, 2011, Third Amendment to Conveyance of Overriding Royalty Interest dated effective as of May 25, 2011, Fourth Amendment to Conveyance of Overriding Royalty Interest dated effective as of March 1, 2012, and Fifth Amendment to Conveyance of Overriding Royalty Interest dated effective as of June 1, 2012, from ATP Oil & Gas Corporation to Diamond Offshore Company, which provides for a limited overriding royalty interest payable out of 27% of net profits.

5.	Amended and Restated Farmout Agreement dated effective as of March 24, 2011, by and between ATP Oil & Gas Corporation and SEACOR Marine LLC.

6.	Conveyance of Overriding Royalty Interest dated effective as of May 28, 2009, as amended by First Amendment to Conveyance of Overriding Royalty Interest dated effective as of March 24, 2011, from ATP Oil & Gas Corporation to SEACOR Marine LLC, which provides for a limited overriding royalty interest that is payable out of 5.5% of net profits.

7.	Farmout Agreement dated effective as of June 1, 2009, by and between ATP Oil & Gas Corporation and Bluewater Industries, L.P.

8.	Conveyance of Overriding Royalty Interest dated effective as of June 1, 2009, from ATP Oil & Gas Corporation to Bluewater Industries, L.P., as amended and restated pursuant to Amended and Restated Conveyance of Overriding Royalty Interest dated November 24, 2010, effective as of November 1, 2010, from ATP Oil & Gas Corporation to SOF Investments, L.P. – Private XVIII, as successor in interest to Gulf Island L.L.C., as successor in interest to Bluewater Industries L.P., which provides for a limited overriding royalty interest that is payable out of 17.5% of net profits, subject to a contractual reallocation of revenues as provided therein, and is further subject to adjustment as provided therein .

9.	Farmout Agreement dated effective as of September 1, 2009, by and between ATP Oil & Gas Corporation and Bluewater Industries, L.P.

10.	Conveyance of Overriding Royalty Interest dated effective as of September 1, 2009, as amended effective as of November 5, 2009, from ATP Oil & Gas Corporation to Bluewater Industries, L.P., which provides for a limited overriding royalty interest that is payable out of 6.25% of net profits, and which was subsequently assigned by Bluewater Industries, L.P. to Macquarie Investments LLC pursuant to Assignment of Farmout Interests and Overriding Royalty Interest dated November 4, 2009.

Exhibit A Part 2 – Page 7

11.	Farmout Agreement dated effective as of May 25, 2009, by and between ATP Oil & Gas Corporation and Air Logistics, L.L.C. (now Bristow U.S. LLC).

12.	Conveyance of Overriding Royalty Interest dated effective as of May 25, 2009, from ATP Oil & Gas Corporation to Air Logistics, L.L.C. (now Bristow U.S. LLC), which provides for a limited overriding royalty interest that is payable out of 1.5% of net profits.

13.	Farmout Agreement dated effective as of October 1, 2009, by and between ATP Oil & Gas Corporation and Harvey Gulf International Marine, LLC.

14.	Conveyance of Overriding Royalty Interest dated effective as of October 1, 2009, from ATP Oil & Gas Corporation to Harvey Gulf International Marine, LLC, as amended and restated pursuant to Amended and Restated Conveyance of Overriding Royalty Interest dated effective as of March 1, 2011, from ATP Oil & Gas Corporation to SOF Investments, L.P. – Private XIX, as successor in interest to Harvey Gulf International Marine, LLC, which provides for a limited overriding royalty interest that is payable out of 6.3% of net profits, subject to a contractual reallocation of revenues as provided therein, and is further subject to adjustment as provided therein.

15.	Farmout Agreement dated March 12, 2010, effective as of January 1, 2010, between ATP Oil & Gas Corporation and Macquarie Investments LLC.

16.	Conveyance of Overriding Royalty Interest dated March 12, 2010, effective as of January 1, 2010, from ATP Oil & Gas Corporation to Macquarie Investments LLC, which provides for a limited overriding royalty interest that is payable out of 2.875% of net profits, subject to increase or an optional reduction as provided therein.

17.	Farmout Agreement dated March 30, 2010, effective as of January 1, 2010, between ATP Oil & Gas Corporation and PWP ABV Energy II LLC (now TM Energy Holdings LLC).

18.	Conveyance of Overriding Royalty Interest dated March 30, 2010, effective as of January 1, 2010, from ATP Oil & Gas Corporation to PWP ABV Energy II LLC (now TM Energy Holdings LLC), which provides for a limited overriding royalty interest that is payable out of 2.875% of net profits, subject to increase or an optional reduction as provided therein.

19.	Farmout Agreement dated effective as of November 1, 2010, between ATP Oil & Gas Corporation and SOF Investments, L.P. – Private XVIII.

20.	Farmout Agreement dated as of April 28, 2011, between ATP Oil & Gas Corporation and SOF Investments, L.P. – Private XIX.

GREEN CANYON BLOCK 300 (WEST HALF)

Lease:

Oil and Gas Lease bearing Serial No. OCS-G 22939, dated effective as of July 1, 2001, granted by the United States of America, as Lessor, in favor of Murphy Exploration & Production Company, as Lessee, which lease covers all of Block 300, Green Canyon, OCS Official Protraction Diagram, NG 15-3, recorded in COB 1874, Page 415, Entry No. 1125577, Parish Records, LaFourche Parish, Louisiana (“OCS-G 22939”), INSOFAR AND ONLY INSOFAR

Exhibit A Part 2 – Page 8

AS OCS-G 22939 covers the West Half (W  1⁄2) of Block 300, Green Canyon, as to all depths from the surface to down to and including the stratigraphic equivalent of 17,440’ Total Vertical Depth Subsea (TVDSS) as seen in the Schlumberger Gamma Ray Log for the Pioneer Natural Resources USA, Inc. OCS-G 15571 Well No. 1 (API No. 608114045000) (“GC 300”).

Permanent ORRIs: The permanent overriding royalty interests created pursuant to the following documents).

1.	10% of 8/8 overriding royalty interest retained by Murphy Exploration & Producing Company – USA under Farmout Agreement dated effective January 15, 2005, between Murphy Exploration & Producing Company – USA, as Farmor, and Pioneer Natural Resources USA, Inc., Davis Offshore, L.P., and Stephens Production Company, as Farmees.

2.	3% of 8/8 overriding royalty interest created under that certain Assignment of Overriding Royalty Interest dated effective as of January 30, 2006, recorded in the Conveyance records of Lafourche Parish, Louisiana, Book 1648, Page 143, conveyed by Pioneer Natural Resources USA, Inc., Davis Offshore, L.P., and Stephens Production Company, LLC, to Gregg J. Davis[1] (.7500% of 8/8ths overriding royalty interest), John King Bellis or Suzanne K. Bellis, Trustees, or the successor Trustees, under the Bellis Family Living Trust dated November 13, 2001[2] (.4000% of 8/8ths overriding royalty interest), Mark Howard Gillespie (.4000% of 8/8ths overriding royalty interest), Michael Howard Clark (.4000% of 8/8ths overriding royalty interest), John A. Sansbury, Jr. (.4000% of 8/8ths overriding royalty interest), Edward C. Stengel (.4000% of 8/8ths overriding royalty interest), and George Canjar (.2500% of 8/8ths overriding royalty interest).

Term Overriding Royalty Interests and Net Profits Interests: (the Term Overriding Royalty Interests and Net Profits Interests created pursuant to the following documents):

1.	45.00% term overriding royalty interest created pursuant to Conveyance of Term Overriding Royalty Interest dated effective as of March 1, 2012, from ATP Oil & Gas Corporation, as Grantor, to ABV Clipper I LLC (now CLP Energy LLC), as Grantee, which is subject to adjustment as provided therein.

2.	Amended and Restated Farmout Agreement dated effective as of May 22, 2009, as amended by Amendment No. 1 to Amended and Restated Farmout Agreement dated as of March 25, 2011, and Amendment No. 2 to Amended and Restated Farmout Agreement dated as of May 25, 2011, between ATP Oil & Gas Corporation, as Farmor, and Diamond Offshore Company, as Farmee.

3.	Conveyance of Overriding Royalty Interest dated effective as of May 22, 2009, as amended by First Amendment to Conveyance of Overriding Royalty Interest dated

[1]	Through an Assignment of Overriding Royalty Interest, effective March 26, 2012 and duly recorded in the Conveyance records of Terrebonne Parish, Louisiana at Book 2279, Page 234 and Lafourche Parish, Louisiana at Book 1883, Page 51, Gregg J. Davis transferred, assigned and conveyed all of his above-described interest, or .7500% overriding royalty interest, to Oligocene Partnership, Ltd.
[2]

Through an Assignment of Overriding Royalty Interest, effective April 1, 2009, the Bellis Family Living Trust transferred, assigned and conveyed (a) one-half of its above-described interest, or .2000% of 8/8ths overriding royalty interest, to Suzanne K. Bellis Survivor’s Trust Share One, Suzanne K. Bellis, Trustee and (b) the other one-half of its above-described interest, or ..2000% of 8/8ths overriding royalty interest, to Bellis Family Ventures, LLC.

Exhibit A Part 2 – Page 9

effective as of March 30, 2010, Second Amendment to Conveyance of Overriding Royalty Interest dated effective as of March 25, 2011, Third Amendment to Conveyance of Overriding Royalty Interest dated effective as of May 25, 2011, Fourth Amendment to Conveyance of Overriding Royalty Interest dated effective as of March 1, 2012, from ATP Oil & Gas Corporation to Diamond Offshore Company, and Fifth Amendment to Conveyance of Overriding Royalty Interest dated effective as of June 1, 2012, from ATP Oil & Gas Corporation to Diamond Offshore Company, which provides for a limited overriding royalty interest payable out of 27% of net profits.

4.	Amended and Restated Farmout Agreement dated as of March 24, 2011, between ATP Oil & Gas Corporation and SEACOR Marine LLC.

5.	Conveyance of Overriding Royalty Interest dated as of May 28, 2009, as amended by First Amendment to Conveyance of Overriding Royalty Interest dated as of March 24, 2011, from ATP Oil & Gas Corporation to SEACOR Marine LLC, which provides for a limited overriding royalty interest payable out of 5.5% of net profits.

EAST BREAKS BLOCK 563

Lease:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective October 1, 2007, bearing Serial No. OCS-G 31102, between the United States of America, as Lessor, and ATP Oil & Gas Corporation, as Lessee, covering all of Block 563, East Breaks (“EB 563”), as shown on OCS Official Protraction Diagram, NG 15-01, containing approximately 5,760.00 acres (“OCS-G 31102”).

Permanent ORRIs: The permanent overriding royalty interests created pursuant to the following documents).

1.	Confidentiality and Compensation Agreement, effective August 6, 2007, by and between ATP Oil & Gas Corporation and Focus Exploration, LLC, which (a) covered certain open blocks (including East Breaks Block 563), and (b) provided for the payment of certain compensation (including conveyance of an overriding royalty interest) in the event ATP

Oil & Gas Corporation acquired an interest in any such open blocks.

2.	4% of 6/6ths overriding royalty interest in and to OCS-G 31102 created in favor of Focus Exploration, LLC under that certain Assignment of Overriding Royalty, effective October 1, 2007, from ATP Oil & Gas Corporation (as assignor) to Focus Exploration, LLC, recorded in the Jefferson County, Texas official public records under File #2008027289 (“EB 653 ORR Assignment”).

3.	4% of 6/6ths overriding royalty interest in and to OCS-G 31102 assigned to Focus Exploration, LP, et al. under Assignment of Overriding Royalty, effective November 1, 2007, from Focus Exploration, LLC (as assignor) to Focus Exploration, LP, et al. (as assignees), recorded in the Jefferson County, Texas official public records under File #2009046241. Such 4% of 6/6ths overriding royalty interest is the same 4% of 6/6ths overriding royalty interest that Focus Exploration, LLC received from ATP Oil & Gas Corporation under the EB 653 ORR Assignment.

Exhibit A Part 2 – Page 10

EUGENE ISLAND AREA, SOUTH ADDITION, BLOCK 281

Lease:

Oil and Gas Lease of Submerged Lands, bearing Serial No. OCS-G 09591 effective as of May 1, 1988, by the United States of America, as Lessor, in favor of Hall-Houston Oil Company, as Lessee, covering all of Block 281, Eugene Island Area, South Addition (“EI 281”), as shown on OCS Official Leasing Map, Louisiana Map No. 4A, containing approximately 5,000 acres (“OCS-G 09591”).

Permanent ORRIs: The permanent overriding royalty interests created pursuant to the following documents).

1.	3% overriding royalty interest (which proportionately reduced is a 1.35750% overriding royalty interest) in and to the EI 281 Operating Rights created in favor of Bernard J. Packard (receiving a net 0.45250% overriding royalty interest), Louis S. Mendenhall (receiving a net 0.45250% overriding royalty interest), and Dwayne K. Singleton (receiving a net 0.45250% overriding royalty interest), under that certain Assignment of Overriding Royalty Interest, effective September 30, 2005, from Millennium Offshore Group, Inc. (as assignor) to Bernard J. Packard, et al.

GARDEN BANKS BLOCK 388

Lease:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective December 1, 2006, bearing Serial No. OCS-G 30792, between the United States of America, as Lessor, and ATP Oil & Gas Corporation, as Lessee, covering all of Block 388, Garden Banks (“GB 388”), as shown on OCS Official Protraction Diagram, NG 15-02, containing approximately 5,760 acres (“OCS-G 30792”).

Permanent ORRIs: The permanent overriding royalty interests created pursuant to the following documents).

1.	Confidentiality and Compensation Agreement, effective August 1, 2006, by and between ATP Oil & Gas Corporation and Pond Exploration Company, L.L.C., which provided for certain compensation (including a proportionately reduced 3% of 6/6ths overriding royalty interest) in the event ATP Oil & Gas Corporation acquired an interest in GB 388.

2.	3% of 6/6ths overriding royalty interest created pursuant to Assignment of Overriding Royalty Interest, effective December 1, 2006, from ATP Oil & Gas Corporation to Charles R. Erwin (1.20000% ORRI), Musquia, Inc. (0.60000% ORRI), Daniel P. Emmer (0.60000% ORRI), and Asher Resources, a Texas General Partnership (0.60000% ORRI).

GREEN CANYON BLOCK 344

Lease:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective July 1, 2009, bearing Serial No. OCS-G 33246, between the United States of America,

Exhibit A Part 2 – Page 11

as Lessor, and ATP Oil & Gas Corporation, as Lessee, covering all of Block 344, Green Canyon (“GC 344”), as shown on OCS Official Protraction Diagram, NG 15-03, containing approximately 5,760.00 acres (“OCS-G 33246”).

Permanent ORRIs: The permanent overriding royalty interests created pursuant to documents 1 and 2 below and partially conveyed pursuant to document 3 below:

1.	Area of Mutual Interest Agreement, effective November 1, 2005, by and between Pioneer Natural Resources USA, Inc., Davis Offshore, L.P. and Stephens Production Company, LLC, (amended by that certain Amendment and Ratification of Area of Mutual Interest Agreement, effective May 30, 2008, by and between Davis Offshore, L.P., Stephens Production Company, LLC, and ATP Oil & Gas Corporation), which provided for the creation of an overriding royalty interest not to exceed three percent of eight-eighths (3% of 8/8ths) in favor of certain individuals and employees of Davis Offshore L.P. in the event of acquisition of a working interest in Green Canyon Block 344 (“GC 344 AMI Agreement”) . This Area of Mutual Interest Agreement, as amended, expired on October 31, 2011, but was active at the time OCS-G 33246 was acquired.

2.	3% of 8/8ths overriding royalty interest created under that certain Assignment of Overriding Royalty Interest, recorded in the Conveyance records of Lafourche Parish, Louisiana, Book 1788, Page 304, from ATP Oil & Gas Corporation to Gregg J. Davis (.7500% of 8/8ths overriding royalty interest), Suzanne K. Bellis, Trustee of the Suzanne K. Bellis Survivor’s Trust Share One (.2000% of 8/8ths overriding royalty interest), Bellis Family Ventures, LLC (.2000% of 8/8ths overriding royalty interest), Mark Howard Gillespie (.4000% of 8/8ths overriding royalty interest), Michael Howard Clark (.4000% of 8/8ths overriding royalty interest), John A. Sansbury, Jr. (.4000% of 8/8ths overriding royalty interest), Edward C. Stengel (.4000% of 8/8ths overriding royalty interest), and George Canjar (.2500% of 8/8ths overriding royalty interest), hereafter the “GC 344 ORRI Assignment.”

3.	Assignment of Record Title Interest in Federal OCS Oil and Gas Lease, effective July 1, 2009, from ATP Oil & Gas Corporation, as Assignor, to Davis Offshore, L.P. (“Davis”) and Stephens Production Company, LLC (“Stephens”), as Assignees, which conveyed a 26.68750% Record Title Interest in OCS-G 33246 to Davis and an 18.00000% Record Title Interest in OCS-G 33246 to Stephens, subject in each case to the GC 344 AMI Agreement and the GC 344 ORRI Assignment. As a result of this Record Title Interest assignment the 3% of 8/8ths overriding royalty interest created under the GC 344 ORRI Assignment is borne as follows: Mortgagor, 1.65938%; Davis, 0.80062%; and Stephens 0.54000% (“GC 344 Assignment”).

SHIP SHOAL AREA BLOCK 105

Lease:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective August 1, 1988, bearing Serial No. OCS-G 9614, between the United States of America, as Lessor, and Union Pacific Resources Company, as Lessee, covering all of Block 105, Ship Shoal Area (“SS 105”), as shown on OCS Official Leasing Map, Louisiana Map No. 5, containing approximately 5,000 acres (“OCS-G 9614”).

Exhibit A Part 2 – Page 12

Permanent ORRIs: The permanent overriding royalty interests created pursuant to the following documents).

1.	2% overriding royalty interest in and to OCS-G 9614 (limited to SS 105 Operating Rights) created in favor of T. Paul Bulmahn under that certain Assignment of Overriding Royalty Interests, dated October 18, 1999, from ATP Oil & Gas Corporation (as assignor) to T. Paul Bulmahn (assignee), recorded under Entry #282271, Conveyance Book 971, Cameron Parish, Louisiana; and under Entry #20310921, Vermilion Parish, Louisiana.

2.	Assignment of Overriding Royalty Interests, dated October 18, 1999, from T. Paul Bulmahn (as assignor) to ATP Oil & Gas Corporation (assignee), which assigned assignee the two percent (2%) overriding royalty interest in and to OCS-G 9614 (limited to SS 105 Operating Rights), recorded under Entry #282272, Conveyance Book 971, Cameron Parish, Louisiana; and under Entry #20310922, Vermilion Parish, Louisiana (being the same 2% overriding royalty interest covered by the assignment listed in 1 above).

3.	37.5% of 1% of 8/8ths overriding royalty interest (or a 0.37500% of 8/8ths overriding royalty interest) created in favor of Edisto Exploration & Production Company under Assignment of Overriding Royalty Interest, effective May 28, 1990, from Hall-Houston Oil Company (as assignor) to Edisto Exploration & Production Company (assignee), which was reduced to a 17.957% 1% of 8/8ths overriding royalty interest (or a 0.17957% of 8/8ths overriding royalty interest) as a result of the Edisto/Seagull Assignment described above.

4.	37.5% of 1% of 8/8ths overriding royalty interest (or a 0.37500% of 8/8ths overriding royalty interest) created in favor of Gulf Royalty Interests, Inc. under Assignment of Overriding Royalty Interest, effective May 28, 1990, from Hall-Houston Oil Company (as assignor) to Gulf Royalty Interests, Inc. (assignee), which was reduced to a 17.957% 1% of 8/8ths overriding royalty interest (or a 0.17957% of 8/8ths overriding royalty interest) as a result of the Edisto/Seagull Assignment described above.

5.	0.03611% of 8/8ths overriding royalty interest in and to OCS-G 9614 (i.e., an amount equal to .05% of Assignor’s net revenue in OCS-G 9614) created in favor of W. Fred Deusinger under that certain Assignment of Overriding Royalty, dated March 9, 1990, from Ernest H. Cockrell and Carol C. Curran (as assignor) to W. Fred Deusinger (as assignee), recorded under Entry #863086, Conveyance Book 1231, Terrebonne Parish, Louisiana.

6.	0.01806% of 8/8ths overriding royalty interest in and to OCS-G 9614 (i.e., an amount equal to .025% of Assignor’s net revenue in OCS-G 9614) created in favor of Ben T. Faulk under that certain Assignment of Overriding Royalty, dated March 9, 1990, from Ernest H. Cockrell and Carol C. Curran (as assignor) to Ben T. Faulk (as assignee), recorded under Entry #863082, Conveyance Book 1231, Terrebonne Parish, Louisiana.

7.	0.10530% of 8/8ths overriding royalty interest in and to OCS-G 9614 (i.e., an amount equal to .1458% of Assignor’s net revenue in OCS-G 9614) created in favor of Milton T. Graves under that certain Assignment of Overriding Royalty, dated March 9, 1990, from Ernest H. Cockrell and Carol C. Curran (as assignor) to Milton T. Graves (as assignee), recorded under Entry #863083, Conveyance Book 1231, Terrebonne Parish, Louisiana.

Exhibit A Part 2 – Page 13

8.	0.03611% of 8/8ths overriding royalty interest in and to OCS-G 9614 (i.e., an amount equal to .05% of Assignor’s net revenue in OCS-G 9614) created in favor of Robert W. Kelsey under that certain Assignment of Overriding Royalty, dated March 9, 1990, from Ernest H. Cockrell and Carol C. Curran (as assignor) to Robert W. Kelsey (as assignee), recorded under Entry #863084, Conveyance Book 1231, Terrebonne Parish, Louisiana.

9.	0.01805% of 8/8ths overriding royalty interest in and to OCS-G 9614 (i.e., an amount equal to .025% of Assignor’s net revenue in OCS-G 9614) created in favor of Charles W. Hubbard under that certain Assignment of Overriding Royalty, dated March 9, 1990, from Ernest H. Cockrell and Carol C. Curran (as assignor) to Charles W. Hubbard (as assignee), recorded under Entry #863085, Conveyance Book 1231, Terrebonne Parish, Louisiana.

10.	0.10530% of 8/8ths overriding royalty interest in and to OCS-G 9614 (i.e., an amount equal to .1458% of Assignor’s net revenue in OCS-G 9614) created in favor of Feldor H. Hollenshead under that certain Assignment of Overriding Royalty, dated March 9, 1990, from Ernest H. Cockrell and Carol C. Curran (as assignor) to Feldor H. Hollenshead (as assignee), recorded under Entry #863087, Conveyance Book 1231, Terrebonne Parish, Louisiana.

11.	0.10530% of 8/8ths overriding royalty interest in and to OCS-G 9614 (i.e., an amount equal to .1458% of Assignor’s net revenue in OCS-G 9614) created in favor of Clifford S. Foss, Jr. under that certain Assignment of Overriding Royalty, dated March 9, 1990, from Ernest H. Cockrell and Carol C. Curran (as assignor) to Clifford S. Foss, Jr. (as assignee), recorded under Entry #863088, Conveyance Book 1231, Terrebonne Parish, Louisiana.

12.	0.01806% of 8/8ths overriding royalty interest in and to OCS-G 9614 (i.e., an amount equal to .025% of Assignor’s net revenue in OCS-G 9614) created in favor of Daniel F. Gayle under that certain Assignment of Overriding Royalty, dated March 9, 1990, from Ernest H. Cockrell and Carol C. Curran (as assignor) to Daniel F. Gayle (as assignee), recorded under Entry #863089, Conveyance Book 1231, Terrebonne Parish, Louisiana.

SHIP SHOAL AREA, SOUTH ADDITION, BLOCK 351

Lease:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective May 1, 2004, bearing Serial No. OCS-G 26078, between the United States of America, as Lessor, and Magnum Hunter Production, Inc., as Lessee, covering all of Block 351, Ship Shoal Area, South Addition (“SS 351”), as shown on OCS Leasing Map, Louisiana Map No. 5A, containing approximately 5,000 acres (“OCS-G 26078”).

Permanent ORRIs: The permanent overriding royalty interests created pursuant to the following documents).

1.	Agreement Concerning Seismic and Geophysical Services, entered into on March 5, 1998, by and between Tana Oil and Gas Corporation (“Tana”) and Riverbend Energy Partners, L. P. (“Riverbend”), which provided for Tana’s sub-license of certain 3-D seismic from Riverbend in exchange for Tana’s agreement to convey a 2% overriding royalty with respect to any lease owned or acquired by Tana within the area covered by the license arrangement.

Exhibit A Part 2 – Page 14

2.	2% overriding royalty interest in and to OCS-G 26078 created in favor of Riverbend Energy Partners, L. P. under that certain Assignment of Overriding Royalty Interest, effective May 1, 2004, by and between Magnum Hunter Production, Inc. (as assignor) and Riverbend Energy Partners, L. P. (as assignee), hereafter “SS 351 Riverbend 2% ORRI.”

3.	20% of the SS 351 Riverbend 2% ORRI (or a 0.40000% overriding royalty interest) assigned to PGS Capital, Inc. under Partial Assignment of Overriding Royalty Interest, effective May 1, 2004, from Riverbend Energy Partners, L. P. (as assignor) to PGS Capital, Inc. (as assignee).

4.	80% of the SS 351 Riverbend 2% ORRI (or a 1.60000% overriding royalty interest) assigned equally (i.e., 0.80000% each) to David J. Weber and Davis W. Ratcliff under Partial Assignment of Overriding Royalty Interest, effective May 1, 2004, from Riverbend Energy Partners, L. P. (as assignor) to David J. Weber and Davis W. Ratcliff (each an assignee).

SHIP SHOAL AREA, SOUTH ADDITION, BLOCK 358

Lease:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective June 1, 1998, bearing Serial No. OCS-G 19822, between the United States of America, as Lessor, and Tana Oil & Gas Corporation, as Lessee, covering all of Block 358, Ship Shoal Area, South Addition (“SS 358”), as shown on OCS Leasing Map, Louisiana Map No. 5A, containing approximately 5,000 acres (“OCS-G 19822”).

Permanent ORRIs: The permanent overriding royalty interests created pursuant to the following documents).

1.	1% overriding royalty interest in and to OCS-G 19822 created in favor of Larry D. Aduddell under that certain Overriding Royalty Assignment, dated June 1, 1998, from Tana Oil and Gas Corporation (as assignor) to Larry D. Aduddell (as assignee).

2.	2% overriding royalty interest in and to OCS-G 19822 created in favor of Riverbend Energy Partners, L. P. under that certain Assignment of Overriding Royalty Interest effective April 5, 1999, from Tana Oil and Gas Corporation (as assignor) to Riverbend Energy Partners, L. P. (as assignee) (“SS 358 Riverbend 2% ORRI”).

3.	Letter Agreement dated May 7, 2001, by and between Spirit Energy Partners, L.P. and ATP Oil & Gas Corporation.

4.

A proportionately reduced 5% overriding royalty interest in and to OCS-G 19822 that escalates to a 6.67% overriding interest after the first 8 Bcfe of production from OCS-G 19822 (“Escalating ORRI”) was reserved by Spirit Energy Partners, L.P. under that certain Assignment of Record Title and Bill of Sale, effective as of 7:00 am June 15, 2001, from Spirit Energy Partners, L.P. (as assignor) to ATP Oil & Gas Corporation (as assignee). At the time of making such assignment the assignor held a 75% Record Title Interest in OCS-G 19822, consequently, the Escalating ORRI is a net 3.75% overriding royalty interest that escalates to a 5% overriding interest after the first 8 Bcfe of production from OCS-G 19822. This Escalating ORRI applies to (i) 75% of Mortgagor’s

Exhibit A Part 2 – Page 15

100% Record Title Interest described in A above, (ii) 75% of Mortgagor’s 100% Operating Right in B above, and (iii) to 37.5% of Mortgagor’s 62.50% Operating Rights in C above. The Escalating ORRI has been held in suspense due to unresolved title problems with regard to its ownership.

5.	80% of the SS 358 Riverbend 2% ORRI (or a 1.60000% overriding royalty interest) assigned equally (i.e., 0.80000% each) to David J. Weber and Davis W. Ratcliff under Partial Assignment of Overriding Royalty Interest, effective August 1, 2001, from Riverbend Energy Partners, L. P. (as assignor) to David J. Weber and Davis W. Ratcliff (each an assignee).

6.	20% of the SS 358 Riverbend 2% ORRI (or a 0.40000% overriding royalty interest) assigned to PGS Capital, Inc. under Partial Assignment of Overriding Royalty Interest, effective August 1, 2001, from Riverbend Energy Partners, L. P. (as assignor) to PGS Capital, Inc. (as assignee).

SOUTH TIMBALIER BLOCK 30

Lease:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective May 1, 1993, bearing Serial No. OCS-G 13928, between the United States of America, as Lessor, and Falcon South Power, Inc., as Lessee, covering all of Block 30, South Timbalier Area (“ST 30”), as shown on OCS Leasing Map, Louisiana Map No. 6, containing approximately 5000 acres (“OCS-G 13928”).

Permanent ORRIs: The permanent overriding royalty interests created pursuant to the following documents).

1.	Farmout Agreement, dated November 3, 1994, from Falcon South Power, Inc. to ATP Oil & Gas Corporation, which covered the entire Record Title Interest in OCS-G 13928.

2.	14% of 6/6ths overriding royalty interest in and to OCS-G 13928 created in favor of Falcon South Power, Inc. under that certain Assignment dated effective August 15, 1995, from Falcon South Power, Inc. (as assignor) to ATP Oil & Gas Corporation (as assignee), which conveyed assignee one hundred percent (100%) of the Record Title Interest in and to OCS-G 13928 (“ST 30 RT Assignment”).

3.	Assignment of Overriding Royalty Interest, August 1, 1997, from Falcon South Power, Inc. (as assignor) to Zilkha Energy Company (assignee), which (a) assigned assignee the 14% of 6/6ths overriding royalty interest created under the ST 30 RT Assignment, but only with respect to depths below 4,000’ TVD, and (b) provided that the assigned 14% of 6/6ths overriding royalty interest would merge with and cease to be a burden on the Deep Operating Rights being acquired by assignee effective August 2, 1997 under the ST 30 OR Assignment (defined below).

4.	2% overriding royalty interest in and to OCS-G 13928 (excluding the Deep Operating Rights) created in favor of T. Paul Bulmahn under that certain Assignment of Overriding Royalty Interests, dated October 18, 1999, from ATP Oil & Gas Corporation (as assignor) to T. Paul Bulmahn (assignee), recorded under Entry #282271, Conveyance Book 971, Cameron Parish, Louisiana; and under Entry #20310921, Vermilion Parish, Louisiana.

Exhibit A Part 2 – Page 16

5.	Assignment of Overriding Royalty Interests, October 18, 1999, from T. Paul Bulmahn (as assignor) to ATP Oil & Gas Corporation (assignee), which assigned assignee the two percent (2%) overriding royalty interest in and to OCS-G 13928 (excluding the Deep Operating Rights), recorded under Entry #282272, Conveyance Book 971, Cameron Parish, Louisiana; and under Entry #20310922, Vermilion Parish, Louisiana (being the same 2% overriding royalty interest covered by the assignment listed in 4 above).

VIOSCA KNOLL BLOCK 863

Lease:

Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act dated effective February 1, 2008, bearing Serial No. OCS-G 31462, between the United States of America, as Lessor, and ATP Oil & Gas Corporation, as Lessee, covering all of Block 863 (“VK 863”), Viosca Knoll, as shown on OCS Official Protraction Diagram, NH 16-07, containing approximately 5,760 acres (“OCS-G 31462”).

Permanent ORRIs: The permanent overriding royalty interests created pursuant to the following documents).

1.	Confidentiality and Compensation Agreement, effective September 25, 2007, by and between ATP Oil & Gas Corporation and Focus Exploration, LLC, which (a) covered certain open blocks (including Viosca Knoll 863), (b) provided for the payment of certain compensation (including conveyance of an overriding royalty interest) in the event ATP Oil & Gas Corporation acquired an interest in any such open blocks, and (c) for any such compensation to be shared by Focus Exploration, LLC and the Third Party Licensor (as defined in such Agreement).

2.	4% of 6/6ths overriding royalty interest in and to OCS-G 31462 created in favor of Focus Exploration, LLC (receiving a 2.66667% overriding royalty interest) and CGGVeritas Services (U.S.) Inc. (receiving a 1.33333% overriding royalty interest) under that certain Assignment of Overriding Royalty, effective February 1, 2008, from ATP Oil & Gas Corporation (as assignor) to Focus Exploration, LLC and CGGVeritas Services (U.S.) Inc., as assignors (“VK 863 ORR Assignment”).

3.	Assignment of Overriding Royalty, effective March 1, 2008, from Focus Exploration, LLC to Focus Exploration, LP, et al., which conveyed the 2.66667% overriding royalty interest that Focus Exploration, LLC received from ATP Oil & Gas Corporation under the VK 863 ORR Assignment to twelve assignees.

WEST DELTA BLOCK 58

Lease:

Oil and Gas Lease of Submerged Lands, bearing Serial No. OCS 0146, formerly State Lease 983, dated effective April 23, 1947, by and between the State of Louisiana, as Lessor, in favor Continental Oil Company, Cities Service Oil Company, The Atlantic Refining Company and Tide Water Associated Oil Company, as Lessees, covering Block 58, West Delta Area (“WD 58”),

Exhibit A Part 2 – Page 17

Official Leasing Map, Louisiana Map No. 8, containing approximately 5,000 acres and certified as a federal lease under Section 6(b) of the Outer Continental Shelf Lands Act of August 7, 1953, pursuant to Decision of the Department of Interior dated September 24, 1954 (“OCS 0146”).

Permanent ORRIs: The permanent overriding royalty interests created pursuant to the following documents).

1.	0.140625% overriding royalty interest in and to the WD 58 Operating Rights created in favor of Elizabeth Talley, under that certain Assignment of Overriding Royalty, effective October 20, 1996, from Tana Oil & Gas Corporation (as assignor) to Elizabeth Talley.

2.	0.140625% overriding royalty interest in and to the WD 58 Operating Rights created in favor of Kevin Talley, under that certain Assignment of Overriding Royalty, effective October 20, 1996, from Tana Oil & Gas Corporation (as assignor) to Kevin Talley.

3.	0.28125% overriding royalty interest in and to the WD 58 Operating Rights created in favor of H. Tony Haglum, under that certain Assignment of Overriding Royalty, effective October 20, 1996, from Tana Oil & Gas Corporation (as assignor) to H. Tony Haglum.

4.	3% overriding royalty interest in and to the WD 58 Operating Rights created in favor of Bernard J. Packard (receiving a 1% overriding royalty interest), Louis S. Mendenhall (receiving a 1% overriding royalty interest), and Dwayne K. Singleton (receiving a 1% overriding royalty interest), effective September 30, 2005, from Millennium Offshore Group, Inc. (as assignor) to Bernard J. Packard, et al.

5.	1% overriding royalty interest in and to the WD 58 Operating Rights created in favor of Jay Richard Bylerly pursuant to that certain Farmout Agreement, dated August 21, 1996, by and between PANACO Inc. and Tana Oil and Gas Corporation.

Exhibit A Part 2 – Page 18

EXHIBIT A

Part 3

Rights of Way, Pipeline Segments, Rights of Use and Easement, and Permits

TYPE	DESCRIPTION	AREA- BLOCK

Right of Way	Right of Way OCS-G 25331, Segment Number 14469, approved December 8, 2003.	EUGENE ISLAND-281

Right of Way	Pipeline Right of Way OCS-G 26992, Segment Number 15674, approved August 31, 2006.	SHIP SHOAL-351

Right of Way	Pipeline Right of Way OSC-G 25270, Segment Number 14239, approved July 24, 2003.	SHIP SHOAL-358

Pipeline Segment	Pipeline Segment Number 14238 approved August 5, 2003.	SHIP SHOAL-358

Right of Way	Pipeline Right of way OCS-G 28580, Segment Number 16173 approved September 24, 2009	ATWATER VALLEY-63

Pipeline Segment	Pipeline Right of Way OCS-G 28667, Segment Number 16227 approved June 1, 2012.	GREEN CANYON-299

Right of Way	Pipeline Right of Way OCS-G 28583, Segment Number 16190, approved June 1, 2012.	GREEN CANYON-299

Right of Way	Pipeline Right of Way OCS-G 28584, Segment Number 16192, 16193, and 16194, approved June 1, 2012.	GREEN CANYON-299

Right of Way	Pipeline Right of Way OCS-G 28580, Segment Number 16181, approved September 24, 2009.	MISSISSIPPI CANYON-941

Right of Way	Pipeline Right of Way OCS-G 17678, Segment Number 11246, approved December 12, 1996.	WEST DELTA-58

Pipeline Segment	Pipeline Segment Number 16058 approved May 13, 2008.	HIGH ISLAND-A589

Right of Way	Pipeline Right of Way OCS-G 28278, Segment Number 16057, approved May 14, 2008.	HIGH ISLAND-A589

Together with all Permits that relate to the ownership or operation of any of the Assets.

Exhibit A Part 3 – Page 1

Exhibit A – Part 4(a)

Assigned Contracts

Except as set forth in Exhibit A Part 4(b), all Contracts related to Telemark, Clipper and the Included Blocks, including the Contracts listed below are Assigned Contracts as defined in Asset Purchase Agreement to which this Exhibit A – Part 4(a) is attached.

TELEMARK CONTRACTS

(Atwater Valley Block 63, Mississippi Canyon Block 941 and Mississippi Canyon Block 942)

COUNTERPARTY	DESCRIPTION	AREA-BLOCK

Adams Resources Marketing, Ltd.	Base Contract for Purchase and Sale of Natural Gas dated July 1, 2003	ATWATER VALLEY-63

AGIP Petroleum Exploration Co. Inc.	Agreement for Exchange of Leases dated effective February 4, 2003, between BHP Billiton Petroleum (Deepwater) Inc. and AGIP Petroleum Exploration Co. Inc., only insofar as said agreement affects Atwater Valley Block 63	ATWATER VALLEY-63

AGIP Petroleum Exploration Co. Inc.	Farmout Letter Agreement dated December 8, 1999, by and between Texaco Exploration and Production Inc. and AGIP Petroleum Exploration Co. Inc., as amended	ATWATER VALLEY-63

AGIP Petroleum Exploration Co. Inc.	Well participation Agreement dated February 21, 2001, by and between Texaco Exploration and Production Inc. and AGIP Petroleum Exploration Co. Inc.	ATWATER VALLEY-63

Anadarko E&P Company LP	Indemnity Agreement dated January 1, 2012	MISSISSIPPI CANYON-941

Anadarko US Offshore Corporation	Unit Agreement for Outer Continental Shelf Exploration, Development, and Production Operations effective January 1, 2012.	MISSISSIPPI CANYON-940, 941, 948, 985

BHP Billiton Petroleum (Deepwater) Inc.	Agreement for Exchange of Leases dated effective February 4, 2003, between BHP Billiton Petroleum (Deepwater) Inc. and AGIP Petroleum Exploration Co. Inc., only insofar as said agreement affects Atwater Valley Block 63.	ATWATER VALLEY-63

BHP Billiton Petroleum Inc.	Purchase and Sale Agreement dated January 26, 2005, by and between BHP Billiton Petroleum (Deepwater) Inc. (“Seller”) and Norsk Hydro USA Oil & Gas, Inc. and Norsk Hydro E&P Americas, AS, Inc. (“Buyer”).	ATWATER VALLEY-63

Chevron U.S.A. Inc.	Farmout Letter Agreement dated January 28, 2003 but made effective January 31, 2003, by and between Chevron U.S.A. Inc. and Union Oil Company of California.	ATWATER VALLEY-63

Chevron U.S.A. Inc.	Purchase and Sale Agreement dated October 28, 2004, by and between Chevron U.S.A. Inc. (“Seller”) and Norsk Hydro USA Oil & Gas, Inc. and Norsk Hydro E&P Americas, Inc. (“Buyer”).	ATWATER VALLEY-63

Discovery Gas Transmission LLC	Amended Discount Agreement dated December 1, 2009	ATWATER VALLEY-63

Discovery Gas Transmission LLC	Firm Transportation Service Agreement effective December 1, 2009.	ATWATER VALLEY-63

Discovery Gas Transmission LLC	Firm Transportation Service Agreement under FT-2 Rate Schedule, Exhibit B dated February 1, 2008	ATWATER VALLEY-63

Discovery Gas Transmission LLC	Interconnect Agreement dated effective February 1, 2008	ATWATER VALLEY-63

Discovery Gas Transmission LLC	Reserve Dedication Agreement dated December 1, 2005 as amended by Amendment dated February 1, 2008 and by Amendment dated December 1, 2009	ATWATER VALLEY-63

Exhibit A Part 4(a) – Page 1 of 20

COUNTERPARTY	DESCRIPTION	AREA-BLOCK

Discovery Gas Transmission LLC	Retrograde Transportation Agreement dated December 1, 2005, as amended as of February 1, 2008	ATWATER VALLEY-63

Discovery Producer Services, LLC	Dehydration Service Agreement dated January 1, 2007, as amended	ATWATER VALLEY-63

Discovery Producer Services, LLC	Gas Processing and Fractionation Agreement dated December 1, 2005, as amended. Larose Gas Processing Plant and Paradis Fractionation Facility	ATWATER VALLEY-63; MISSISSIPPI CANYON-711

Energy Resource Technology, Inc.	Purchase and Sale Agreement, effective as of March 1, 2005, by and between Union Oil Company of California (“Seller”) and Energy Resource Technology, Inc. (“Purchaser”).	ATWATER VALLEY-63

Energy Resource Technology, Inc.	Asset Purchase Agreement effective July 24, 2006.	ATWATER VALLEY-63; MISSISSIPPI CANYON-941

Eni Petroleum Exploration Co. Inc.	Purchase and Sale Agreement dated December 28, 2004, by and between Eni Petroleum Exploration Co. Inc. (“Seller”) and Norsk Hydro USA Oil & Gas, Inc. and Norsk Hydro E&P Americas, AS, Inc. (“Buyer”), wherein Eni reserved a 1.00% overriding royalty interest.	ATWATER VALLEY-63

Enterprise Products Operating L.P.	Transfer of certain leases notification and consent agreement dated August 1, 1999.	MISSISSIPPI CANYON-941

Four Star Oil & Gas Company	Net Profits Interest Letter dated December 1, 1999, executed by Robert Estill, General Manager of Four Star Oil & Gas Company creating that certain Net Profits Interest in favor of Four Star Oil & Gas Company.	ATWATER VALLEY-63

Hydro Gulf of Mexico, L.L.C	Asset Purchase Agreement effective May 17, 2008	MISSISSIPPI CANYON-941, 942, 943

Mars Oil Pipeline Company	Connection and Dedication Agreement dated as of May 1, 2008	ATWATER VALLEY-63

Mars Oil Pipeline Company	Equipment Transfer Agreement effective April 1, 2010.	MISSISSIPPI CANYON-941

McMoran Oil & Gas LLC	Transfer of certain leases notification and consent agreement dated August 1, 1999.	MISSISSIPPI CANYON-941

Norsk Hydro E&P Americas, AS, Inc	Purchase and Sale Agreement dated December 28, 2004, by and between Eni Petroleum Exploration Co. Inc. (“Seller”) and Norsk Hydro USA Oil & Gas, Inc. and Norsk Hydro E&P Americas, AS, Inc. (“Buyer”), wherein Eni reserved a 1.00% overriding royalty interest.	ATWATER VALLEY-63

Norsk Hydro E&P Americas, AS, Inc	Purchase and Sale Agreement dated January 26, 2005, by and between BHP Billiton Petroleum (Deepwater) Inc. (“Seller”) and Norsk Hydro USA Oil & Gas, Inc. and Norsk Hydro E&P Americas, AS, Inc. (“Buyer”).	ATWATER VALLEY-63

Norsk Hydro USA Oil & Gas, Inc	Purchase and Sale Agreement dated December 28, 2004, by and between Eni Petroleum Exploration Co. Inc. (“Seller”) and Norsk Hydro USA Oil & Gas, Inc. and Norsk Hydro E&P Americas, AS, Inc. (“Buyer”), wherein Eni reserved a 1.00% overriding royalty interest.	ATWATER VALLEY-63

Norsk Hydro USA Oil & Gas, Inc	Purchase and Sale Agreement dated January 26, 2005, by and between BHP Billiton Petroleum (Deepwater) Inc. (“Seller”) and Norsk Hydro USA Oil & Gas, Inc. and Norsk Hydro E&P Americas, AS, Inc. (“Buyer”).	ATWATER VALLEY-63

Norsk Hydro USA Oil & Gas, Inc	Purchase and Sale Agreement dated October 28, 2004, by and between Chevron U.S.A. Inc. (“Seller”) and Norsk Hydro USA Oil & Gas, Inc. and Norsk Hydro E&P Americas, Inc. (“Buyer”).	ATWATER VALLEY-63

Exhibit A Part 4(a) – Page 2 of 20

COUNTERPARTY	DESCRIPTION	AREA-BLOCK

Shell Offshore	Conditional approval letter for 10” gas and 10” oil pipeline crossing and right of way dated November 12, 2007.	MISSISSIPPI CANYON-941

Shell Offshore	Conditions for Pipeline Crossing of Leasehold and Right of Way agreement in relation to Off Shore Oil and gas operations dated March 26, 2008.	MISSISSIPPI CANYON-941

Shell Offshore	Transfer of certain leases notification and consent agreement dated August 1, 1999.	MISSISSIPPI CANYON-941

Shell Offshore Inc.	Indemnity Agreement dated January 1, 2012	MISSISSIPPI CANYON-941

Shell Offshore Inc.	Unit Agreement for Outer Continental Shelf Exploration, Development, and Production Operations effective January 1, 2012.	MISSISSIPPI CANYON-940, 941, 948, 985

Shell Offshore Inc.	Purchase and Sale Agreement effective December 21, 2009.	MISSISSIPPI CANYON-941

Shell Trading US Company	Crude Oil Purchase and Sale Agreement dated September 1, 2012 contract Number C62ELP0014	ATWATER VALLEY-63

Signal International Texas, LP	Vessel Modification Agreement for performing services and providing equipment or materials in relation to providing oil and gas operations dated May 25, 2005.	Undefined

Southwest Energy, L.P.	Base Contract for Purchase and Sale of Natural Gas dated February 26, 2010	ATWATER VALLEY-63

Southwest Energy, L.P.	NAESB Base Contract for Short term purchase and Sale of natural gas in relation to oil and gas operations dated February 1, 2004	Undefined

Statoil USA E&P Inc	Unit Agreement for Outer Continental Shelf Exploration, Development, and Production Operations effective January 1, 2012.	MISSISSIPPI CANYON-940, 941, 948, 985

Statoil USA E&P Inc	Indemnity Agreement dated January 1, 2012	MISSISSIPPI CANYON-941
Texaco Exploration and Production Inc.	Farmout Letter Agreement dated December 8, 1999, by and between Texaco Exploration and Production Inc. and AGIP Petroleum Exploration Co. Inc., as amended.	ATWATER VALLEY-63

Texaco Exploration and Production Inc.	Well Participation Agreement dated February 21, 2001, by and between Texaco Exploration and Production Inc. and AGIP Petroleum Exploration Co. Inc.	ATWATER VALLEY-63

Tiger Offshore Rental Ltd.	Equipment rental in relation to oil and gas operations	Undefined

Triangle Peak Partners Private Equity, LP	Multiple Indebtedness Mortgage by ATP in Favor of Collateral Agent dated January 5, 2010.	Undefined

Triangle Peak Partners Private Equity, LP	Multiple Indebtedness Mortgage by ATP in Favor of the Royalty Owners dated January 26, 2010.	Undefined

Union Oil Company of California	Farmout Letter Agreement dated January 28, 2003 but made effective January 31, 2003, by and between Chevron U.S.A. Inc. and Union Oil Company of California.	ATWATER VALLEY-63

Union Oil Company of California	Purchase and Sale Agreement, effective as of March 1, 2005, by and between Union Oil Company of California (“Seller”) and Energy Resource Technology, Inc. (“Purchaser”).	ATWATER VALLEY-63

United States, Bureau of Ocean Energy Management	Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act, number OCS-G 13198, dated May 1, 1991, wherein debtor has a leasehold interest	ATWATER VALLEY-63

United States, Bureau of Ocean Energy Management	Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act, number OCS-G 16661, dated September 1, 1996, wherein debtor has a leasehold interest	MISSISSIPPI CANYON-941

United States, Bureau of Ocean Energy Management	Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act, number OCS-G 24130, dated June 1, 2002, wherein debtor has a leasehold interest	MISSISSIPPI CANYON-942

Exhibit A Part 4(a) – Page3 of 20

CLIPPER CONTRACTS

(Green Canyon Block 300 ( West Half))

COUNTERPARTY	DESCRIPTION	AREA-BLOCK

Davis Offshore, L.P.	Purchase and Sale Agreement effective May 30, 2008.	GREEN CANYON- 299, 300

Davis Offshore, L.P.	Offshore Operating Agreement, as amended, effective September 17, 2004 (as to GC-344 per terminated Area of Mutual Interest Agreement, as amended, effective November 1, 2005).	GREEN CANYON- 299, 300, 344

Davis Offshore, L.P.	Assignment and Bill of Sale effective June 1, 2011.	GREEN CANYON- 300

Davis Offshore, L.P.	Assignment of Overriding Royalty Interest effective January 30, 2006.	GREEN CANYON- 300

Davis Offshore, L.P.	Production Handling Agreement and Operating Services Agreement, as amended, effective December 19, 2007.	GREEN CANYON- 300

Davis Offshore, L.P.	Ratification and First Amendment of Production Handling Agreement and Operating Services Agreement, effective December 1, 2009.	GREEN CANYON- 300

Davis Offshore, L.P.	Farmout Agreement dated effective as of January 15, 2005, between Murphy Exploration & Producing Company - USA, as “Farmor”, and Pioneer Natural Resources USA, Inc., Davis Offshore, L.P. and Stephens Production Company, LLC, as “Farmees”, which covers the W/2 of GC 300.	GREEN CANYON- 300 WEST HALF

Discovery Gas Transmission LLC	FT-2 Discount Agreement dated January 15, 2013	GREEN CANYON- 300

Discovery Gas Transmission LLC	Service Agreement Applicable to Firm Transportation Service under FT-2 Rate Schedule dated January 15, 2013	GREEN CANYON- 300

Discovery Gas Transmission LLC	Liquids Transportation Agreement dated January 15, 2013	GREEN CANYON- 300

Discovery Producer Services LLC	Gas Dedication and Gathering Agreement dated January 15, 2013	GREEN CANYON- 300

Discovery Producer Services LLC	Netting Agreement dated January 15, 2013	GREEN CANYON- 300

Discovery Producer Services LLC	Liquids Separation, Handling, Stabilization and Redelivery Agreement dated January 15, 2013	GREEN CANYON- 300

Discovery Producer Services LLC	Gas Processing and Fractionation Agreement Larose Gas Processing Plant & Paradis Fractionation Facility dated January 15, 2013	GREEN CANYON- 300

Eni Petroleum US LLC	Production Handling Agreement and Operating Services Agreement, as amended, effective December 19, 2007.	GREEN CANYON- 300

Eni Petroleum US LLC	Ratification and First Amendment of Production Handling Agreement and Operating Services Agreement, effective December 1, 2009.	GREEN CANYON- 300

JPMorgan Chase Bank, NA	Escrow Agreement (Basic Three Party Escrow) effective December 1, 2011 between Stephens, ATP and JPMorgan Chase Bank.	GREEN CANYON- 299, 300

Murphy Exploration & Producing Company—USA	Production Handling Agreement and Operating Services Agreement, as amended, effective December 19, 2007.	GREEN CANYON- 300

Murphy Exploration & Producing Company—USA	Ratification and First Amendment of Production Handling Agreement and Operating Services Agreement, effective December 1, 2009.	GREEN CANYON- 300

Murphy Exploration & Producing Company—USA	Farmout Agreement dated effective as of January 15, 2005, between Murphy Exploration & Producing Company - USA, as “Farmor”, and Pioneer Natural Resources USA, Inc., Davis Offshore, L.P. and Stephens Production Company, LLC, as “Farmees”, which covers the W/2 of GC 300.	GREEN CANYON- 300 WEST HALF

Exhibit A Part 4(a) – Page 4 of 20

COUNTERPARTY	DESCRIPTION	AREA-BLOCK

Oceaneering International, Inc.	Installation Workover Control System for providing rental equipment and service technicians to control the tree during flow back operations dated June 8, 2011.	GREEN CANYON- 300

Pioneer Natural Resources USA, Inc.	Offshore Operating Agreement, as amended, effective September 17, 2004 (as to GC-344 per terminated Area of Mutual Interest Agreement, as amended, effective November 1, 2005).	GREEN CANYON- 299, 300, 344

Pioneer Natural Resources USA, Inc.	Production Handling Agreement and Operating Services Agreement, as amended, effective December 19, 2007.	GREEN CANYON- 300

Pioneer Natural Resources USA, Inc.	Farmout Agreement dated effective as of January 15, 2005, between Murphy Exploration & Producing Company - USA, as “Farmor”, and Pioneer Natural Resources USA, Inc., Davis Offshore, L.P. and Stephens Production Company, LLC, as “Farmees”, which covers the W/2 of GC 300.	GREEN CANYON- 300 WEST HALF

Statoil Gulf of Mexico LLC	Production Handling Agreement and Operating Services Agreement, as amended, effective December 19, 2007.	GREEN CANYON- 300

Statoil USA E&P Inc. (previously Statoil Gulf of Mexico LLC)	Ratification and First Amendment of Production Handling Agreement and Operating Services Agreement, effective December 1, 2009.	GREEN CANYON- 300

Stephens Production Company, LLC	Purchase and Sale Agreement effective May 30, 2008.	GREEN CANYON- 299, 300

Stephens Production Company, LLC’	Offshore Operating Agreement, as amended, effective September 17, 2004 (as to GC-344 per terminated Area of Mutual Interest Agreement, as amended, effective November 1, 2005).	GREEN CANYON- 299, 300, 344

Stephens Production Company, LLC	Assignment and Bill of Sale effective June 1, 2011	GREEN CANYON- 300

Stephens Production Company, LLC	Production Handling Agreement and Operating Services Agreement, as amended, effective December 19, 2007.	GREEN CANYON- 300

Stephens Production Company, LLC	Ratification and First Amendment of Production Handling Agreement and Operating Services Agreement effective December 1, 2009.	GREEN CANYON- 300

Stephens Production Company, LLC	Farmout Agreement dated effective as of January 15, 2005, between Murphy Exploration & Producing Company - USA, as “Farmor”, and Pioneer Natural Resources USA, Inc., Davis Offshore, L.P. and Stephens Production Company, LLC, as “Farmees”, which covers the W/2 of GC 300.	GREEN CANYON- 300 WEST HALF

United States, Bureau of Ocean Energy Management	Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act, number OCS-G 22939, dated July 1, 2001, wherein debtor has a leasehold interest	GREEN CANYON- 300

United States, Bureau of Ocean Energy Management	Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act, number OCS-G 33246, dated July 1, 2009, wherein debtor has a leasehold interest	GREEN CANYON- 344

Viosca Knoll Block 863

COUNTERPARTY	DESCRIPTION	AREA-BLOCK

United States, Bureau of Ocean Energy Management	Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act, number OCS-G 31462, dated February 1, 2008, wherein debtor has a leasehold interest	VIOSCA KNOLL- 863

Exhibit A Part 4(a) – Page 5 of 20

East Breaks Block 563

COUNTERPARTY	DESCRIPTION	AREA-BLOCK

United States, Bureau of Ocean Energy Management	Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act, number OCS-G 31102, dated October 1, 2007 wherein debtor has a leasehold interest	EAST BREAKS-563

Garden Banks Block 388

COUNTERPARTY	DESCRIPTION	AREA-BLOCK

United States, Bureau of Ocean Energy Management	Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act, number OCS-G 30792, dated December 1, 2006 wherein debtor has a leasehold interest	GARDEN BANKS 388

Garden Banks Block 782

COUNTERPARTY	DESCRIPTION	AREA-BLOCK

United States, Bureau of Ocean Energy Management	Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act, number OCS-G 33810, dated May 1, 2010 wherein debtor has a leasehold interest	GARDEN BANKS 782

Mississippi Canyon Block 667

COUNTERPARTY	DESCRIPTION	AREA-BLOCK

United States, Bureau of Ocean Energy Management	Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act, number OCS-G 27294, dated June 1, 2005 wherein debtor has a leasehold interest	MISSISSIPPI CANYON 667

Discovery Producer Services, LLC	Gas Processing and Fractionation Agreement dated December 1, 2005, as amended. Larose Gas Processing Plant and Paradis Fractionation Facility and amendments effective December 1, 2009	MISSISSIPPI CANYON 667

Discovery Gas Transmission LLC	Firm Transportation Service Agreement effective December 1, 2005.	MISSISSIPPI CANYON 667

Mississippi Canyon Block 668

COUNTERPARTY	DESCRIPTION	AREA-BLOCK

United States, Bureau of Ocean Energy Management	Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act, number OCS-G 27295, dated June 1, 2005 wherein debtor has a leasehold interest	MISSISSIPPI CANYON 668

Green Canyon Block 344

COUNTERPARTY	DESCRIPTION	AREA-BLOCK

United States, Bureau of Ocean Energy Management	Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act, number OCS-G 33246, dated July 1, 2009 wherein debtor has a leasehold interest	GREEN CANYON 344

Pioneer Natural Resources USA, Inc.	Offshore Operating Agreement, as amended, effective September 17, 2004 (as to GC-344 per terminated Area of Mutual Interest Agreement, as amended, effective November 1, 2005).	GREEN CANYON 344

Stephens Production Company, LLC	Offshore Operating Agreement, as amended, effective September 17, 2004 (as to GC-344 per terminated Area of Mutual Interest Agreement, as amended, effective November 1, 2005).	GREEN CANYON 344

Davis Offshore, L.P.	Offshore Operating Agreement, as amended, effective September 17, 2004 (as to GC-344 per terminated Area of Mutual Interest Agreement, as amended, effective November 1, 2005).	GREEN CANYON 344

Exhibit A Part 4(a) – Page 6 of 20

COUNTERPARTY	DESCRIPTION	AREA-BLOCK

Stephens Production Company, LLC	Amendment, Waiver and Ratification of Offshore Operating Agreement, effective May 30, 2008	GREEN CANYON 344

Davis Offshore, L.P.	Amendment, Waiver and Ratification of Offshore Operating Agreement, effective May 30, 2008	GREEN CANYON 344

De Soto Canyon Block 355

COUNTERPARTY	DESCRIPTION	AREA-BLOCK

United States, Bureau of Ocean Energy Management	Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act, number OCS-G 31544, dated March 1, 2008 wherein debtor has a leasehold interest	DESOTO CANYON 355

Atwater Valley Block 62

COUNTERPARTY	DESCRIPTION	AREA-BLOCK

United States, Bureau of Ocean Energy Management	Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act, number OCS-G 32560, dated August 1, 2008 wherein debtor has a leasehold interest	ATWATER VALLEY 62

Atwater Valley Block 19

COUNTERPARTY	DESCRIPTION	AREA-BLOCK

United States, Bureau of Ocean Energy Management	Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act, number OCS-G 32556, dated August 1, 2008 wherein debtor has a leasehold interest	ATWATER VALLEY 19

Mississippi Canyon Block 304

COUNTERPARTY	DESCRIPTION	AREA-BLOCK

United States, Bureau of Ocean Energy Management	Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act, number OCS-G 32310, dated June 1, 2008 wherein debtor has a leasehold interest	MISSISSIPPI CANYON 304

Ship Shoal Block 361

COUNTERPARTY	DESCRIPTION	AREA-BLOCK

United States, Bureau of Ocean Energy Management	Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act, number OCS-G 33651, dated July 1, 2010 wherein debtor has a leasehold interest	SHIP SHOAL 361

Galveston Block 389

COUNTERPARTY	DESCRIPTION	AREA-BLOCK

United States, Bureau of Ocean Energy Management	Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act, number OCS-G 17133, dated November 1, 1996 wherein debtor has a leasehold interest	GALVESTON BLOCK 389

South Timbalier 30

COUNTERPARTY	DESCRIPTION	AREA-BLOCK

United States, Bureau of Ocean Energy Management	Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act, number OCS-G 13928, dated May 1, 1993 wherein debtor has a leasehold interest	SOUTH TIMBALIER 30

Exhibit A Part 4(a) – Page 7 of 20

Breton Sound Block 45

COUNTERPARTY	DESCRIPTION	AREA-BLOCK

Century Exploration New Orleans, Inc.	Voluntary Unit Agreement dated June 8, 2005.	BRETON SOUND- 45

LLOG Exploration & Production Company	Voluntary Unit Agreement dated June 8, 2005.	BRETON SOUND- 45

Louisiana Department of Natural Resources, Office of Mineral Resources	Voluntary Unit Agreement dated June 8, 2005.	BRETON SOUND- 45

Century Exploration New Orleans, Inc.	Voluntary Unit Agreement effective August 14, 2003.	BRETON SOUND- 45

Horvath Management Co. LLC	Voluntary Unit Agreement effective August 14, 2003.	BRETON SOUND- 45

LLOG Exploration & Production Company	Voluntary Unit Agreement effective August 14, 2003.	BRETON SOUND- 45

Louisiana Department of Natural Resources, Office of Mineral Resources	Voluntary Unit Agreement effective August 14, 2003.	BRETON SOUND- 45

Century Exploration Company	Commissioner’s Unit for Breton Sound Block 53 Field Tex W RA SUA effective May 20, 2003.	BRETON SOUND- 45, 52, 43

Horvath Management Co, LLC	Commissioner’s Unit for Breton Sound Block 53 Field Tex W RA SUA effective May 20, 2003.	BRETON SOUND- 45, 52, 43

LLOG Exploration & Production Company	Commissioner’s Unit for Breton Sound Block 53 Field Tex W RA SUA effective May 20, 2003.	BRETON SOUND- 45, 52, 43

The State Mineral Board of Louisiana	Commissioner’s Unit for Breton Sound Block 53 Field Tex W RA SUA effective May 20, 2003.	BRETON SOUND- 45, 52, 43

Main Pass Block 123

COUNTERPARTY	DESCRIPTION	AREA-BLOCK

Pogo Producing Company	Agreement to Market Production, effective June 15, 2004.	MAIN PASS-123

Energy XXI GOM, LLC	Pipeline Use and Compensation Agreement dated February 27, 2009	MAIN PASS-123

ENI Trading & Shipping Inc	Pipeline Use and Compensation Agreement dated February 27, 2009	MAIN PASS-123

Energy XXI GOM LLC, as successor in interest to Pogo Gulf Coast, Ltd.	Offshore Operating Agreement Dated May 1, 1990	MAIN PASS-123

MitEnergy Upstream LLC	Pipeline Use and Compensation Agreement dated February 27, 2009	MAIN PASS-123

Petro Ventures Inc.	Pipeline Use and Compensation Agreement dated February 27, 2009	MAIN PASS-123

Petsec Energy Inc	Pipeline Use and Compensation Agreement dated February 27, 2009	MAIN PASS-123

Pogo Producing Company	Production Marketing Agreement in relation to Offshore oil and gas operations dated June 15, 2004.	MAIN PASS-123

Petrobras America Inc	Purchase and Sale Agreement Dated March 23, 2001	MAIN PASS-123

United States, Bureau of Ocean Energy Management	Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act, number OCS-G 12088, dated May 1, 1990 wherein debtor has a leasehold interest	MAIN PASS-123

Exhibit A Part 4(a) – Page 8 of 20

South Timbalier Blocks 314/317

COUNTERPARTY	DESCRIPTION	AREA-BLOCK

Black Elk Energy Offshore Operations, LLC	Offshore Operating Agreement Dated September 1, 1995	SOUTH TIMBALIER-314

The Houston Exploration Co.	Purchase and Sales Agreement Dated March 24, 1999	SOUTH TIMBALIER-314, 317

Merit Management I LP.	Purchase and Sales Agreement Dated January 1, 2005	SOUTH TIMBALIER-317

United States, Bureau of Ocean Energy Management	Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act, number OCS-G 15347, dated September 1, 1995 wherein debtor has a leasehold interest	SOUTH TIMBALKIER 314

United States, Bureau of Ocean Energy Management	Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act, number OCS-G 15349, dated May 1, 1990 wherein debtor has a leasehold interest	SOUTH TIMBALKIER 317

Ship Shoal Block 351

COUNTERPARTY	DESCRIPTION	AREA-BLOCK

Magnum Hunter Production Co.	Asset Purchase Agreement Dated January 1, 2006	SHIP SHOAL-351

Tana Oil and Gas Corp.	Assignment and Assumption Agreement Dated February 18, 2000	SHIP SHOAL-351

Magnum Hunter Production Co.	Bidding Agreement Dated March 10, 2004	SHIP SHOAL-351

Nabors Offshore Corporation	Contract Letter Amendment dated as of Sept 17, 2003 between Nabors and ATP Oil & Gas.	SHIP SHOAL-351

Riverbend Energy Partners, L.P.	Agreement Concerning Seismic and Geophysical Services, entered into on March 5, 1998, between Tana Oil and Gas Corporation and Riverbend Energy Partners, L.P.	SHIP SHOAL-351

Tana Oil and Gas Corporation	Agreement Concerning Seismic and Geophysical Services, entered into on March 5, 1998, between Tana Oil and Gas Corporation and Riverbend Energy Partners, L.P.	SHIP SHOAL-351

Poseidon Oil Pipeline Company LLC	Offshore Tie-In Agreement dated September 16, 2003, as amended	SHIP SHOAL-351

Poseidon Oil Pipeline Company LLC	Oil Purchase and Sale Agreement dated January 1, 2004, as amended	SHIP SHOAL-351

Magnum Hunter Production Co.	Production Handling Agreement dated June 1, 2007	SHIP SHOAL-351

Sojitz Energy Ventures Inc.	Production Handling Agreement dated June 1, 2007	SHIP SHOAL-351

Poseidon Oil Pipeline Company, L.L.C.	Purchase and Sale Agreement entered on Jan 1, 2004 between ATP Oil & Gas and Poseidon Oil Pipeline Company.	SHIP SHOAL-351

Poseidon Oil Pipeline Company LLC	Purchase and sale agreement for in relation to off shore Oil and gas operations dated January 1, 2004.	SHIP SHOAL-351

Shell Trading (US) Company	Crude Domestic Lease effective September 1, 2012	SHIP SHOAL-351, 358

Manta Ray Offshore Gathering Company, L.L.C.	Firm Gas Gathering Agreement effective on 6/01/2007 between Manta Ray Offshore and ATP Oil & Gas. This agreement was amended and effective date changed from 2/1/2004 to 6/1/2007	SHIP SHOAL-351, 358

Black Elk Energy Offshore Operations, LLC	Platform Boarding Agreement between ATP Oil and Gas and Black Elk Energy Offshore. Commences on Oct 7, 2011	SHIP SHOAL-351, 358

Poseidon Oil Pipeline Company, L.L.C.	Tie in Agreement between Poseidon Oil Pipeline Company and ATP Oil & Gas entered on Sept 16, 2003	SHIP SHOAL-351, 358

United States, Bureau of Ocean Energy Management	Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act, number OCS-G 26078, dated May 1, 2004 wherein debtor has a leasehold	SHIP SHOAL 351

Exhibit A Part 4(a) – Page 9 of 20

Ship Shoal 358

COUNTERPARTY	DESCRIPTION	AREA-BLOCK

Shell Trading (US) Company	Crude Domestic Lease effective September 1, 2012	SHIP SHOAL-351, 358

Manta Ray Offshore Gathering Company, L.L.C.	Firm Gas Gathering Agreement effective on 6/01/2007 between Manta Ray Offshore and ATP Oil & Gas. This agreement was amended and effective date changed from 2/1/2004 to 6/1/2007	SHIP SHOAL-351, 358

Shell Energy North America (US), L.P.	Interim Gas Puchase confimration for delivery between January 1, 2013 to January 31, 2013	SHIP SHOAL-351, 358

Black Elk Energy Offshore Operations, LLC	Platform Boarding Agreement between ATP Oil and Gas and Black Elk Energy Offshore. Commences on Oct 7, 2011	SHIP SHOAL-351, 358

Poseidon Oil Pipeline Company, L.L.C.	Tie in Agreement between Poseidon Oil Pipeline company and ATP Oil & Gas entered on Sept 16, 2003	SHIP SHOAL-351, 358

Manta Ray Offshore Gathering Company, LLC	Access and information on an EBB using the web in relation to oil and gas transport operations dated February 1, 2004.	SHIP SHOAL-358

Williams Energy Marketing and Trading	Amendment to the Williams Bayou Black terminal contract dated March 1, 2003.	SHIP SHOAL-358

Magnum Hunter Production, Inc.	Assignment and Bill of Sale effective September 1, 2010	SHIP SHOAL-358

Enterprise Gas Processing, LLC	Exhibit B Designated Lands and Leases for Plant Supplier’s Gas effective March 1, 2004	SHIP SHOAL-358

Manta Ray Offshore Gathering Company, LLC	Facilities Agreement dated August 21, 2003	SHIP SHOAL-358

Enterprise Gas Processing, LLC	Gas Processing, Fractionation, and Product Purchase Agreement dated March 1, 2006, as amended	SHIP SHOAL-358

Sprint Energy Partners LP.	Letter Agreement dated May 7, 2001	SHIP SHOAL-358

Tana Oil and Gas Corp.	Offshore Operating Agreement Dated April 14, 1999	SHIP SHOAL-358

Tana Oil and Gas Corp.	Participation Agreement dated April 14, 1999	SHIP SHOAL-358

NI Energy Venture Inc.	Participation Agreement Dated September 26, 2003	SHIP SHOAL-358

Magnum Hunter Production Co.	Product Handling Agreement Dated June 1, 2007	SHIP SHOAL-358

Exhibit A Part 4(a) – Page 10 of 20

Sojitz Energy Ventures Inc.	Product Handling Agreement Dated June 1, 2007	SHIP SHOAL-358

Enterprise Gas Processing, LLC	Products purchase agreement dated May 7, 1992, as amended	SHIP SHOAL-358

Sojitz Energy Venture, Inc.	PSA between ATP & Sojitz dated effective September 30, 2009	SHIP SHOAL-358

Sprint Energy Partners LP.	Purchase and Sales Agreement Dated May 16, 2001	SHIP SHOAL-358

Manta Ray Offshore Gathering Company, LLC	Transfer of certain rights pertaining to Firm Gathering Agreement in relation to Oil and Gas operations dated February 1, 2004.	SHIP SHOAL-358

ANR Pipeline Company	Flash Gas Waiver Letter dated October 31, 2001	SHIP SHOAL-358

United States, Bureau of Ocean Energy Management	Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act, number OCS-G 19822, dated May 1, 2004 wherein debtor has a leasehold	SHIP SHOAL-358

Ship Shoal Block 105

COUNTERPARTY	DESCRIPTION	AREA-BLOCK

Anadarko E&P Company LP	Assignment of Farmout Agreement Dated March 6, 1990	SHIP SHOAL-105

Cockrell Oil Corporation	Assignment of Farmout Agreement Dated March 6, 1990	SHIP SHOAL-105

Plains Marketing	Crude Oil Purchase Agreement in relation to oil and gas operations dated January 1, 2000.	SHIP SHOAL-105

Belle Energy, Inc.	Farmout Agreement Dated April 21, 1995	SHIP SHOAL-105

Devon Louisiana Corporation	Farmout Agreement Dated April 21, 1995	SHIP SHOAL-105

Cinco Energy Staff	Limited Leasehold Title Certificate Dated April 19, 1999	SHIP SHOAL-105

Apache Shelf, Inc	Master Conveyance and Bill of Sale effective March 2, 2006	SHIP SHOAL-105

Offshore Resources LLC	Overriding Royalty Relinquishment dated December 13, 1999	SHIP SHOAL-105

Belle Energy Inc.	Purchase and Sales Agreement Dated May 19, 1999	SHIP SHOAL-105

Evergreen Partners LTD	Purchase and Sales Agreement Dated May 19, 1999	SHIP SHOAL-105

Northstar Interests LC	Purchase and Sales Agreement Dated May 19, 1999	SHIP SHOAL-105

Seagull Energy Corp.	Purchase and Sales Agreement Dated May 19, 1999	SHIP SHOAL-105

VAALCO Energy (USA) Inc	Purchase and Sales Agreement Dated May 19, 1999	SHIP SHOAL-105

United States, Bureau of Ocean Energy Management	Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act, number OCS-G 9614, dated August 1, 1988 wherein debtor has a leasehold interest	SHIP SHOAL-105

Exhibit A Part 4(a) – Page 11 of 20

Eugene Island Block 281

COUNTERPARTY	DESCRIPTION	AREA-BLOCK

ANR Pipeline Company	Associated Liquefiables Agreement Dated October 6, 2003 between ANR Pipeline Company and Millennium Offshore Group Inc. #109817.	EUGENE ISLAND- 281

Millennium Offshore Group Inc.	Associated Liquefiables Agreement Dated October 6, 2003 between ANR Pipeline Company and Millennium Offshore Group Inc. #109818.	EUGENE ISLAND- 281

ANR Pipeline Company	Associated Liquids Transportation Agreement Dated October 6, 2003 between ANR Pipeline Company and Millennium Offshore Group Inc. #109298 Patterson Terminal.	EUGENE ISLAND- 281

Millennium Offshore Group Inc.	Associated Liquids Transportation Agreement Dated October 6, 2003 between ANR Pipeline Company and Millennium Offshore Group Inc. #109298 Patterson Terminal.	EUGENE ISLAND- 281

ConocoPhillips Company	Crude Oil Sales Agreement Dated April 27, 2004 between ConocoPhillips Company and Millennium Offshore Group Inc.	EUGENE ISLAND- 281

Millennium Offshore Group Inc.	Crude Oil Sales Agreement Dated April 27, 2004 between ConocoPhillips Company and Millennium Offshore Group Inc.	EUGENE ISLAND- 281

Ridgewood Energy Corporation	Letter Agreement dated July 30, 2003.	EUGENE ISLAND- 281

Apache Corporation, Inc.	Letter Agreement referenced lease and block and proposed drilling of a test well dated March 13, 1997.	EUGENE ISLAND- 281

ANR Pipeline Company	Liquids Handling Agreement Dated October 6, 2003 between ANR Pipeline Company and Millennium Offshore Group Inc. #109299.	EUGENE ISLAND- 281

Millennium Offshore Group Inc.	Liquids Handling Agreement Dated October 6, 2003 between ANR Pipeline Company and Millennium Offshore Group Inc. #109300.	EUGENE ISLAND- 281

Ridgewood Energy 1988-B Institutional Investors Natural Gas Development Fund, LP	Offshore Operating Agreement, as amended, effective January 1, 1997.	EUGENE ISLAND- 281

Ridgewood Energy 1990-II Drilling and Completion, LP	Offshore Operating Agreement, as amended, effective January 1, 1997.	EUGENE ISLAND- 281

El Paso Field Services	Processing Agreement Dated June 1, 2003 between El Paso Field Services and Millennium Offshore Group Inc. (Pelican Gas Processing Plant).	EUGENE ISLAND- 281

Millennium Offshore Group Inc.	Processing Agreement Dated June 1, 2003 between El Paso Field Services and Millennium Offshore Group Inc. (Pelican Gas Processing Plant).	EUGENE ISLAND- 281

Remington Oil and Gas Corporation	Tie in and Transportation Agreement Effective April 21, 2006.	EUGENE ISLAND- 281

Millennium Offshore Group Inc.	Purchase and Sale Agreement, effective October 1, 2005, by and between Millenium Offshore Group, Inc. (as “Seller”) and ATP Oil & Gas Corporation (as “Buyer”) convering 29 properties including the following three that are in the Shelf package: Eugene Island-281, South Timablier-48 and West Delta-58.	EUGENE ISLAND- 281, SOUTH TIMBALIER-48, WEST DELTA-58

Millennium Offshore Group Inc.	Purchase and Sales Agreement Dated March 1, 2003.	EUGENE ISLAND- 281, SOUTH TIMBALIER-48, WEST DELTA-58

Exhibit A Part 4(a) – Page 12 of 20

El Paso Production Oil & Gas USA, LP	Purchase of Sale Agreement Dated March 1, 2003.	EUGENE ISLAND- 281, SOUTH TIMBALIER-48, WEST DELTA-58

United States, Bureau of Ocean Energy Management	Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act, number OCS-G 09591, dated May 1, 1988 wherein debtor has a leasehold interest	EUGENE ISLAND- 281

West Delta Block 58

COUNTERPARTY	DESCRIPTION	AREA-BLOCK

Coast Energy Group	Crude Oil Purchase and Sale Agreement between Tana and Coast Energy Effective Date September 1999	WEST DELTA-58

Tana Oil and Gas Corp.	Crude Oil Purchase and Sale Agreement between Tana and Coast Energy Effective Date September 1999	WEST DELTA-58

Enserch Exploration Inc	Facility Use and Allocation Agreement between Panaco, Tana, Energy Development, Enserch, Northwestern Mutual, and PB-SB Effective Date August 21, 1996	WEST DELTA-58

Noble Energy, Inc.	Facility Use and Allocation Agreement between Panaco, Tana, Energy Development, Enserch, Northwestern Mutual, and PB-SB Effective Date August 21, 1996	WEST DELTA-58

PB-SB 1988 Investment Partnership II	Facility Use and Allocation Agreement between Panaco, Tana, Energy Development, Enserch, Northwestern Mutual, and PB-SB Effective Date August 21, 1996	WEST DELTA-58

Sandridge Offshore, LLC	Facility Use and Allocation Agreement between Panaco, Tana, Energy Development, Enserch, Northwestern Mutual, and PB-SB Effective Date August 21, 1996	WEST DELTA-58

Tana Oil and Gas Corp.	Facility Use and Allocation Agreement between Panaco, Tana, Energy Development, Enserch, Northwestern Mutual, and PB-SB Effective Date August 21, 1996	WEST DELTA-58

The Northwestern Mutual Life Insurance Co.	Facility Use and Allocation Agreement between Panaco, Tana, Energy Development, Enserch, Northwestern Mutual, and PB-SB Effective Date August 21, 1996	WEST DELTA-58

Exhibit A Part 4(a) – Page 13 of 20

Sandridge Offshore, LLC	Facility Use and Allocation Agreement Dated December 20, 1996	WEST DELTA-58

Tana Oil and Gas Corp.	Facility Use and Allocation Agreement Dated December 20, 1996	WEST DELTA-58

Sandridge Offshore, LLC	Offshore Operating Agreement between Tana Oil and Gas and Panaco Effective Date October 1, 1997	WEST DELTA-58

Tana Oil and Gas Corp.	Offshore Operating Agreement between Tana Oil and Gas and Panaco Effective Date October 1, 1997	WEST DELTA-58

Case-Pomerory Oil Corp	Product Processing Agreement Dated June 20, 2000	WEST DELTA-58

Entech Enterprises Inc.	Product Processing Agreement Dated June 20, 2000	WEST DELTA-58

Noble Energy, Inc.	Product Processing Agreement Dated June 20, 2000	WEST DELTA-58

Northwestern Mutal Life Insurance Co.	Product Processing Agreement Dated June 20, 2000	WEST DELTA-58

Sandridge Offshore, LLC	Product Processing Agreement Dated June 20, 2000	WEST DELTA-58

Sprint Energy Partners LP.	Product Processing Agreement Dated June 20, 2000	WEST DELTA-58

Stone Energy Offshore, L.L.C.	Product Processing Agreement Dated June 20, 2000	WEST DELTA-58

United States, Bureau of Ocean Energy Management	Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act, number OCS-G 0146, formerly State Lease 983, dated April 23, 194, by and between the State of Louisianan, as Lessor, in favor of Continental Oil Company, Cities Service Company, the Atlantic Refining Company and Tide Water Associated Oil Comapany, as Lessees, and certified as a federal lease under Section 6(b) of the Outer Continental Shelf Lands Act of August 7, 1953, pursuant to a decision of the Department of Interior dated September 24, 1954, wherein debtor has a leasehold interest	WEST DELTA-58

High Island Block A589

Enbridge Offshore Pipelines LLC	Form of Transportation Agreement entered into as of August 11, 2008	HIGH ISLAND-A589

Anadarko Petroleum Corporation, et al	High Island Pipeline System Platform Connection Agreement effective August 1, 2007.	HIGH ISLAND-A589

Exhibit A Part 4(a) – Page 14 of 20

Ace Energy Development, Inc., et al	High Island Pipeline System Operating Agreement effective March 21, 2002.	HIGH ISLAND-A589

Enbridge Offshore Pipelines LLC	Interactive Internet website agreement in relation to oil & gas operations and transport dated August 11, 2008.	HIGH ISLAND-A589

High Island Offshore System, L.L.C.	Interconnection Agreement dated July 12, 2007	HIGH ISLAND-A589

Enbridge Offshore Pipelines LLC	Interruptible gas transportation from off shore in relation to oil & gas operations dated August 11, 2008.	HIGH ISLAND-A589

High Island Offshore System, L.L.C.	IT Transportation Agreement entered into as of March 1, 2003	HIGH ISLAND-A589

Stingray Pipeline Company, L.L.C	Liquids Separation and Handling Agreement dated November 10, 2008	HIGH ISLAND-A589

High Island Offshore System, L.L.C.	NGL Bank Agreement dated August 1, 2007	HIGH ISLAND-A589

SPL Incorporated	NGL Bank Agreement dated August 1, 2007	HIGH ISLAND-A589

SPL Incorporated	NGL Bank Agreement entered into May 5, 2004	HIGH ISLAND-A589

PANTHER PIPELINE LTD	Oil and Gas Services Agreement	HIGH ISLAND-A589

Enterprise GTM Offshore Operating Company, LLC	Operating Agreement (High Island Lateral Line High Island A-589) dated August 3, 2007	HIGH ISLAND-A589

Ace Energy Development, Inc., et al	Owners Agreement between the owners of the High Island Pipeline System dated June 1, 2009, as amended	HIGH ISLAND-A589

Apache Deepwater LLC, et al	Owners Agreement between the owners of the High Island Pipeline System dated June 1, 2009, as amended	HIGH ISLAND-A589

Black Elk Energy Offshore Operations	Platform Boarding Agreement Effective September 26, 2011.	HIGH ISLAND-A589

United States, Bureau of Ocean Energy Management	Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act, number OCS-G 27532, dated January 1, 2006 wherein debtor has a leasehold interest	HIGH ISLAND-A589

Contracts With No Block/Lease Designation

COUNTERPARTY	DESCRIPTION

Adams Resources Marketing, Ltd.	Base Contract for Purchase and Sale of Natural Gas effective March 1, 2004

Air Logistics, LLC (now Bristow U.S. LLC)	Memorandum of Agreement between Federal Aviation Administration and Helicopter Association International, Platform/Helicopter Companies, Platform Owners and Helicopter Operators to enhance communications, weather, and surveillance capabilities in the Gulf of Mexico dated May 18, 2006

Exhibit A Part 4(a) – Page 15 of 20

Anadarko Petroleum Corporation	Memorandum of Agreement between Federal Aviation Administration and Helicopter Association International, Platform/Helicopter Companies, Platform Owners and Helicopter Operators to enhance communications, weather, and surveillance capabilities in the Gulf of Mexico dated May 18, 2006

ATP Titan Holdco LLC	Contribution Agreement for the ATP Titan and associated assets between ATP Titan Holdco LLC and ATP Titan LLC dated September 24, 2010

ATP Titan LLC	Agreement Regarding Partial Assignment of Contract Rights of rights under the Interconnect Agreements for the ATP Titan, dated September 24, 2010

ATP Titan LLC	Contribution Agreement for the ATP Titan and associated assets between ATP Titan Holdco LLC and ATP Titan LLC dated September 24, 2010

ATP Titan LLC	General and Administrative Services Agreement dated September 24, 2010

ATP Titan LLC	Offshore Platform Use Agreement, as amended, for the Titan Assets dated September 24, 2010

Bennett & Associates, LLC	License Agreement for US Patent Number 6,190,089 dated July 27, 2007

Bluewater Industries L.P.	Amended and Restated Master Services Agreement dated September 11, 2009 and any contracts between ATP Oil & Gas Corporation and Bluewater Industries L.P. related to the Clipper Project.

BHP Billiton Petroleum Inc.	Memorandum of Agreement between Federal Aviation Administration and Helicopter Association International, Platform/Helicopter Companies, Platform Owners and Helicopter Operators to enhance communications, weather, and surveillance capabilities in the Gulf of Mexico dated May 18, 2006

BP Exploration and Production, Inc.	Memorandum of Agreement between Federal Aviation Administration and Helicopter Association International, Platform/Helicopter Companies, Platform Owners and Helicopter Operators to enhance communications, weather, and surveillance capabilities in the Gulf of Mexico dated May 18, 2006

Chevron Services Company	Mutual Assistance Agreement to facilitate transfer of drilling units between operators in the Gulf of Mexico to overcome subsurface emergency conditions, dated June 24, 2011

Chevron U.S.A. Inc.	Base Contract for Short term sale and purchase of natural gas in relation to oil and gas operations dated March 1, 2007.

Chevron U.S.A. Inc.	Memorandum of Agreement between Federal Aviation Administration and Helicopter Association International, Platform/Helicopter Companies, Platform Owners and Helicopter Operators to enhance communications, weather, and surveillance capabilities in the Gulf of Mexico dated May 18, 2006

Computer Packages Inc.	Annuity Payment Service Agreement dated February 5, 2009

Cook Inlet Energy Supply LLC	Base Contract for Sale and Purchase of Natural Gas entered into March 30, 2006

Dolphin Services, LLC	Equipment rental in relation to oil and gas operations

Era Helicopters LLC	Memorandum of Agreement between Federal Aviation Administration and Helicopter Association International, Platform/Helicopter Companies, Platform Owners and Helicopter Operators to enhance communications^ weather, and surveillance capabilities in the Gulf of Mexico dated May 18, 2006

Evergreen Helicopters	Memorandum of Agreement between Federal Aviation Administration and Helicopter Association International, Platform/Helicopter Companies, Platform Owners and Helicopter Operators to enhance communications, weather, and surveillance capabilities in the Gulf of Mexico dated May 18, 2006

Federal Aviation Administration	Memorandum of Agreement between Federal Aviation Administration and Helicopter Association International, Platform/Helicopter Companies, Platform Owners and Helicopter Operators to enhance communications, weather, and surveillance capabilities in the Gulf of Mexico dated May 18, 2006

Helicopter Association International	Memorandum of Agreement between Federal Aviation Administration and Helicopter Association International, Platform/Helicopter Companies, Platform Owners and Helicopter Operators to enhance communications, weather, and surveillance capabilities in the Gulf of Mexico dated May 18, 2006

Horizon Marine, Inc.	Service Contract for Horizon’s 2010 Eddy Watch Proposal dated June 15, 2010.

JCC Services, Inc.	Service Authorization for access to JCCRegs.com dated September 5, 2008.

Kongsberg Oil & Gas Technologies	Maintenance Service Agreement regulates the terms and conditions for the maintenance of the Production Management System dated December 1, 2011 through November 30, 2013.

Exhibit A Part 4(a) – Page 16 of 20

Kongsberg Oil and Gas Technologies	Production Management System for Mirage Project dated June 8, 2008.

Magnum Mud	Equipment rental in relation to oil and gas operations

MIECO	NAESB Base Contract for Short term purchase and Sale of natural gas in relation to oil and gas operations dated February 1, 2004

National Oilwell Varco	Equipment rental in relation to oil and gas operations

National Welding Supply	Equipment rental in relation to oil and gas operations

NOV Portable Power, a division of National Oilwell Varco	Equipment rental in relation to oil and gas operations

Oceaneering International, Inc.	Equipment Lease dated January 12, 2012. Amendment dated April, 2012.

Omega Waste Management	Equipment rental in relation to oil and gas operations

PHI, Inc.	Memorandum of Agreement between Federal Aviation Administration and Helicopter Association International, Platform/Helicopter Companies, Platform Owners and Helicopter Operators to enhance communications, weather, and surveillance capabilities in the Gulf of Mexico dated May 18, 2006

Prologic Corporation	On Going support agreement for performing IT services in relation to oil & gas operations dated March 2, 2009.

Sclumberger Oilfield Services	Interact Corporate Agreement for performing services and providing equipment or materials in relation to oil and gas operations dated October 26, 2011.

Shell Offshore Inc.	Memorandum of Agreement between Federal Aviation Administration and Helicopter Association International, Platform/Helicopter Companies, Platform Owners and Helicopter Operators to enhance communications, weather, and surveillance capabilities in the Gulf of Mexico dated May 18, 2006

Southwest Energy, L.P.	NAESB Base Contract for Short term purchase and Sale of natural gas in relation to oil and gas operations dated February 1, 2004

Tiger Offshore Rental Ltd.	Equipment rental in relation to oil and gas operations

United Stated Environmental Services LLC	Environmental Service Agreement for environmental remediation services dated April 18, 2011

West Engineering Services	Standard Participation agreement for performing services and providing equipment, materials, or resources in relation to oil and gas operations dated February 25, 2008

Williams Energy Marketing and Trading	Gas Processing Agreement for the purpose of hydrocarbon extraction in conjunction with Oil and Gas operations dated March 1, 2003.

Williams Mobile Bay Producer Services, LLC	Notice of assignment in relation to offshore oil and gas operations dated February 19, 2007.

Petrocom Energy Group	Base Contract for Short term sale and purchase of natural gas in relation to oil and gas operations dated September 1, 2002.

HOS PORT	Facility Use Agreement for use of shore base dated June 11, 2006.

American Citigas Company	Gas Service Agreement effective December 31, 1998

John Brawley	Indemnification and Hold Harmless Agreement effective July 1, 2009

Bison Capital Corporation	Indemnity Letter dated February 1, 2004

Herbert Smith LLP	Letter Agreement dated November 7, 2002.

JCC Services, Inc.	Participation Agreement for a Flower Garden Banks National Marine Sanctuary Joint Industry Project dated March 1, 2001.

Shell Trading (US) Company	Purchase and Sale Agreement dated January 1993, as amended.

Helix Energy Solutions Group,	Utilization Agreement containing provisions relative to indemnity, release of liability and allocation of risk dated December 16, 2010

Trendsetter Subsea International, LLC	Utilization Agreement for Capping Stack Containment Equipment dated May 1, 2001

Exhibit A Part 4(a) – Page 17 of 20

NON-PATENT IP LICENSES, AGREEMENTS AND CONTRACTS

Name of other parties to lease or contract	Contract Description	Block (GC-300)	Block Status	Contract Type

CGG Americas Inc	General Non-Exclusive License Agreement for the use of proprietary marine 3D Geophysical data. Effective December 15, 2003 between CGG Americas and Davis Offshore.	GC-299	expired	License Agreement for Proprietary Data

Davis Offshore, LP	General Non-Exclusive License Agreement for the use of proprietary marine 3D Geophysical data. Effective December 15, 2003. between CGG Americas and Davis Offshore.	GC-299	expired	License Agreement for Proprietary Data

Riverbend Energy Partners, L.P.	Geological & Geophysical Services agreement entered on March 5th, 1998 between Tana Oil & Gas and Riverbend Energy Partners	SS-351	Active	Seismic and Geological Services Agreement

Tana Oil and Gas Corp.	Geological & Geophysical Services agreement entered on March 5th, 1998 between Tana Oil & Gas and Riverbend Energy Partners	SS-351	Active	Seismic and Geological Services Agreement

Drilling Technological Innovations, LLC	License Agreement of Dual pressure tensioner system and dual pressure cylinder effective November 4, 2009.			License

Bennett & Associates, LLC	License Agreement of MINDOC design effective October 1, 2007.			License

Seitel Data Ltd.	2D & 3D Onshore/Offshore Master Seismic Data Participation and Licensing Agreement effective June 21, 2004.			Data Participation and Licensing Agreement

Seitel Data Ltd.	Data License Purchase Agreement to certain geophysical dated June 24, 2004.			Data License Purchase Agreement

Western Geophysical Company, division of Western Atlas International, Inc.	Data Use License to issue results of seismic surveys effective April 21, 1995			Data Use License

Shell Oil Co.	Geophysical Data Non-Exclusive License Agreement effective June 6, 2008.			Geophysicial Data Non- Exclusive Agreement

Exhibit A Part 4(a) – Page 18 of 20

Spectrum Geo Inc.	Master Geophysical Data-Use License Number 31030019 (Multiple Transaction), as supplemented, effective March 31, 2011.			Master Geophysical Data-Use License

Fairfield Industries Incorporated	Master License Agreement for geophysical seismic data owned by Data Owner, as supplemented, dated November 3, 2004.			Master License Agreement

WesternGeco LLC	Master License Agreement for Multiclient Seismic Data, as supplemented, effective October 11, 2001			Master License Agreement

TGS-NOPEC Geophysical Company, L.P.	Master License Agreement No. HL0905-004 for Geophysical Data, as supplemented, effective September 27, 2005.			Master License Agreement

Multi Klient Invest As	Master Marine Geophysical Data Use License Number ATP-2010, as supplemented, effective July 2, 2010			Master Marine Geophysical Dara Use License

CGG Americas Inc.	Non-Exclusive Master License Agreement for the use of Geophysical Data, as supplemented, effective August 7, 2006.	GB-388	Active	Non- Exclusive Master License Agreement

Thomson Professional & Regulatory Inc. d.b.a. RIA	Checkpoint License Agreement, as amended, dated March 15, 2007.			License

Lexco Data Systems, L.P.	Geographic Site License Agreement in effect for one year, dated June 27, 2012.			License

Seismic Micro- Technology, Inc. d/b/a IHS Global Inc.	Letter Agreement for Seismic Micro-Technology, Inc.’s Software Packages Network and/or Standalone License Agreement and the Seismic Micro-Technology, Inc.’s Software Packages Network and/or Standalone Maintenance Agreement dated July 19, 2001.			License

Exhibit A Part 4(a) – Page 19 of 20

Oceanweather, Inc.	License Agreement for selected NEXTRA Products dated August 6, 2007.	License

Ez Custom Software Solutions, LLP	License Agreement which covers software to calculate FAS 123R compensation expense effective May 17, 2006	License

Merrick Systems, Inc.	Software License Agreement dated August 23, 2004	License

Oceaneering Solus Schall Division	Software License Agreement for CAIRS that manages and reports inspection of data.	License

O’Briens Response Management, Inc.	Software License Agreement for CommandPro dated September 4, 2008.	License

Petrophysical Solutions, Inc.	License Agreement for use of data related to ongoing operations in the Gulf of Mexico dated October 14, 2008	License

Argus Media Inc.	License agreement dated October 1, 2010	License Agreement

Paradigm Tech (P2 Energy Solutions)	Software License Agreement pertaining to Excalibur, Cue-Bic, and UniData dated November 7, 1999	License

Petroleum Experts Limited	Software Perpetual License Agreement Limited Warranty, as amended, dated November 8, 2005.	License

Exhibit A Part 4(a) – Page 20 of 20

Exhibit A

Part 4(b)

Excluded Contracts

All Contracts other than the Assigned Contracts listed on Exhibit A – Part 4(a) together with any Contracts excluded as Rejected Assets in accordance with Section 2.02 of the Asset Purchase Agreement to which this Exhibit is attached.

Exhibit A-Part 5

Intellectual Property

PAT#	Filing Date	Issue Date	Title

6,932,121	Jul 30, 2004	Aug 23, 2005	Method for offloading and storage of liquefied compressed natural gas

6,955,503	Jul 30, 2004	Oct 18, 2005	Method for salvaging offshore jackets

6,964,180	Jul 30, 2004	Nov 15, 2005	Method and system for loading pressurized compressed natural gas on a floating vessel

7,155,918	Jun 4, 2004	Jan 2, 2007	System for processing and transporting compressed natural gas

7,237,391	Jun 4, 2004	Jul 3, 2007	Method for processing and transporting compressed natural gas

7,240,498	Jun 4, 2004	Jul 10, 2007	Method to provide inventory for expedited loading, transporting, and unloading of compressed natural gas

7,240,499	Jun 4, 2004	Jul 10, 2007	Method for transporting compressed natural gas to prevent explosions

7,270,071	March 30,2007	Sep 18, 2007	Deep draft semisubmersible movable offshore structure

7,329,070	March 30,2007	Feb 12, 2008	Ram-type tensioner assembly with accumulators

7,588,393	Sep 2, 2008	Sep 15, 2009	Method for supporting top tension drilling and production risers on a floating vessel

7,654,327	Sep 2, 2008	Feb 2, 2010	Tensioner assembly

7,886,828	Sep 2, 2008	Feb 15, 2011	Floating vessel for supporting top tension drilling and production risers

7,976,247	Nov 4, 2009	Jul 12, 2011	Dual pressure cylinder

7,980,786	Nov 4, 2009	Jul 19, 2011	Dual pressure tensioner system

7,980,787	Nov 4, 2009	Jul 19, 2011	Dual pressure tensioner method

8,100,076	Feb 11, 2011	Jan 24, 2012	Liquefied natural gas processing and transport system

Exhibit A Page 1 Part 5

PAT#	Filing Date	Issue Date	Title

8,104,416	Feb 11, 2011	Jan 31, 2012	Floating natural gas processing station

8,104,417	Feb 11, 2011	Jan 31, 2012	Soft yoke

8,308,517	Feb 11, 2011	Nov 13, 2012	Method for offshore natural gas processing using a floating station, a soft yoke, and a transport ship

8,308,518	Feb 11, 2011	Nov 13, 2012	Method for processing and moving liquefied natural gas using a floating station and a soft yoke

8,375,878	Feb 11, 2011	Feb 19, 2013	Method for offloading a fluid that forms a hydrocarbon vapor using a soft yoke

Provisional Patent Applications

Floating Liquefaction Vessel

Liquefied Natural Gas Dynamic Positioning System Processing and Transport System

Method for Offshore Natural Gas Processing with Dynamic Positioning System

Method for Processing and Moving Natural Gas Processing with Dynamic Positioning System

Method for Tendering at Sea with Pivotable Walkway and Dynamic Positioning System

Potential Non-Patented Intellectual Property

Name of other parties to lease or contract	Contract Description	Block (GC-300)	Block Status	Contract Type

CGG Americas Inc	General Non-Exclusive License Agreement for the use of proprietary marine 3D Geophysical data.	GC-299	expired	License Agreement for Proprietary Data

Effective December 15, 2003. between CGG Americas and Davis Offshore.

Exhibit A Page 2 Part 5

Name of other parties to lease or contract	Contract Description	Block (GC-300)	Block Status	Contract Type

Davis Offshore, LP	General Non-Exclusive License Agreement for the use of proprietary marine 3D Geophysical data. Effective December 15, 2003. between CGG Americas and Davis Offshore.	GC-299	expired	License Agreement for Proprietary Data

Riverbend Energy Partners, L.P.	Geological & Geophysical Services agreement entered on March 5th, 1998 between Tana Oil & Gas and Riverbend Energy Partners	SS-351	Active	Seismic and Geological Services Agreement

Tana Oil and Gas Corp.	Geological & Geophysical Services agreement entered on March 5th, 1998 between Tana Oil & Gas and Riverbend Energy Partners	SS-351	Active	Seismic and Geological Services Agreement

Drilling Technological Innovations, LLC	License Agreement of Dual pressure tensioner system and dual pressure cylinder effective November 4, 2009.			License

Bennett & Associates, LLC	License Agreement of MINDOC design effective October 1, 2007.			License

Seitel Data Ltd.	2D & 3D Onshore/Offshore Master Seismic Data Participation and Licensing Agreement effective June 21, 2004.			Data Participation and Licensing Agreement

Seitel Data Ltd.	Data License Purchase Agreement to certain geophysical dated June 24, 2004.			Data License Purchase Agreement

Western Geophysical Company, division of Western Atlas International, Inc.	Data Use License to issue results of seismic surveys effective April 21, 1995			Data Use License

Exhibit A Page 3 Part 5

Name of other parties to lease or contract	Contract Description	Block (GC-300)	Block Status	Contract Type

Shell Oil Co.	Geophysical Data Non-Exclusive License Agreement effective June 6, 2008.			Geophysicial Data Non-Exclusive Agreement

Spectrum Geo Inc.	Master Geophysical Data-Use License Number 31030019 (Multiple Transaction), as supplemented, effective March 31, 2011.			Master Geophysical Data-Use License

Fairfield Industries Incorporated	Master License Agreement for geophysical seismic data owned by Data Owner, as supplemented, dated November 3, 2004.			Master License Agreement

WesternGeco LLC	Master License Agreement for Multiclient Seismic Data, as supplemented, effective October 11, 2001			Master License Agreement

TGS-NOPEC Geophysical Company, L.P.	Master License Agreement No. HL0905-004 for Geophysical Data, as supplemented, effective September 27, 2005.			Master License Agreement

Multi Klient Invest As	Master Marine Geophysical Data Use License Number ATP-2010, as supplemented, effective July 2, 2010			Master Marine Geophysical Dara Use License

CGG Americas Inc.	Non-Exclusive Master License Agreement for the use of Geophysical Data, as supplemented, effective August 7, 2006.	GB-388	Active	Non-Exclusive Master License Agreement

Thomson Professional & Regulatory Inc. d.b.a. RIA	Checkpoint License Agreement, as amended, dated March 15, 2007.			License

Exhibit A Page 4 Part 5

Name of other parties to lease or contract	Contract Description	Block (GC-300)	Block Status	Contract Type

Lexco Data Systems, L.P.	Geographic Site License Agreement in effect for one year, dated June 27, 2012.			License

Seismic Micro-Technology, Inc. d/b/a IHS Global Inc.	Letter Agreement for Seismic Micro-Technology, Inc.’s Software Packages Network and/or Standalone License Agreement and the Seismic Micro-Technology, Inc.’s Software Packages Network and/or Standalone Maintenance Agreement dated July 19, 2001.			License

Oceanweather, Inc.	License Agreement for selected NEXTRA Products dated August 6, 2007.			License

Ez Custom Software Solutions, LLP	License Agreement which covers software to calculate FAS 123R compensation expense effective May 17, 2006			License

Merrick Systems, Inc.	Software License Agreement dated August 23, 2004			License

Oceaneering Solus Schall Division	Software License Agreement for CAIRS that manages and reports inspection of data.			License

O’Briens Response Management, Inc.	Software License Agreement for CommandPro dated September 4, 2008.			License

Petrophysical Solutions, Inc.	License Agreement for use of data related to ongoing operations in the Gulf of Mexico dated October 14, 2008			License

Exhibit A Page 5 Part 5

Name of other parties to lease or contract	Contract Description	Block (GC-300)	Block Status	Contract Type

Argus Media Inc.	License agreement dated October 1, 2010			License Agreement

Paradigm Tech (P2 Energy Solutions)	Software License Agreement pertaining to Excalibur, Cue-Bic, and UniData dated November 7, 1999			License

Petroleum Experts Limited	Software Perpetual License Agreement Limited Warranty, as amended, dated November 8, 2005.			License

Exhibit A Page 6 Part 5

Exhibit B

IN THE UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

In re:	§	Chapter 11
§
ATP Oil & Gas Corporation,	§	Case No.: 12-36187
§
Debtor.	§	Hon. Marvin Isgur

ORDER (A) APPROVING THE SALE OF CERTAIN OF THE DEBTOR’S ASSETS

FREE AND CLEAR OF CLAIMS AND LIENS AND (B) APPROVING THE

ASSUMPTION AND ASSIGNMENT OF CONTRACTS AND LEASES

Upon the Motion (the “Motion”)1 of ATP Oil & Gas Corporation (the “Debtor”) pursuant to 11 U.S.C. §§ 105(a), 363 and 365 and Bankruptcy Rules 2002, 6004 and 6006 for an Order (a) approving the sale (the “Sale”) of the Debtor’s Assets (as defined in the Purchase Agreement) free and clear of claims and liens (the “Purchased Assets”) pursuant to the terms and conditions of the Asset Purchase Agreement attached hereto as Exhibit 1 (collectively with all exhibits thereto, the “Purchase Agreement”), dated as of June [    ], 2013 and executed by and between the Debtor, as seller (the “Seller”), Credit Suisse AG, exclusively in its capacity as administrative agent and collateral agent under the DIP Credit Agreement2 (the “DIP Agent”) and, upon the joinder contemplated by Section 5.12 of the Purchase Agreement, a newly formed Delaware limited liability company designated by the DIP Agent at the direction of the Required Lenders (as defined in the DIP Credit Agreement), as purchaser (the DIP Agent in such capacities and such newly formed entity collectively (unless the context expressly implies

[1]	Unless otherwise indicated, terms capitalized but not defined herein shall have the meanings given to them in the Motion [Dkt. No. 1252].
[2]

The Debtor’s Senior Secured Superpriority Debtor-in-Possession Credit Agreement dated as of August 29, 2012 (as amended from time to time, the “DIP Credit Agreement”), by and among the Debtor, the lenders party thereto (the “DIP Lenders”) and Credit Suisse AG, as administrative agent and collateral agent.

otherwise), the “Purchaser”)3 and (b) approving the assumption and assignment of certain executory contracts and unexpired leases (collectively, the “Contracts”); and the Court having entered the Order (A) Approving (i) Bidding Procedures; (ii) Bid Protections; (iii) Auction Procedures; and (iv) Assumption and Assignment Procedures; (B) Approving Notice Procedures for (i) the Solicitation of Bids; and (ii) an Auction; (C) Scheduling Hearings on Approval of a Sale or Sales of Substantially all of the Debtor’s Deepwater Property Assets; and (D) Granting Related Relief on February 14, 2013 [Dkt. No. 1419] (the “Bidding Procedures Order”); and the Debtor having determined, after an extensive marketing process, that the Purchaser has submitted the highest and best bid for the Purchased Assets; and upon adequate and sufficient notice of the Motion, the Auction (as defined below), the hearing on the Motion held before the Court on [June 20, 2013] (the “Sale Hearing”), and any other related transactions having been given in the manner directed by the Court pursuant to the Bidding Procedures Order; and the Court having reviewed and considered (x) the Motion and all relief related thereto, (y) all pleadings filed in response to the relief requested in the Motion, and (z) the statements of counsel and evidence presented at the Sale Hearing in support of the relief requested in the Motion; and it appearing that the Court has jurisdiction to consider and determine this matter in accordance with 28 U.S.C. §§ 157 and 1334; and it further appearing that the legal and factual bases set forth in the Motion and at the Sale Hearing establish just cause for the relief granted herein; and it appearing that the relief requested in the Motion is in the best interests of the Debtor, its estate and creditors and other parties-in-interest; and upon the record of the Sale Hearing and all other pleadings and proceedings in this Chapter 11 case, including the Motion; and after due deliberation thereon and good and sufficient cause appearing therefor;

[3]	For the avoidance of doubt, all references in this Sale Order to the Purchaser in the context of the Purchaser’s acquiring the Purchased Assets refer to the Purchaser excluding the DIP Agent. As set forth herein, the DIP Agent shall not be deemed to have assumed title or control with respect to or over any of the Purchased Assets or any liability or obligation in respect of any of the Assumed Obligations.

IT IS HEREBY FOUND AND DETERMINED:

Jurisdiction, Final Order and Statutory Predicates

A. The Court has jurisdiction to consider the Motion and the relief requested therein under 28 U.S.C. §§ 157 and 1334. The Motion is a core proceeding under 28 U.S.C. § 157(b)(2)(A), (N) and (O). Venue is proper in the Court under 28 U.S.C. §§ 1408 and 1409.

B. The statutory predicates for the relief sought in the Motion are Sections 105(a), 363(b), (f), and (m) and 365(a), (b) and (f) of the Bankruptcy Code and Bankruptcy Rules 2002, 6004, 6006 and 9014.

C. This Sale Order constitutes a final order within the meaning of 28 U.S.C. § 158(a). Notwithstanding Bankruptcy Rules 6004(h) and 6006(d), and to any extent necessary under Bankruptcy Rule 9014 and Rule 54(b) of the Federal Rules of Civil Procedure, as made applicable by Bankruptcy Rule 7054, the Court expressly finds that there is no just reason for delay in the implementation of this Sale Order, and expressly directs that this Sale Order be effective immediately upon entry.

Notice of Sale, Auction and the Cure Amounts

D. Actual written notice of the Motion, the auction conducted for the Sale of the Deepwater Assets4 on May 7, 2013 (the “Auction”), the Sale Hearing, the Sale of the Deepwater Assets, and a reasonable opportunity to object or be heard with respect to the Motion and the relief requested therein, has been afforded to all known interested entities, including, but not limited to the following parties: (i) all entities contacted by Jefferies or known by the Debtor to

[4]

For the avoidance of doubt, the Deepwater Assets, as defined in the Motion, include, without limitation, any of the Debtor’s assets that were not sold with respect to the sale of the Debtor’s shelf properties pursuant to that certain Motion dated January 8, 2013 [Dkt. No. 1169]. See Motion, ¶ 14, n.1.

have expressed an interest in a transaction with respect to the Deepwater Assets during the past nine (9) months, including all Qualified Bidders; (ii) all state and local taxing authorities or recording offices which have a reasonably known interest in the relief requested; (iii) all insurers; (iv) all non-debtor parties to relevant contracts or leases (executory or otherwise); (v) all parties who are known or reasonably believed, after reasonable inquiry, to have asserted any lien, encumbrance, claim, or other interest in the Deepwater Assets; and (vi) all parties set forth in the Debtor’s Master Service List maintained in accordance with this Court’s Order Establishing Notice Procedures [Dkt. No. 132] (collectively, the “Notice Parties”) and such information was posted by the Debtor on its KCC website. The Debtor caused notice of the Auction, the Sale Hearing, and the Sale to be published in (a) the Houston Chronicle, (b) the New Orleans Times-Picayune, (c) Platts and (d) Oil & Gas Journal, as provided by the Bidding Procedures Order.

E. In accordance with the provisions of the Bidding Procedures Order, the Debtor has served notice upon the Contract Counterparties: (i) that the Debtor seeks to assume and assign to the Purchaser the Contracts on the closing date of the Sale under the Purchase Agreement (the “Closing Date”); and (ii) of the relevant Cure Amounts (as defined below). The service of such notice was good, sufficient, and appropriate under the circumstances, and no further notice need be given in respect of establishing a Cure Amount for the Contracts. Each of the Contract Counterparties has had an opportunity to object to the Cure Amounts set forth in the notice and to the assumption and assignment to the Purchaser of the applicable Contract.

F. As evidenced by the affidavits of service and affidavits of publication previously filed with this Court, proper, timely, adequate, and sufficient notice of the Auction, the Motion, the Sale Hearing, the Sale, and the transactions contemplated thereby, including without limitation, the assumption and assignment of the Contracts to the Purchaser, was provided in accordance with the orders previously entered by this Court, Sections 105(a), 363, and 365 of the

Bankruptcy Code, and Bankruptcy Rules 2002, 6004, 6006, 9007, and 9008. The notices described herein were good, sufficient, and appropriate under the circumstances, and no other or further notice of the Auction, the Motion, the Sale Hearing, the Sale, the Closing Date or the assumption and assignment of the Contracts to the Purchaser is or shall be required.

G. The disclosures made by the Debtor concerning the Auction, the Purchase Agreement, the Motion, the Sale Hearing, the Sale, and the assumption and assignment of the Contracts to the Purchaser were good, complete, and adequate.

Good Faith of the Purchaser

H. The Purchase Agreement was negotiated, proposed, and entered into by the Debtor and the Purchaser without collusion, in good faith, and from arms’-length bargaining positions.

I. The Purchaser is not an “insider” or “affiliate” of the Debtor as those terms are defined in Sections 101(31) and 101(2) of the Bankruptcy Code. Neither the Debtor nor the Purchaser has engaged in any conduct that would cause or permit the Purchase Agreement to be avoided under Section 363(n) of the Bankruptcy Code. Specifically, the Purchaser has not acted in a collusive manner with any person and the Purchase Price paid by the Purchaser for the Purchased Assets was not controlled by any agreement among the bidders.

J. The Purchaser is purchasing the Purchased Assets and assuming and receiving assignment of the Contracts in good faith and is therefore a good faith purchaser within the meaning of Section 363(m) of the Bankruptcy Code and under other applicable bankruptcy and non-bankruptcy law. The Purchaser proceeded in good faith in connection with all aspects of the Sale, including, but not limited to: (i) complying in all respects with the Bidding Procedures Order; (ii) agreeing to subject its bid to the competitive bidding procedures set forth in the Bidding Procedures Order; (iii) neither inducing nor causing the Debtor’s Chapter

11 filing; and (iv) disclosing all payments to be made by the Purchaser in connection with the Sale. Accordingly, the Purchaser is entitled to all of the protections afforded under Section 363(m) of the Bankruptcy Code and under other applicable Bankruptcy and non-Bankruptcy Law.

Highest and Best Offer

K. The Debtor conducted an auction process in accordance with, and has otherwise complied in all respects with, the Bidding Procedures Order. The auction process set forth in the Bidding Procedures Order afforded a full, fair, and reasonable opportunity for any person or entity to make a higher or otherwise better offer to purchase the Purchased Assets. The Auction was duly noticed and conducted in a non-collusive, fair, and good faith manner and a reasonable opportunity has been given to any interested party to make a higher or otherwise better offer for the Purchased Assets.

L. The Purchase Agreement constitutes the highest and best offer for the Purchased Assets and will provide a greater recovery for the Debtor’s estate than would be provided by any other available alternative. The Debtor’s determination that the Purchase Agreement constitutes the highest and best offer for the Purchased Assets constitutes a valid and sound exercise of the Debtor’s business judgment.

M. The Purchaser is an acquisition vehicle to be formed by or on behalf of the DIP Lenders, which hold valid claims against the Debtor, the estate and property of the estate. The DIP Agent and DIP Lenders5 hold claims (i) in the aggregate principal amount of obligations outstanding under the DIP Credit Agreement, together with accrued interest and any other Claim with respect to the DIP Credit Agreement and (ii) in the aggregate principal amount of obligations outstanding under the Prepetition Hedging Obligations (as defined in the Purchase

[5]	DIP Lenders shall include, for purposes of this paragraph, MBL (as defined in the DIP Credit Agreement).

Agreement) that rank pari passu with the DIP Credit Agreement (together, the “DIP Claims”) and have the right under the Bankruptcy Code, and were authorized by this Court pursuant to the Bidding Procedures, to credit bid any or all of such DIP Claims, and were a Qualified Bidder with respect thereto, at the Auction. At the Auction, pursuant to the Purchase Agreement, the Purchaser agreed to pay the Purchase Price, as adjusted as of the Closing Date pursuant to Section 7.02 of the Purchase Agreement. The Purchase Price will include (i) cash in the amount of $55,000,000 to fund an escrow for the purpose of satisfying legitimate liens on the Purchased Assets that are ranked senior to the DIP Claims (the “Senior Liens”); (ii) an additional cash component of $1,826,000 (less any cash the Debtor has on hand on the Closing Date); and (iii) a credit bid of the remainder of the Purchase Price, which credit bid was a valid and proper offer pursuant to the Bidding Procedures Order and Bankruptcy Code sections 363(b) and 363(k) (the “Credit Bid”).

N. The portion of the DIP Claims in excess of the amounts expressly stated as part of the Credit Bid shall remain outstanding against the Debtor and any of its assets not purchased by the Purchaser, and the DIP Agent and DIP Lenders shall continue to be protected by and entitled to the benefit of the terms and provisions of the DIP Order, the DIP Credit Agreement and other orders entered by the Court. The cash paid by the Purchaser for the purpose of satisfying Senior Liens shall be held in escrow at JPMorgan Chase Bank, NA (the “Senior Lien Escrow”) and shall be distributed as promptly as practicable after the Closing Date as follows: (i) to the holder of a Senior Lien upon agreement by the Purchaser or upon a final and non-appealable judicial determination as to the amount of the claim secured by such Senior Lien and that such Senior Lien is ranked senior to the DIP Claims; (ii) to the Purchaser, on the date that is 180 days after the Closing Date (and any date thereafter) to the extent that the Senior Lien Escrow exceeds the aggregate amount of the then-asserted Senior Liens; and (iii) to the Purchaser to the extent that any amounts remain in the Senior Lien Escrow following the final adjudication or settlement and payment in full of all Senior Liens.

O. The Purchase Agreement represents a fair and reasonable offer to purchase the Purchased Assets under the circumstances of this Chapter 11 case. No other entity or group of entities has offered to purchase the Purchased Assets for greater overall value to the Debtor’s estate than the Purchaser.

P. Approval of the Motion and the Purchase Agreement and the consummation of the transactions contemplated thereby is in the best interests of the Debtor’s Chapter 11 estate (taken as a whole), its creditors, and other parties in interest.

No Fraudulent Transfer or Merger

Q. The consideration provided by the Purchaser pursuant to the Purchase Agreement (i) is fair and adequate, (ii) is the highest or otherwise best offer for the Purchased Assets, (iii) will provide a greater recovery for the Debtor’s estate than would be provided by any other available alternative, and (iv) constitutes reasonably equivalent value (as those terms are defined in each of the Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, and Section 548 of the Bankruptcy Code) and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, or the District of Columbia. No other person, entity, or group of entities has offered to purchase the Purchased Assets for greater overall value to the Debtor’s estate than the Purchaser. The Debtor’s determination that the Purchase Agreement constitutes the highest and best offer for the Purchased Assets constitutes a valid and sound exercise of the Debtor’s business judgment. Approval of the Motion and the Purchase Agreement, and the consummation of the transactions contemplated thereby, is in the best interests of the Debtor, its estate, creditors, and other parties in interest.

R. The Purchase Agreement was not entered into for the purpose of hindering,

delaying, or defrauding creditors under the Bankruptcy Code or under the laws of the United States, any state, territory, possession, or the District of Columbia. Neither the Debtor nor the Purchaser is fraudulently entering into the transaction contemplated by the Purchase Agreement.

S. The Purchaser is not a mere continuation of the Debtor or its estate, and there is no continuity of enterprise between the Purchaser and the Debtor. The Purchaser is not holding itself out to the public as a continuation of the Debtor and is not an “insider” or “affiliate” of the Debtor, as those terms are defined in the Bankruptcy Code, and no common identity of incorporators, directors or stockholders existed between the Purchaser and the Debtor. Pursuant to the Purchase Agreement, the Purchaser is not purchasing all of the Debtor’s assets in that the Purchaser is not purchasing any of the Excluded Assets. The conveyance of the Purchased Assets does not amount to a consolidation, merger or de facto merger of the Purchaser and the Debtor and/or Debtor’s estate, there is not substantial continuity between the Purchaser and the Debtor, there is no continuity of enterprise between the Debtor and the Purchaser, the Purchaser is not a mere continuation of the Debtor or the Debtor’s estate, and the Purchaser does not constitute a successor to the Debtor or the Debtor’s estate. On the Closing Date, the Purchaser shall be deemed to have assumed only the Assumed Obligations (as defined in the Purchase Agreement). Except for the Assumed Obligations, the Purchaser’s acquisition of the Purchased Assets shall be free and clear of any “successor liability” claims of any nature whatsoever, whether known or unknown and whether asserted or unasserted as of the Closing Date. The Purchaser’s operations shall not be deemed a continuation of the Debtor’s business as a result of the acquisition of the Purchased Assets. The Purchaser would not have acquired the Purchased Assets but for the foregoing protections against potential claims based upon “successor liability” theories.

Validity of Transfer

T. The Debtor has, to the extent necessary and applicable, (i) full corporate power and authority to execute and deliver the Purchase Agreement and all other documents contemplated thereby, (ii) all corporate authority necessary to consummate the transactions contemplated by the Purchase Agreement, and (iii) taken all corporate action necessary to authorize and approve the Purchase Agreement and the consummation of the transactions contemplated thereby. The Sale has been duly and validly authorized by all necessary corporate action. No consents or approvals, other than those expressly provided for in the Purchase Agreement, are required for the Debtor to consummate the Sale, execute the Purchase Agreement, or consummate the transactions contemplated thereby.

U. The Debtor has (except to the extent otherwise provided in the Purchase Agreement) title to the Purchased Assets. The transfer of the Purchased Assets to the Purchaser will be, as of the Closing Date, a legal, valid, and effective transfer of the Purchased Assets, which transfer vests or will vest the Purchaser with all right, title, and interest of the Debtor to the Purchased Assets free and clear of (i) all Liens (as defined in the Purchase Agreement) relating to, accruing, or arising any time prior to the Closing Date, including, without limitation, any such Liens (x) that purport to give to any party a right of setoff or recoupment against, or a right or option to effect any forfeiture, modification, profit sharing interest, right of first refusal, purchase, or repurchase right or option, or termination of, the Debtor or the Purchaser’s interests in the Purchased Assets, or any similar rights, or (y) in respect of taxes, restrictions, rights of first refusal, charges of interests of any kind or nature, if any, including, without limitation, any restriction of use, voting, transfer, receipt of income, or other exercise of any attributes of ownership) and (ii) all debts arising under, relating to, or in connection with any act of the Debtor or claims (as that term is defined in Section 101(5) of the Bankruptcy Code), liabilities, obligations, demands, guaranties, options, rights, contractual commitments, restrictions, interests, and matters of any kind and nature, whether arising prior to or subsequent to the commencement of this case, and whether imposed by agreement, understanding, law, equity or otherwise relating to, accruing or arising any time prior to the Closing Date (collectively in this clause (ii), the “Claims” and, together with the Liens, the “Claims and Interests”), with the exception of any Assumed Encumbrances and Assumed Obligations, each as defined in the Purchase Agreement (the “Assumed Encumbrances” and “Assumed Obligations”), and any Excess Senior Liens (as defined below).

Section 363(f) is Satisfied

V. The conditions of Section 363(f) of the Bankruptcy Code have been satisfied in full; therefore, the Debtor may sell the Purchased Assets free and clear of any Claims and Interests in the property other than those Senior Liens, if any, securing claims that are not satisfied out of the Senior Lien Escrow (the “Excess Senior Liens”).

W. The Purchaser would not have entered into the Purchase Agreement and would not consummate the transactions contemplated thereby if the Sale of the Purchased Assets to the Purchaser, and the assumption and assignment of the Contracts to the Purchaser, were not free and clear of all Claims and Interests of any kind or nature whatsoever (except the Assumed Encumbrances, Assumed Obligations and Excess Senior Liens), or if the Purchaser would, or in the future could, be liable for any of such Claims and Interests.

X. The Debtor may sell the Purchased Assets free and clear of all Claims and Interests against the Debtor, its estate, or any of the Purchased Assets (except the Assumed Encumbrances, Assumed Obligations and Excess Senior Liens) because, in each case, one or more of the standards set forth in Section 363(f)(1)–(5) of the Bankruptcy Code has been satisfied. Those holders of Claims and Interests against the Debtor, its estate, or any of the Purchased Assets, who did not object, or who withdrew their objections to the Sale or the Motion, are deemed to have consented thereto pursuant to Section 363(f)(2) of the Bankruptcy Code. Those holders of such Claims and Interests who did object fall within one or more of the other subsections of Section 363(f) and are adequately protected by (a) with respect to any Senior Liens, having their liens, if any, attach to the proceeds placed in the Senior Lien Escrow and having the Sale subject to any Excess Senior Liens; and (b) with respect to all other Claims and Interests, if any, in each instance against the Debtor, its estate, or any of the Purchased Assets, attach to the remaining cash proceeds of the Sale ultimately attributable to the Purchased Assets in which such creditor alleges an interest in the same order of priority, with the same validity, force, and effect that such creditor had prior to the Sale, subject to any claims and defenses the Debtor or its estate may possess with respect thereto.

ORRI and NPI Disgorgement

Y. On August 24, 2012, the Court entered that certain Order Regarding Debtor’s Emergency Motion for an Order Authorizing (1) Payment of Funds Attributable to Overriding Royalty Interests in the Ordinary Course of Business and (2) Payment of Funds Attributable to Net Profits Interests Subject to Further Order of the Court Requiring Disgorgement Thereof [Dkt. No. 191] (the “Conveyance Order”). Pursuant to the Conveyance Order, the Debtor was authorized to pay certain funds attributable to Overriding Royalty Interests and Net Profits Interests to the Overriding Royalty Interest and Net Profits Interests holders (the “Subject Interest Holders”), provided that such Subject Interest Holders entered into that certain Agreement to Disgorge Funds Upon Order Of The Bankruptcy Court, in the form of Annex A attached to the Conveyance Order (the “Disgorgement Agreement”).

Z. Pursuant to the Disgorgement Agreement, the Subject Interest Holders agreed to deliver in available funds to the Debtor and its estate any amounts that the Subject Interest Holders are required to disgorge within thirty (30) days of the date on which an order is entered by the Court directing the Subject Interest Holders to disgorge any such amounts (a “Disgorgement Order”). The Conveyance Order remains in full force and effect, provided, however, that the Purchaser, shall step into the shoes of the Seller with respect to any of the Seller’s rights in relation to the Disgorgement Agreement and the Conveyance Order that relate to assets being purchased, which rights Purchaser is acquiring as part of the Sale. The Purchaser is not acquiring the rights of any third parties with respect to the Disgorgement Agreement and the Conveyance Order, which shall not be altered by the Sale.

Assumption and Assignment of the Contracts

AA. The assumption and assignment of the Contracts pursuant to the terms of this Sale Order and the Bidding Procedures Order is integral to the Purchase Agreement and is in the best interests of the Debtor, its estate, creditors, and other parties in interest, and represents the Debtor’s reasonable exercise of sound and prudent business judgment.

BB. The respective amounts set forth on Exhibit 2 annexed hereto are the sole amounts necessary under Sections 365(b)(1)(A) and (B) and 365(f)(2)(A) of the Bankruptcy Code to cure all monetary defaults and pay all actual pecuniary losses under the Contracts (the “Cure Amounts”).

CC. The Purchaser has demonstrated adequate assurance of future performance with respect to the Contracts pursuant to Section 365(b)(1)(C) of the Bankruptcy Code.

Compelling Circumstances for an Immediate Sale

DD. The Debtor has demonstrated through the testimony and/or other evidence proffered at the Sale Hearing and the representations of counsel made on the record of the Sale Hearing good and sufficient reasons for approval of the Purchase Agreement and the Sale. The relief requested in the Motion is in the best interests of the Debtor, its estate, its creditors, and other parties-in-interest. The Debtor has demonstrated (i) good, sufficient, and sound business purposes and justifications for approving the Purchase Agreement and (ii) compelling circumstances for the Sale outside of (a) the ordinary course of business, pursuant to Section 363(b) of the Bankruptcy Code and (b) a Chapter 11 plan, in that, among other things, the immediate consummation of the Sale to the Purchaser is necessary and appropriate to maximize the value of the Debtor’s estate and the Sale will provide the means for the Debtor to maximize distributions to its creditors.

EE. To maximize the value of the Purchased Assets and preserve the viability of the businesses to which they relate, it is essential that the Sale occur within the time constraints set forth in the Purchase Agreement. Time is of the essence in consummating the Sale.

FF. Given all of the circumstances of this Chapter 11 case and the adequacy and fair value of the Purchase Price under the Purchase Agreement, the proposed Sale constitutes a reasonable and sound exercise of the Debtor’s business judgment and should be approved.

GG. The Sale does not constitute a sub rosa Chapter 11 plan for which approval has been sought without the protections that a disclosure statement would afford. The Sale neither impermissibly restructures the rights of the Debtor’s creditors nor impermissibly dictates a liquidating Chapter 11 plan for the Debtor.

HH. The consummation of the Sale and the assumption and assignment of the Contracts is legal, valid, and properly authorized under all applicable provisions of the Bankruptcy Code, including, without limitation, Sections 105(a), 363(b), 363(f), 363(m), 365(b), and 365(f) of the Bankruptcy Code, and all of the applicable requirements of such Sections have been complied with in respect of the Sale.

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

General Provisions

1. The findings and conclusions set forth herein constitute the Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this Chapter 11 case pursuant to Bankruptcy Rule 9014. To the extent that any of the findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the conclusions of law constitute findings of fact, they are adopted as such.

2. The relief requested in the Motion is granted and approved, and the transactions contemplated thereby and by the Purchase Agreement are approved as set forth in this Sale Order. All capitalized terms not otherwise defined in this Sale Order have the meanings ascribed to such terms in the Motion or the Purchase Agreement, as applicable.

3. This Court’s findings of fact and conclusions of law set forth in the Bidding Procedures Order are incorporated herein by reference.

4. The Credit Bid is hereby approved. The portion of the DIP Claims in excess of the amounts expressly stated as part of the Credit Bid shall remain outstanding against the Debtor and any of its assets not purchased by the Purchaser, and the DIP Agent and DIP Lenders shall continue to be protected by and entitled to the benefit of the terms and provisions of the DIP Order, the DIP Credit Agreement and other orders entered by the Court. In making the Credit Bid and in taking any and all actions in connection therewith, the DIP Agent shall be entitled to the benefit of all of the indemnification, reimbursement, exculpatory and other protections (i) as and to the extent set forth in the DIP Credit Agreement, (ii) pursuant to direction from the Required Lenders in accordance with the Direction Letter dated April 30, 2013 directing the DIP Agent to credit bid or to take any other action in connection with the transactions contemplated by the Purchase Agreement or (iii) pursuant to applicable law, this Sale Order or any other order of the Court.

5. The amount of cash placed in the Senior Lien Escrow by the Purchaser at the closing shall be equal to $55,000,000. The Senior Lien Escrow shall be distributed as promptly as practicable after the Closing Date as follows: (i) to the holder of a Senior Lien upon agreement by the Purchaser or upon a final and non-appealable judicial determination as to the amount of the claim secured by such Senior Lien and that such Senior Lien is ranked senior to the DIP Claims; (ii) to the Purchaser, on the date that is 180 days after the Closing Date (and any date thereafter) to the extent that the Senior Lien Escrow exceeds the aggregate amount of the then-asserted Senior Liens; and (iii) to the Purchaser to the extent that any amounts remain in the Senior Lien Escrow following the final adjudication or settlement and payment in full of all Senior Liens. The Purchaser, the Seller and any Senior Lien Claimant shall make a good faith effort to resolve all disputes with respect to the amount and/or priority of any asserted Senior Liens as promptly as possible. Any holder of an asserted Senior Lien shall assert such lien only against the amounts in the Senior Lien Escrow unless at such time the Senior Lien Escrow is exhausted. The portion of any Senior Lien not satisfied from the Senior Lien Escrow on the date that the Senior Lien Escrow is exhausted shall constitute Excess Senior Liens, and such Excess Senior Liens shall attach to those Purchased Assets to which Such Excess Senior Liens would have attached prior to the Sale. Seller agrees to provide Purchaser and any Senior Lien claimant with all reasonably necessary documentation for the purpose of adjudicating any Senior Lien. This Court shall have exclusive jurisdiction over any dispute as to the amount and priority of any Senior Lien and the Senior Lien Escrow; and any such dispute shall be resolved by adversary proceeding unless Purchaser and the holder of such Senior Lien agree otherwise.

6. All objections to the Motion or the relief requested therein that have not been withdrawn, waived, or settled by announcement to the Court during the Sale Hearing or by stipulation filed with the Court, including any and all reservations of rights included in such objections or otherwise, are hereby denied and overruled on the merits with prejudice. Those parties who did not object or withdrew their objections to the Motion are deemed to have consented pursuant to Section 363(f)(2) of the Bankruptcy Code.

Approval of the Purchase Agreement

7. The Purchase Agreement and all other documents ancillary thereto, and all of the terms and conditions thereof, are hereby approved.

8. Pursuant to Sections 363(b) and (f) of the Bankruptcy Code, the Debtor is authorized and empowered to take any and all actions necessary or appropriate to (i) consummate the Sale pursuant to and in accordance with the terms and conditions of the Purchase Agreement, (ii) close the Sale as contemplated in the Purchase Agreement and this Sale Order, and (iii) execute and deliver, perform under, consummate, implement, and fully close the Purchase Agreement, including the transfer of the Purchased Assets and the assumption and assignment of the Contracts to the Purchaser in accordance with the Purchase Agreement, together with all additional ancillary instruments and documents that may be reasonably necessary or desirable to implement the Purchase Agreement and the Sale.

9. This Sale Order shall be binding in all respects upon (a) the Debtor, (b) the Debtor’s estate, (c) all creditors of, and holders of equity interests in, the Debtor, (d) all holders of Liens, Claims, encumbrances or other interests (whether known or unknown) in, against, or on all or any portion of the Purchased Assets, (e) all Contract Counterparties, (f) the Purchaser and all successors and assigns of the Purchaser, (g) the Purchased Assets, and (h) any trustee subsequently appointed in the Debtor’s Chapter 11 case, or a Chapter 7 trustee appointed upon a conversion of this case to a case under Chapter 7 under the Bankruptcy Code. This Sale Order and the Purchase Agreement shall inure to the benefit of the Debtor, its estate and creditors, the Purchaser, and the respective successors and assigns of each of the foregoing.

Transfer of the Purchased Assets

10. Pursuant to Sections 105(a), 363(b), 363(f), 365(b), and 365(f) of the Bankruptcy Code, the Debtor is authorized to transfer the Purchased Assets to the Purchaser on the Closing Date and such transfer shall (a) constitute a legal, valid, binding, and effective transfer of the Purchased Assets, (b) vest the Purchaser with title to the Purchased Assets, and (c) upon the Debtor’s receipt of the Purchase Price (as may be adjusted as of the Closing Date pursuant to sections 7.02(c) and 12.01 of the Purchase Agreement), be free and clear of all Claims and Interests (other than Assumed Encumbrances, Assumed Obligations and Excess Senior Liens), with such Claims and Interests to attach to the proceeds of the Sale in the order of their priority, with the same validity, force, and effect which they now have as against the Purchased Assets (subject to any claims and defenses the Debtor or its estate may possess with respect thereto). On the Closing Date, the Purchaser shall take title to and possession of the Purchased Assets subject only to the Assumed Encumbrances, Assumed Obligations and Excess Senior Liens.

11. The Debtor is hereby authorized to take any and all actions necessary to consummate the transactions contemplated by the Purchase Agreement, including any actions that otherwise would require further approval by the Debtor’s board of directors or board of managers, as the case may be, without the need of obtaining such approvals.

12. The transactions authorized herein shall be of full force and effect, regardless of the Debtor’s lack of good standing in any jurisdiction in which it is formed or authorized to transact business. Upon consummation of the transactions set forth in the Purchase Agreement, the Purchaser shall be authorized to file termination statements or lien terminations in any required jurisdiction to remove any record, notice filing, or financing statement recorded to attach, perfect, or otherwise notice any lien or encumbrance, with respect to the Purchased Assets, that is extinguished or otherwise released pursuant to this Sale Order under Section 363 and the related provisions of the Bankruptcy Code.

13. Subject to the terms, conditions, and provisions of this Sale Order, all entities are hereby forever prohibited and enjoined from taking any action that would adversely affect or interfere with the ability of the Debtor to sell and transfer the Purchased Assets to the Purchaser in accordance with the terms of this Purchase Agreement and this Sale Order.

14. Subject to the terms, conditions, and provisions of this Sale Order, all entities that are in possession of some or all of the Purchased Assets on the Closing Date are directed to surrender possession of such Purchased Assets to the Purchaser or its assignee on the Closing Date.

15. The transfer of the Purchased Assets to the Purchaser pursuant to the Purchase Agreement does not require any consents other than as specifically provided for in the Purchase Agreement.

16. A certified copy of this Sale Order may be filed with the appropriate clerk and/or recorded with the recorder of any state, county, or local authority to act to cancel any of the Claims and Interests of record except the Assumed Encumbrances, Assumed Obligations and Excess Senior Liens.

17. If any person or entity which has filed statements or other documents evidencing Claims and Interests on, or in, all or any portion of the Purchased Assets (other than statements or documents with respect to Assumed Encumbrances, Assumed Obligations, or unresolved Senior Liens) shall not have delivered to the Debtor prior to the Closing Date, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of liens and easements, and any other documents necessary for the purpose of documenting the release of all liens or interests which the person or entity has or may assert with respect to all or any portion of the Purchased Assets, the Debtor is hereby authorized and directed, and the Purchaser is hereby authorized, on behalf of the Debtor and each of its creditors, to execute and file such statements, instruments, releases, and other documents on behalf of such person or entity with respect to the Purchased Assets.

18. On the Closing Date, this Sale Order shall be construed and shall constitute for any and all purposes a full and complete general assignment, conveyance, and transfer of the Debtor’s interests in the Purchased Assets. This Sale Order is and shall be effective as a determination that, on the Closing Date, all Claims and Interests and any other interest of any kind or nature whatsoever existing as to the Purchased Assets prior to the Closing Date, other than the Assumed Encumbrances, Assumed Obligations and Excess Senior Liens, shall have been unconditionally released, discharged, and terminated, and that the conveyances described herein have been effected; provided, however, that any Senior Liens shall attach to the proceeds placed in the Senior Lien Escrow and any other Claims and Interests shall attach to any remaining proceeds of the Sale in the order of their priority, with the same validity, force, and effect which they now have as against the Purchased Assets.

19. This Sale Order is and shall be binding upon and govern the acts of all persons and entities, including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any lease; and each of the foregoing persons and entities is hereby directed to accept for filing any and all of the documents and instruments necessary and appropriate to consummate the transactions contemplated by the Purchase Agreement.

20. To the greatest extent available under applicable law, the Purchaser shall be authorized, as of the Closing Date, subject to section 4.02(f) of the Purchase Agreement, to operate under any license, permit, registration, and governmental authorization or approval of the Debtor with respect to the Purchased Assets, and all such licenses, permits, registrations, and governmental authorizations and approvals are deemed to have been, and hereby are, deemed to be transferred to the Purchaser as of the Closing Date.

21. In accordance with Section 525 of the Bankruptcy Code, no governmental unit may revoke or suspend any permit or license relating to the operation of the Purchased Assets sold, transferred, or conveyed to the Purchaser on account of the filing or pendency of the Debtor’s Chapter 11 case or the consummation of the transactions contemplated by the Purchase Agreement.

22. As of the Closing, Purchaser shall be responsible in accordance with applicable Law for all liabilities relating to decommissioning and plugging and abandonment with respect to the Purchased Assets arising by virtue of Purchaser’s ownership of such assets, (b) the Purchased Assets do not include any assets of third parties, including any third party’s right, title or interest in any lessors’ royalties, overriding royalties, net profits interests, carried interests, production payments or reversionary interests and (c) as of the Closing, Purchaser shall have purchased the Purchased Assets subject to any Assumed Encumbrances (to the extent not otherwise discharged pursuant to this Sale Order) and Excess Senior Liens.

23. The DIP Agent has executed the Purchase Agreement at the direction of the Required Lenders (as defined in the DIP Credit Agreement) solely in order to facilitate the transaction contemplated by the Purchase Agreement. Notwithstanding anything herein or in the

Purchase Agreement or any other document or instrument to the contrary, the transfer by the DIP Agent to the Purchaser of the right to receive the Purchased Assets shall be “as is, where is, and with all faults” and without any representations, warranties or recourse whatsoever. In making the Credit Bid for the Purchased Assets, in transferring the right to receive the Purchased Assets to the Purchaser, and in taking all other actions in connection with the foregoing (whether pursuant to the Purchase Agreement, any other agreement, instrument or document executed in connection therewith or otherwise), the DIP Agent shall not be deemed to have assumed in any respect possession, title or control with respect to or over any of the Purchased Assets or any liability or obligation in respect of any of the Assumed Obligations.

ORRI and NPI Disgorgement

24. The Conveyance Order remains in full force and effect, provided, however, that Purchaser shall step into the shoes of Seller with respect to any of the Seller’s rights in relation to the Disgorgement Agreement and the Conveyance Order that relate to assets being purchased, which rights Purchaser is acquiring as part of the Sale. The Purchaser is not acquiring the rights of any third parties with respect to the Disgorgement Agreement and the Conveyance Order, which shall not be altered by the Sale.

Prohibition of Actions Against the Purchaser

25. Except for the Assumed Encumbrances, Assumed Obligations and Excess Senior Liens, or as otherwise expressly provided for in this Sale Order or the Purchase Agreement, the Purchaser shall not have any liability or other obligation of the Debtor arising under or related to any of the Purchased Assets. Without limiting the generality of the foregoing, and except as otherwise specifically provided herein or in the Purchase Agreement, the Purchaser shall not be liable for any Claims and Interests against the Debtor, or any of its predecessors or affiliates, and the Purchaser shall have no successor or vicarious liabilities of any kind or character, including, but not limited to, under any theory of antitrust, environmental, successor or transferee liability, labor law, de facto merger, mere continuation, continuity of enterprise, or substantial continuity, whether known or unknown as of the Closing Date, now existing or hereafter arising, whether fixed or contingent, whether asserted or unasserted, whether legal or equitable, whether liquidated or unliquidated, including, but not limited to, liabilities on account of warranties, intercompany loans and receivables between the Debtor and any non-debtor subsidiary or affiliate, liabilities relating to or arising from any Environmental Laws (as defined in the Purchase Agreement), and any taxes arising, accruing, or payable under, out of, in connection with, or in any way relating to the operation of any of the Purchased Assets prior to the Closing Date. The consummation of the Sale does not amount to a consolidation, merger or de facto merger of the Purchaser and the Debtor and/or the Debtor’s estate, there is not substantial continuity between the Purchaser and the Debtor, there is no continuity of enterprise between the Debtor and the Purchaser, the Purchaser is not a mere continuation of the Debtor or the Debtor’s estate, and the Purchaser does not constitute a successor to the Debtor or the Debtor’s estate. On the Closing Date, the Purchaser shall be deemed to have assumed only the Assumed Obligations. Except for the Assumed Obligations and Assumed Encumbrances, the Purchaser’s acquisition of the Purchased Assets shall be free and clear of any “successor liability” claims of any nature whatsoever, whether known or unknown and whether asserted or unasserted as of the Closing Date. The Purchaser’s operations shall not be deemed a continuation of the Debtor’s business as a result of the acquisition of the Purchased Assets. The Purchaser is not an agent or a joint venturer of the DIP Agent and the DIP Agent shall have no duties under the Purchase Agreement, except to reduce the amount of the allowed claims of the DIP Lenders and the holder of the Prepetition Hedging Obligations (as defined in the DIP Credit Agreement) on the Closing Date by the amount of the Credit Bid used as consideration under the Purchase Agreement, subject to the terms and conditions hereof and as contained in sections 7.02 and 12.01 of the Purchase Agreement.

26. Except with respect to Assumed Encumbrances and Assumed Obligations, or as otherwise permitted by the Purchase Agreement or this Sale Order, all persons and entities, including, but not limited to, all debt security holders, equity security holders, governmental, tax and regulatory authorities, lenders, trade creditors, litigation claimants, and other creditors, holding Claims and Interests or other interests of any kind or nature whatsoever against or in all or any portion of the Purchased Assets (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or non-contingent, liquidated or unliquidated, senior or subordinate), arising under or out of, in connection with, or in any way relating to the Debtor, the operation of the Debtor’s business prior to the Closing Date, or the transfer of the Purchased Assets to the Purchaser, hereby are forever barred, estopped, and permanently enjoined from asserting against the DIP Agent or the Purchaser, any of their respective affiliates, any of the foregoing’s successors, assigns, or properties, or the Purchased Assets, such persons’ or entities’ Claims and Interests or any other interests in and to the Purchased Assets, including, without limitation, the following actions: (a) commencing or continuing in any manner any action or other proceeding against the DIP Agent or the Purchaser, any of their respective affiliates or any of the foregoing’s successors, assigns, or properties, or the Purchased Assets; (b) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against the DIP Agent or the Purchaser, any of their respective affiliates or any of the foregoing’s successors, assigns, or properties, or the Purchased Assets; (c) creating, perfecting, or enforcing any Claims and Interests against the DIP Agent or the Purchaser, any of their respective affiliates or any of the foregoing’s successors, assigns, or properties, or the Purchased Assets; (d) asserting any setoff, right of subrogation or recoupment of any kind against any obligation due the DIP Agent or the Purchaser, any of their respective affiliates, or any of the foregoing’s successors, assigns, or properties or the Purchased Assets; (e) commencing or continuing any action, in any manner or place, that does not comply with or is inconsistent with the provisions of this Sale Order, other orders of the Court, or the Purchase Agreement or actions contemplated or taken in respect thereof; or (f) revoking, terminating, or failing or refusing to transfer or renew any license, permit, or authorization to operate any of the Purchased Assets or conduct any of the businesses operated with the Purchased Assets.

27. On the Closing Date, or as soon as possible thereafter, each creditor is authorized and directed, and the Purchaser is hereby authorized, on behalf of each of the Debtor’s creditors, to execute such documents and take all other actions as may be necessary to release any Claims and Interests and other interests in or on the Purchased Assets (except Assumed Encumbrances, Assumed Obligations and Excess Senior Liens), if any, as provided for herein, as such Claims and Interests may have been recorded or may otherwise exist.

28. All persons and entities are hereby forever prohibited and enjoined from taking any action that would adversely affect or interfere with the ability of the Debtor to sell and transfer the Purchased Assets to the Purchaser in accordance with the terms of the Purchase Agreement and this Sale Order.

29. The Purchaser has given substantial consideration under the Purchase Agreement for the benefit of the Debtor, its estate, and creditors. The consideration given by the Purchaser, including the Credit Bid, the portion of the consideration that consists of cash and the cash payment by the Purchaser to the Bureau of Ocean Energy Management (the “BOEM”) reflecting the agreed amount of financial assurance provided by the Purchaser to the BOEM in respect of the Debtor’s liabilities, shall constitute valid and valuable consideration for the releases of any potential Claims and Interests pursuant to this Sale Order, which releases shall be deemed to have been given in favor of the Purchaser by all holders of Claims and Interests against the Debtor or any of the Purchased Assets, other than holders of Claims and Interests relating to the Assumed Encumbrances, Assumed Obligations or Excess Senior Liens. The consideration provided by the Purchaser for the Purchased Assets under the Purchase Agreement is fair and reasonable and accordingly the Sale may not be avoided under Section 363(n) of the Bankruptcy Code.

30. Effective as of the Closing Date, the Purchaser, its successors and assigns, shall be designated and appointed the Debtor’s true and lawful attorney and attorneys, with full power of substitution, in the Debtor’s name and stead, on behalf of and for the benefit of the Purchaser, its successors and assigns, for any purpose as provided in the Purchase Agreement, including for the following purposes: (i) to demand and receive any and all of the Purchased Assets and to give receipts and releases for and in respect of the Purchased Assets, or any part thereof, (ii) from time to time to institute and prosecute in the Debtor’s name, for the benefit of the Purchaser, its successors and assigns, any and all proceedings at law, in equity or otherwise, which the Purchaser, its successors and assigns, may deem proper for the collection or reduction to possession of any of the Purchased Assets, and (iii) to do all acts and things with respect to the Purchased Assets which the Purchaser, its successors and assigns, shall deem desirable.

Assumption and Assignment of Contracts

31. Pursuant to Sections 105(a) and 365 of the Bankruptcy Code, and subject to and conditioned upon the closing of the Sale, the Debtor’s assumption and assignment to the Purchaser, and the Purchaser’s assumption on the terms set forth in the Purchase Agreement, of the Contracts is hereby approved, and the requirements of Section 365(b)(1) of the Bankruptcy Code with respect thereto are hereby deemed satisfied.

32. The Debtor is hereby authorized and directed in accordance with Sections 105(a), 363, and 365 of the Bankruptcy Code to (a) assume and assign to the Purchaser, effective upon the Closing Date, the Contracts free and clear of all Claims and Interests or other interests of any kind or nature whatsoever and (b) execute and deliver to the Purchaser such documents or other instruments as may be necessary to assign and transfer the Contracts to the Purchaser.

33. The Contracts shall be transferred to, and remain in full force and effect for the benefit of, the Purchaser in accordance with their respective terms, notwithstanding any provision in any such Contract (including those of the type described in Sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits, restricts, or conditions such assignment or transfer and, pursuant to Section 365(k) of the Bankruptcy Code, the Debtor shall be relieved from any further liability with respect to the Contracts after such assignment to and assumption by the Purchaser, except as provided in the Purchase Agreement.

34. All defaults or other obligations of the Debtor under the Contracts arising or accruing prior to the Closing Date (without giving effect to any acceleration clauses or any default provisions of the kind specified in Section 365(b)(2) of the Bankruptcy Code), whether monetary or non-monetary, shall be cured pursuant to the terms of the Purchase Agreement on the Closing Date or as soon thereafter as reasonably practicable.

35. To the extent a Contract Counterparty to a Contract failed to timely object to a Cure Amount, such Cure Amount shall be deemed to be finally determined and any such Contract Counterparty shall be prohibited from challenging, objecting to, or denying the validity and finality of the Cure Amount at any time, and such Cure Amount, when paid, shall completely revive any Contract to which it relates. No sections or provisions of any Contract that purport to provide for additional payments, penalties, charges, or other financial accommodations in favor of the Contract Counterparty to the Contracts shall have any force and effect with respect to the Sale and assignments authorized by this Sale Order, and such provisions constitute unenforceable anti-assignment provisions under Section 365(f) of the Bankruptcy Code and are otherwise unenforceable under Section 365(e) of the Bankruptcy Code. No assignment of any Contract pursuant to the terms of the Purchase Agreement shall in any respect constitute a default under any Contract. The Contract Counterparty to each Contract shall be deemed to have consented to such assignment under Section 365(c)(1)(B) of the Bankruptcy Code, and the Purchaser shall enjoy all of the Debtor’s rights and benefits under each such Contract as of the applicable date of assumption without the necessity of obtaining such Contract Counterparty’s written consent to the assumption or assignment thereof.

36. All Contract Counterparties shall cooperate and expeditiously execute and deliver, upon the reasonable requests of the Purchaser, and shall not charge the Debtor or the Purchaser for any instruments, applications, consents, or other documents which may be required or requested by any public or quasi-public authority or other party or entity to effectuate the applicable transfers of the Contracts in connection with the Sale.

37. With respect to objections to any Cure Amounts that remain unresolved as of the Sale Hearing, such objections shall be resolved in accordance with the procedures approved in the Bidding Procedures Order.

38. Nothing in this Sale Order, the Motion, or in any notice or any other document is or shall be deemed an admission by the Debtor that any contract or Contract is an executory contract or unexpired lease or must be assumed and assigned pursuant to the Purchase Agreement or in order to consummate the Sale.

39. The failure of the Debtor or the Purchaser to enforce at any time one or more terms or conditions of any Contract shall not be a waiver of such term(s) or condition(s) or of the Debtor’s and Purchaser’s rights to enforce every term and condition of such Contract.

40. All Contract Counterparties are forever barred and enjoined from raising or asserting against the DIP Agent or the Purchaser, any of their respective affiliates, any of the foregoing’s successors, assigns, or properties, or the Purchased Assets, any assignment fee, default, breach, Claim, pecuniary loss, or condition to assignment arising under or related to the Contracts existing as of the Closing Date or arising by reason of the closing of the Sale, except for any amounts that are Assumed Obligations.

Other Provisions

41. The DIP Agent acted within its authority under the DIP Credit Agreement in entering into the Purchase Agreement and consummating the transactions contemplated thereby, and its Credit Bid pursuant to the terms of the Direction Letter dated as of April 30, was authorized by the Required Lenders under the DIP Credit Agreement. All actions taken by the DIP Agent arising from or relating to entry into the Purchase Agreement and performance of its obligations thereunder were proper and lawful.

42. This Sale Order, the Purchase Agreement, and all documents ancillary thereto shall be binding in all respects upon all of the Debtor’s creditors and equity-holders, all Contract Counterparties, all successors and assigns of the Debtor, and any of their respective affiliates and subsidiaries, any trustees, examiners, “responsible persons,” or other fiduciaries appointed in the Debtor’s Chapter 11 case or upon a conversion of such case to a case under Chapter 7 of the Bankruptcy Code. The Purchase Agreement and any documents ancillary thereto shall not be subject to rejection or avoidance under any circumstances.

43. The Purchase Agreement and all documents ancillary thereto may be modified, amended, or supplemented by the parties thereto in a writing signed by the parties, in accordance with the terms thereof, without further order of the Court; provided that any such modification, amendment, or supplement does not have a material adverse effect on the Debtor’s estate.

44. The consideration provided by the Purchaser to the Debtor pursuant to the Purchase Agreement for the Purchased Assets constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code, Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, and under the laws of the United States, any state, territory, possession, or the District of Columbia.

45. The transactions contemplated by the Purchase Agreement, including without limitation, the purchase of the Purchased Assets and the assumption and assignment of the Contracts free and clear of Claims and Interests (other than Assumed Obligations, Assumed Encumbrances and Excess Senior Liens), are undertaken by the Purchaser without collusion and in good faith, as that term is defined in Section 363(m) of the Bankruptcy Code, and, accordingly, the reversal or modification on appeal of the authorization provided herein to consummate the Sale shall not affect the validity of the Sale free and clear of Claims and Interests (other than Assumed Obligations, Assumed Encumbrances and Excess Senior Liens), unless such authorization and such Sale are duly stayed pending such appeal. The Purchaser is a good faith purchaser within the meaning of Section 363(m) of the Bankruptcy Code and under other applicable Bankruptcy and non-Bankruptcy Law, as such, is entitled to the full protections under Section 363(m) of the Bankruptcy Code and under other applicable Bankruptcy and non-Bankruptcy Law.

46. Nothing contained in any plan of reorganization or liquidation, or order of any type or kind entered in (a) this Chapter 11 case, (b) any subsequent Chapter 7 case into which this Chapter 11 case may be converted, or (c) any related proceeding subsequent to entry of this Sale Order, shall conflict with or derogate from the provisions of the Purchase Agreement or the terms of this Sale Order.

47. No bulk sales law or any similar law of any state or other jurisdiction applies in any way to the Sale.

48. The failure to specifically include any particular provision of the Purchase Agreement in this Sale Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Purchase Agreement be authorized and approved in its entirety; provided, however, that this Sale Order shall govern if there is any inconsistency between the Purchase Agreement (including all documents ancillary thereto) and this Sale Order. Likewise, all of the provisions of this Sale Order are non-severable and mutually dependent.

49. The Court shall retain jurisdiction to, among other things, interpret, implement, and enforce the terms and provisions of this Sale Order and the Purchase Agreement, all amendments thereto, and any waivers and consents thereunder, and each ancillary document executed in connection therewith to which the Debtor is a party or which has been assigned by the Debtor to the Purchaser, and to adjudicate, if necessary, any and all disputes concerning or relating in any way to the Sale, including, but not limited to, retaining jurisdiction to (a) compel delivery of the Purchased Assets to the Purchaser, (b) interpret, implement, and enforce the provisions of this Sale Order, (c) protect the Purchaser against any Claims and Interests or any other interest in or against the Debtor or the Purchased Assets of any kind or nature whatsoever attaching to the proceeds of the Sale, (d) determine rights to the Senior Lien Escrow as contemplated by Paragraph 5 hereof (and to determine the relative priorities of the liens securing the DIP Claims and any purported Senior Liens in connection therewith and the amount of any claims secured by such Senior Liens ), and (e) enter any orders under Section 363 or 365 of the Bankruptcy Code with respect to the Contracts.

50. All time periods set forth in this Sale Order shall be calculated in accordance with Bankruptcy Rule 9006(a).

51. This Sale Order shall take effect immediately and shall not be stayed pursuant to Bankruptcy Rules 6004(g), 6004(h), 6006(d), 7062, 9014, or otherwise. The Debtor and the Purchaser are authorized to close the Sale immediately upon entry of this Sale Order, subject to the terms and conditions contained in the Purchase Agreement.

52. The Purchased Assets include all of the Seller’s claims, rights and causes of action against the holders of overriding royalties, net profits interests and similar interests (the “ORRI/NPI Holders”) with respect to any of the Purchased Assets, excluding any claims under Chapter 5 of the Bankruptcy Code, other than claims pursuant to Section 549 of the Bankruptcy Code (for the avoidance of doubt, any claim of the Debtor arising under Section 549 of the Bankruptcy Code shall constitute a Purchased Asset). For the avoidance of doubt, Purchaser is purchasing only the Seller’s rights and claims against the ORRI/NPI Holders and not the claims or rights of any third party, including the claims, if any, of any holder of a statutory lien or any other party that has sought to intervene in litigation between the ORRI/NPI Holders and the Seller.

53. The provisions of this Sale Order and any actions taken pursuant hereto shall survive entry of any order which may be entered: (a) confirming any plan of reorganization in this case; (b) converting this case to a case under chapter 7 of the Bankruptcy Code; (c) dismissing this case; or (d) pursuant to which this Court abstains from hearing this case.

54. To the extent that this Sale Order is inconsistent with the Purchase Agreement or any prior order or pleading with respect to the Motion in this Chapter 11 case, the terms of this Sale Order shall govern.

SIGNED this          day of June, 2013.

MARVIN ISGUR
UNITED STATES BANKRUPTCY JUDGE